Exhibit 4(oo)-3

Important Notice
THIS OFFERING IS AVAILABLE ONLY TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT) (REGULATION S)) LOCATED OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S.
IMPORTANT: You must read the following before continuing. The following applies to the prospectus following this page (the Prospectus) and you are therefore advised to read this carefully before reading, accessing or making any other use of the Prospectus. In accessing the Prospectus, you agree to be bound by the following terms and conditions, including any modifications to them any time you receive any information from us as a result of such access.
NOTHING IN THIS ELECTRONIC TRANSMISSION CONSTITUTES AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE SECURITIES OF WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC, WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC, WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC OR WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC (TOGETHER, THE ISSUERS) IN THE UNITED STATES OR ANY OTHER JURISDICTION WHERE IT IS UNLAWFUL TO DO SO.
THE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION AND ARE SUBJECT TO U.S. TAX LAW REQUIREMENTS. THE SECURITIES MAY NOT BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSONS (AS DEFINED IN REGULATION S) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.
THE PROSPECTUS MAY NOT BE FORWARDED OR DISTRIBUTED TO ANY OTHER PERSON AND MAY NOT BE REPRODUCED IN ANY MANNER WHATSOEVER AND, IN PARTICULAR, MAY NOT BE FORWARDED TO ANY U.S. PERSON OR TO ANY U.S. ADDRESS. ANY FORWARDING, DISTRIBUTION OR REPRODUCTION OF THE PROSPECTUS IN WHOLE OR IN PART IS UNAUTHORISED. FAILURE TO COMPLY WITH THIS DIRECTIVE MAY RESULT IN A VIOLATION OF THE SECURITIES ACT OR THE APPLICABLE LAWS OF OTHER JURISDICTIONS.
The Prospectus has been delivered to you on the basis that you are a person into whose possession the Prospectus may be lawfully delivered in accordance with the laws of the jurisdiction in which you are located. By accessing the Prospectus, you shall be deemed to have confirmed and represented to us that (a) you have understood and agree to the terms set out herein, (b) you consent to delivery of the Prospectus by electronic transmission, (c) you are not a U.S. person (within the meaning of Regulation S under the Securities Act) or acting for the account or benefit of a U.S. person and the electronic mail address that you have given to us and to which this e-mail has been delivered is not located in the United States, its territories and possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands) or the District of Columbia, (d) you have not duplicated, distributed, forwarded, transferred or otherwise transmitted the Prospectus or any other presentational or other materials concerning this offering (including electronic copies thereof) to any persons within the United States and agree that such materials shall not be duplicated, distributed, forwarded, transferred or otherwise transmitted by you, (e) you have made your own assessment concerning the relevant tax, legal and other economic considerations relevant to an investment in the securities of the Issuers and (f) if you are a person in the United Kingdom, then you are a person who (i) has professional experience in matters relating to investments or (ii) is a high net worth entity falling within Article 49(2)(a) to (d) of the Financial Services and Markets Act (Financial Promotion) Order 2005 or a certified high net worth individual within Article 48 of the Financial Services and Markets Act (Financial Promotion) Order 2005. The materials relating to this offering (including the Prospectus) do not constitute, and may not be used in connection with, an offer or solicitation in any place where offers or solicitations are not permitted by law.
Under no circumstances shall the Prospectus constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.
The Prospectus has been sent to you in an electronic form. You are reminded that documents transmitted via this medium may be altered or changed during the process of electronic transmission and consequently none of the Issuers, Banco Santander, S.A., Barclays Bank PLC, HSBC Bank plc, Lloyds Bank plc, Merrill Lynch International, Mizuho International plc, MUFG Securities EMEA plc, RBC Europe Limited or The Royal Bank of Scotland plc nor any person who controls any of them nor any director, officer, employee nor agent of any of them or affiliate of any such person accepts any liability or responsibility whatsoever in respect of any difference between the Prospectus distributed to you in electronic format and the hard copy version available to you on request from Barclays Bank PLC, Banco Santander, S.A., HSBC Bank plc, Lloyds Bank plc, Merrill Lynch International, Mizuho International plc, MUFG Securities EMEA plc, RBC Europe Limited or The Royal Bank of Scotland plc.

WESTERN POWER DISTRIBUTION (EAST MIDLANDS) PLC
(incorporated and registered with limited liability in England and Wales under registration number 02366923)
and
WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC
(incorporated and registered with limited liability in England and Wales under registration number 02366985)
and
WESTERN POWER DISTRIBUTION (SOUTH WEST) PLC
(incorporated and registered with limited liability in England and Wales under registration number 02366894)
and
WESTERN POWER DISTRIBUTION (WEST MIDLANDS) PLC
(incorporated and registered with limited liability in England and Wales under registration number 03600574)

£3,000,000,000
Euro Medium Term Note Programme
Under this £3,000,000,000 Euro Medium Term Note Programme (the Programme), Western Power Distribution (East Midlands) plc (WPDE), Western Power Distribution (South Wales) plc (WPD South Wales), Western Power Distribution (South West) plc (WPD South West) and Western Power Distribution (West Midlands) plc (WPDW and, together with WPDE, WPD South Wales and WPD South West, the Issuers, and each, an Issuer) may from time to time issue notes (the Notes) denominated in any currency agreed between the Issuer of such Notes (the Relevant Issuer) and the relevant Dealer (as defined below).
The maximum aggregate nominal amount of all Notes from time to time outstanding under the Programme will not exceed £3,000,000,000 (or its equivalent in other currencies calculated as described in the amended and restated dealer agreement dated 9 September 2016, as amended or supplemented from time to time, the Dealer Agreement), subject to increase as described in this Prospectus.
The Notes may be issued on a continuing basis to one or more of the Dealers specified under “Description of the Programme” and any additional Dealer appointed under the Programme from time to time by the Relevant Issuers (each a Dealer and together the Dealers), which appointment may be for a specific issue or on an ongoing basis. References in this Prospectus to the relevant Dealer shall, in the case of an issue of Notes being (or intended to be) subscribed by more than one Dealer, be to all Dealers agreeing to subscribe such Notes.
Application has been made to the Financial Conduct Authority (the FCA) in its capacity as competent authority (the UK Listing Authority) for Notes issued under the Programme during the period of 12 months from the date of this Prospectus to be admitted to the official list of the UK Listing Authority (the Official List) and to be admitted to trading on the London Stock Exchange's (the London Stock Exchange) regulated market.
References in this Prospectus to Notes being listed (and all related references) shall mean that such Notes have been admitted to trading on the London Stock Exchange's regulated market and have been admitted to the Official List. The London Stock Exchange's regulated market is a regulated market for the purposes of the Markets in Financial Instruments Directive (Directive 2004/39/EC).
Notice of the aggregate nominal amount of the Notes, interest (if any) payable in respect of the Notes, and the issue price of the Notes and certain other information which is applicable to each Tranche (as defined under “Terms and Conditions of the Notes”) of the Notes will (other than in the case of Exempt Notes, as defined below) be set out in a separate document containing the final terms for that Tranche (Final Terms) which, with respect to the Notes to be admitted to the Official List and admitted to trading by the London Stock Exchange on the regulated market, will be delivered to the UK Listing Authority and the London Stock Exchange on or before the date of issue of the Notes of such Tranche. Copies of Final Terms in relation to Notes to be listed on the London Stock Exchange will also be published on the website of the London Stock Exchange through a regulatory information service. In the case of Exempt Notes, notice of the aggregate nominal amount of Notes, interest (if any) payable in respect of the Notes, and the issue price of the Notes and certain other information which is applicable to each Tranche will be set out in a pricing supplement document (the Pricing Supplement). In this Prospectus, any reference to Final Terms shall, in the case of Exempt Notes, be construed as a reference to the relevant Pricing Supplement.
The Programme provides that the Notes may be listed or admitted to trading, as the case may be, on such other or further stock exchange(s) or regulated or unregulated markets as may be agreed between the Relevant Issuer, the Note Trustee (as defined below) and the relevant Dealer(s). The Relevant Issuer may also issue unlisted Notes and/or Notes not admitted to trading on any regulated or unregulated market (Exempt Notes). The UK Listing Authority has neither approved nor reviewed information contained in this Prospectus in connection with Exempt Notes.

Each Series (as defined in “Overview of the Programme”) of Notes in bearer form will be represented on issue by a temporary global note in bearer form (each a temporary Global Note) or a permanent global note in bearer form (each a permanent Global Note). Notes in registered form will be represented by registered certificates (each a Certificate), one Certificate being issued in respect of each Noteholder’s entire holding of Registered Notes of one Series (a Global Certificate). If the global notes (the Global Notes and each a Global Note) are stated in the applicable Final Terms to be issued in new global note (NGN) form they are intended to be eligible collateral for Eurosystem monetary policy and, the Global Notes will be delivered on or prior to the original issue date of the relevant Tranche to a common safekeeper (the Common Safekeeper) for Euroclear Bank SA/NV (Euroclear) and Clearstream Banking S.A. (Clearstream, Luxembourg). Registered Notes issued in global form will be represented by registered global certificates (Global Certificates). If a Global Certificate is held under the New Safekeeping Structure (the NSS) the Global Certificate will be delivered on or prior to the original issue date of the relevant Tranche to a Common Safekeeper for Euroclear and Clearstream, Luxembourg.
Global Notes which are not issued in NGN form (Classic Global Notes or CGNs) and Global Certificates which are not held under the NSS will be deposited on the issue date to of the relevant Tranche with a common depositary on behalf of Euroclear and Clearstream, Luxembourg (the Common Depositary).
The provisions governing the exchange of interests in Global Notes for other Global Notes and definitive Notes are described in “Form of the Notes”.

The Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the Securities Act) and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act) unless the Notes are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available. See “Form of the Notes” for a description of the manner in which Notes will be issued.
Each of the Issuers has been rated by Moody’s Investors Service Limited (Moody’s) and/or Standard & Poor's Credit Market Services Europe Limited (S&P). Each of Moody’s and S&P is established in the European Union and registered under Regulation (EC) No. 1060/2009 (as amended) (the CRA Regulation). As such each of Moody's and S&P is included in the list of credit agencies published by the European Securities and Markets Authority (ESMA) on its website (at http://www.esma.europa.eu/page/List-registered-and-certified-CRAs) in accordance with the CRA Regulation. Notes issued under the Programme may be rated or unrated by any one or more of the rating agencies referred to above. Where a Tranche of Notes is rated, such rating will be disclosed in the Final Terms and will not necessarily be the same as the rating assigned to the Issuer by the relevant rating agency. A rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agency. Please also refer to "Credit ratings may not reflect all risks" in the Risk Factors section of this Prospectus.
Prospective investors should consider carefully the risks set forth under Risk Factors on pages 14 to 22 prior to making investment decisions with respect to the Notes.

Co-Arrangers
Barclays	The Royal Bank of Scotland
Dealers
Barclays	BofA Merrill Lynch
HSBC	Lloyds Bank
Mizuho Securities	MUFG
RBC Capital Markets	Santander Global Corporate Banking
The Royal Bank of Scotland

The date of this Prospectus is 9 September 2016

IMPORTANT INFORMATION
This Prospectus comprises a base prospectus, in respect of all Notes other than Exempt Notes issued under the Programme, for the purposes of Article 5.4 of the Prospectus Directive. When used in this Prospectus, Prospectus Directive means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in a relevant Member State of the European Economic Area) and for the purpose of giving information with regard to the Relevant Issuer and the Notes which, according to the particular nature of the Relevant Issuer and the Notes, is necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profit and losses and prospects of the Relevant Issuer.
This Prospectus shall be read and construed in conjunction with any amendment or supplement hereto. Furthermore, in relation to any Series of Notes, this Prospectus should be read and construed together with the relevant Final Terms.
The Issuers have each undertaken to the Co-Arrangers and the Dealers in the Programme to comply with section 87G of the Financial Services and Markets Act 2000 (the FSMA). Following the publication of this Prospectus, a supplement may be prepared by the Issuers and approved by the UK Listing Authority which will comprise a supplementary prospectus in accordance with section 87G of the FSMA. Statements contained in any such supplement (or contained in any document incorporated by reference therein) shall, to the extent applicable (whether expressly, by implication or otherwise), be deemed to modify or supersede statements contained in this Prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.
In the case of any Notes which are to be admitted to trading on a regulated market within the European Economic Area or offered to the public in a Member State of the European Economic Area in circumstances which require the publication of a prospectus under the Prospectus Directive, the minimum specified denomination shall be €100,000 (or its equivalent in any other currency as at the date of issue of the Notes).
This Prospectus is not a prospectus for the purposes of Section 12(a)(2) or any other provision or order under the Securities Act.
Each Issuer accepts responsibility for the information contained in this Prospectus and the Final Terms for each Tranche of Notes issued under the Programme. To the best of the knowledge and belief of each of the Issuers (each having taken all reasonable care to ensure that such is the case) the information contained in this Prospectus, is in accordance with the facts and does not omit anything likely to affect the import of such information. Any information sourced from third parties contained in this Prospectus has been accurately reproduced (and is clearly sourced where it appears in the document) and, as far as the Issuers are aware and are able to ascertain from information published by that third party, no facts have been omitted which would render the reproduced information inaccurate or misleading.
Subject as provided in the applicable Final Terms, the only persons authorised to use this Prospectus in connection with an offer of Notes are the persons named in the applicable Final Terms as the relevant Dealer or the Managers, as the case may be.
Tranches of Notes may be rated or unrated. Where a Tranche of Notes is rated, the rating assigned to such Tranche will be specified in the applicable Final Terms. A rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agency.

The rating of certain Tranches of Notes to be issued under the Programme may be specified in the applicable Final Terms. Whether or not each credit rating applied for in relation to the relevant Tranches of Notes has been issued by a credit rating agency established in the European Union and registered under the CRA Regulation will be disclosed in the Final Terms. Please also refer to “Credit Ratings may not reflect all risks” in the Risk Factors section of this Prospectus.
Copies of each set of Final Terms will be available from the specified office set out below of each of the Paying Agents (as defined below) and (in the case of Notes to be admitted to the Official List) will be available from the registered office of the Relevant Issuer.
Neither the Co-Arrangers, the Dealers nor the Note Trustee have independently verified the information contained herein. Accordingly, no representation, warranty or undertaking, express or implied, is made and no responsibility or liability is accepted by the Co-Arrangers, the Dealers or the Note Trustee as to the accuracy or completeness of the information contained or incorporated in this Prospectus or any other information provided by the Issuers in connection with the Programme.
No person is or has been authorised by the Issuers, any of the Co-Arrangers, the Dealers or the Note Trustee to give any information or to make any representation not contained in or not consistent with this Prospectus or any other information supplied in connection with the Programme or the Notes and, if given or made, such information or representation must not be relied upon as having been authorised by the Issuers, the Co-Arrangers, any Dealer or the Note Trustee.
Neither this Prospectus nor any other information supplied in connection with the Programme or any Notes (i) is intended to provide the basis of any credit or other evaluation or (ii) should be considered as a recommendation by the Issuers, the Co-Arrangers, any of the Dealers or the Note Trustee that any recipient of this Prospectus or any other information supplied in connection with the Programme or any Notes should purchase any Notes. Each investor contemplating purchasing any Notes should make its own independent investigation of the financial condition and affairs, and its own appraisal of the creditworthiness, of the Issuers. Neither this Prospectus nor any other information supplied in connection with the Programme or the issue of any Notes constitutes an offer or invitation by or on behalf of the Issuers, the Co-Arrangers, any of the Dealers or the Note Trustee to any person to subscribe for or to purchase any Notes.
Neither the delivery of this Prospectus nor the offering, sale or delivery of any Notes shall in any circumstances imply that the information contained herein concerning the Issuers is correct at any time subsequent to the date hereof or that any other information supplied in connection with the Programme is correct as of any time subsequent to the date indicated in the document containing the same. The Co-Arrangers, the Dealers and the Note Trustee expressly do not undertake to review the financial condition or affairs of the Issuers during the life of the Programme or to advise any investor in the Notes of any information coming to their attention.

IMPORTANT INFORMATION RELATING TO THE USE OF THIS PROSPECTUS AND OFFERS OF NOTES GENERALLY
This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any Notes in any jurisdiction to any person to whom it is unlawful to make the offer or solicitation in such jurisdiction. The distribution of this Prospectus and the offer or sale of Notes may be restricted by law in certain jurisdictions. The Issuers, the Co-Arrangers, the Dealers and the Note Trustee do not represent that this Prospectus may be lawfully distributed, or that any Notes may be lawfully offered, in compliance with any applicable registration or other requirements in any such jurisdiction, or pursuant to an exemption available thereunder, nor assume any responsibility for facilitating any such distribution or offering. In particular, no action has been taken by the Issuers, the Co-Arrangers, the Dealers or the Note Trustee which would permit a public offering of any Notes or distribution of this Prospectus in any jurisdiction where action for that purpose is required. Accordingly, no Notes may be offered or sold, directly or indirectly, and neither this Prospectus nor any advertisement or other offering material may be distributed or published in any jurisdiction, except in circumstances that will result in compliance with any applicable laws and regulations. Persons into whose possession this Prospectus or any Notes may come must inform themselves about, and observe, any such restrictions on the distribution of this Prospectus and the offering and sale of Notes. In particular, there are restrictions on the distribution of this Prospectus and the offer or sale of Notes in the United States and the United Kingdom: see “Subscription and Sale”. Neither the Issuers, the Co-Arrangers nor any Dealer have authorised, nor do they authorise, the making of any offer of Notes in circumstances in which an obligation arises for the Issuers or any Dealer to publish or supplement a prospectus for such offer.
The investment activities of certain investors are subject to legal investment laws and regulations, or review or regulation by certain authorities. Each potential investor should consult its legal advisers to determine whether and to what extent (1) the Notes are legal investments for it, (2) the Notes can be used as collateral for various types of borrowing and (3) other restrictions apply to its purchase or pledge of the Notes. Financial institutions should consult their legal advisers or the appropriate regulators to determine the appropriate treatment of the Notes under any applicable risk-based capital or similar rules.
All references in this document to Sterling and £ refer to the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland, references to euro and € refer to the currency introduced at the start of the third stage of the Economic and Monetary Union pursuant to the Treaty on the Functioning of the European Union, and references to U.S. Dollars and $ refer to the lawful currency for the time being of the United States of America.
In making an investment decision, investors must rely on their own examination of the Issuers and the terms of the Notes being offered, including the merits and risks involved. The Notes have not been approved or disapproved by the United States Securities and Exchange Commission or any other securities commission or other regulatory authority in the United States, nor have the foregoing authorities approved this Prospectus or confirmed the accuracy or determined the adequacy of the information contained in this Prospectus. Any representation to the contrary is unlawful.
NOTES ISSUED BY AN ISSUER ARE OBLIGATIONS SOLELY OF THAT ISSUER AND ARE ISSUED WITHOUT ANY RECOURSE WHATEVER TO THE OTHER ISSUERS HEREUNDER.

STABILISATION
In connection with the issue of any Tranche of Notes, the Dealer or Dealers (if any) named as the stabilisation manager(s) (the Stabilisation Manager(s)) (or persons acting on behalf of any Stabilisation Manager(s)) in the applicable Final Terms may over-allot Notes or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilisation Manager(s) (or persons acting on behalf of such Stabilisation Manager(s)) will undertake stabilisation action. Any stabilisation action may begin on or after the date on which adequate public disclosure of the terms of the offer of the relevant Tranche of Notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the relevant Tranche of Notes and 60 days after the date of the allotment of the relevant Tranche of Notes. Any stabilisation action or over allotment must be conducted by the relevant Stabilisation Manager(s) (or persons acting on behalf of any Stabilisation Manager(s)) in accordance with all applicable laws and rules.

OVERVIEW OF THE PROGRAMME
The following description does not purport to be complete and is taken from, and is qualified in its entirety by (i) the remainder of this Prospectus and (ii) in relation to the terms and conditions of any particular Tranche of Notes, the applicable Final Terms.
Words and expressions defined in “Form of the Notes” and “Terms and Conditions of the Notes” below shall have the same meanings in this Overview.

Issuers	Western Power Distribution (East Midlands) plc

Western Power Distribution (South Wales) plc
Western Power Distribution (South West) plc
Western Power Distribution (West Midlands) plc
Description	Euro Medium Term Note Programme
Co-Arrangers	Barclays Bank PLC
The Royal Bank of Scotland plc
Dealers	Banco Santander, S.A.
Barclays Bank PLC
HSBC Bank plc
Lloyds Bank plc
Merrill Lynch International
Mizuho International plc
MUFG Securities EMEA plc
RBC Europe Limited
The Royal Bank of Scotland plc
and any other Dealers appointed in accordance with the Dealer Agreement.
Certain Restrictions
Each issue of Notes denominated in a currency in respect of which particular laws, guidelines, regulations, restrictions or reporting requirements apply will only be issued in circumstances which comply with such laws, guidelines, regulations, restrictions or reporting requirements from time to time (see “Subscription and Sale”).

Note Trustee	HSBC Corporate Trustee Company (UK) Limited
Issuing and Paying Agent, Registrar, Transfer Agent and Calculation Agent	HSBC Bank plc
Method of Issue:
The Notes will be issued on a syndicated or non-syndicated basis. The Notes will be issued in series (each a Series) having one or more issue dates and on terms otherwise identical (or identical other than in respect of the first payment of interest), the Notes of each Series being intended to be interchangeable with all other Notes of that Series. Each Series may be issued in tranches (each a Tranche) on the same or different issue dates. The specific terms of each Tranche (which will be completed, where necessary, with the relevant terms and conditions and, save in respect of the issue date, issue price, first payment of interest and nominal amount of the Tranche, will be identical to the terms of other Tranches of the same Series) will be completed in the Final Terms.

Programme Size
Up to £3,000,000,000 (or its equivalent in other currencies, calculated as described in the Dealer Agreement) outstanding at any time. The Issuers may increase the amount of the Programme in accordance with the terms of the Dealer Agreement.

Distribution	Notes may be distributed by way of private or public placement and, in each case, on a syndicated or non-syndicated basis.
Currencies	Subject to any applicable legal or regulatory restrictions, any currency agreed between the Relevant Issuer and the relevant Dealer.
Maturities
Such maturities as may be agreed between the Relevant Issuer and the relevant Dealer, subject to such minimum or maximum maturities as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the Relevant Issuer or the relevant Specified Currency.

Issue Price	Notes will be issued on a fully-paid basis and may be issued and at an issue price which is at par or at a discount to, or premium over, par.
Form of Notes
The Notes will be issued in bearer or registered form as described in “Form of the Notes”. Each Tranche of Bearer Notes will be represented on issue by a temporary Global Note if (i) definitive Notes are to be made available to Noteholders following the expiry of 40 days after their issue date or (ii) such Notes have an initial maturity of more than one year, otherwise such Tranche will be represented by a permanent Global Note. Registered Notes will be represented by Certificates, one Certificate being issued in respect of each Noteholder’s entire holding of Registered Notes of one Series. Certificates representing Registered Notes that are registered in the name of a nominee for one or more clearing systems are referred to as “Global Certificates”. A beneficial interest in a Global Certificate may be transferable for a Certificate in definitive form only in accordance with the rules and operating procedures of the relevant clearing system for the time being and in accordance with the detailed regulations in the Agency Agreement.

Fixed Rate Notes
Fixed interest will be payable on such date or dates as may be agreed between the Relevant Issuer and the relevant Dealer and on redemption and will be calculated on the basis of such Day Count Fraction as may be agreed between the Relevant Issuer and the relevant Dealer.

Floating Rate Notes	Floating Rate Notes will bear interest at a rate determined:

(i)    on the same basis as the floating rate under a notional interest rate swap transaction in the relevant Specified Currency governed by an agreement incorporating the 2006 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc., and as amended and updated as at the Issue Date of the first Tranche of the Notes of the relevant Series); or

(ii) on the basis of a reference rate appearing on the agreed screen page of a commercial quotation service at the relevant time.
The margin (if any) relating to such floating rate will be agreed between the Relevant Issuer and the relevant Dealer for each Series of Floating Rate Notes.
Index Linked Interest Notes and Index Linked Redemption Notes
Payments of principal in respect of Index Linked Redemption Notes or of interest in respect of Index Linked Interest Notes will be calculated by reference to the UK Retail Price Index. Index Linked Redemption Notes and Index Linked Interest Notes may also specify a Minimum Indexation Factor or a Maximum Indexation Factor.

Other provisions in relation to Floating Rate Notes and Index Linked Interest Notes
Floating Rate Notes and Index Linked Interest Notes may also have a maximum interest rate, a minimum interest, a step-up in the interest rate after a certain date (or any combination of the foregoing).

Zero Coupon Notes	Zero Coupon Notes will be offered and sold at a discount to their nominal amount and will not bear interest.
Interest Periods and Interest Payment Dates:	The Notes (other than the Zero Coupon Notes) will have such interest periods and interest payment dates as the Issuer and the relevant Dealer may agree in relation to a particular Tranche of Notes.
Redemption by the Relevant Issuer
The applicable Final Terms will indicate either that the relevant Notes cannot be redeemed prior to their stated maturity (other than for taxation reasons or following an Event of Default) or that such Notes will be redeemable at the option of the Relevant Issuer and/or the Noteholders upon giving notice to the Noteholders or the Relevant Issuer, as the case may be, on a date or dates specified prior to such stated maturity and at a price or prices and on such other terms as may be agreed between the Relevant Issuer and the relevant Dealer.

Redemption at Option of the Noteholders on a Restructuring Event
The Notes issued may also be redeemed at the option of the Noteholders in certain circumstances following the occurrence of a Restructuring Event, as more particularly set out in Condition 6(g) (Redemption at the Option of the Noteholders on a Restructuring Event).

Redemption at the Option of Noteholders
If an Investor Put is specified in the Final Terms, the Relevant Issuer shall, at the option of the holder of any such Note, upon the holder of such Note giving not less than 15 nor more than 30 days’ notice to the Relevant Issuer (or such other notice period as may be specified in the Final Terms) redeem such Note on the Optional Redemption Date(s) at its Optional Redemption Amount together with interest accrued up to (and including) the date fixed for redemption, as more particularly set out in Condition 6(f) (Redemption at the Option of Noteholders).

Denomination of Notes
Notes will be issued in such denominations as may be agreed between the Relevant Issuer and the relevant Dealer and as specified in the applicable Final Terms save that the minimum denomination of each Note admitted to trading on a regulated market within the European Economic Area or offered to the public in a Member State of the European Economic Area in circumstances which require the publication of a prospectus under the Prospectus Directive will be €100,000 (or, if the Notes are denominated in a currency other than euro, the equivalent amount in such currency as at the date of issue of the Notes).

Taxation
All payments in respect of the Notes will be made without withholding or deduction for or on account of withholding taxes imposed by the United Kingdom, unless such deduction or withholding is required by law. In the event that any such withholding or deduction is required by law, the Relevant Issuer will, save in certain limited circumstances provided in Condition 10 (Taxation), be required to pay additional amounts that result in receipt by the Noteholders and Couponholders of such amounts as would have been received by them had no such withholding or deduction been required.

Negative Pledge and Restriction on Distribution of Dividends
The terms of the Notes will contain a negative pledge provision and a restriction on the distribution of dividends as further described in Condition 4 (Negative Pledge and Restriction on Distribution of Dividends).

Cross Acceleration
The terms of the Notes will contain a cross acceleration provision which applies in respect of each Relevant Issuer (and not in respect of the other Issuers’ obligations) as further described in Condition 12 (Events of Default).

Status of the Notes
The Notes will constitute direct, unconditional, unsubordinated and (subject to the provisions of Condition 3 (Status)) unsecured obligations of the Relevant Issuer and will rank pari passu among themselves and (save for certain obligations required to be preferred by law) equally with all other unsecured obligations (other than subordinated obligations, if any) of the Relevant Issuer, from time to time outstanding.

Ratings
Tranches of Notes may be rated or unrated. Where a Tranche of Notes is rated, the rating assigned to such Tranche will be specified in the applicable Final Terms. A rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agency. Where Ratings Downgrade Rate Adjustment is specified as being applicable in the Final Terms, the Rate of Interest applicable to the Notes may be subject to adjustment upon a downgrading of the rating of the Notes as more fully described in the “Terms and Conditions of the Notes”.

Whether or not each credit rating applied for in relation to the relevant Tranches of Notes has been issued by a credit rating agency established in the European Union and registered under the CRA Regulation will be disclosed in the Final Terms.

Listing and admission to trading
Application has been made to the UK Listing Authority for Notes issued under the Programme to be admitted to the Official List and to admit the Notes to trading on the Regulated Market. Notes may be listed or admitted to trading, as the case may be, on other or further stock exchanges or markets agreed between the Relevant Issuer and the relevant Dealer in relation to the Series.

Notes which are neither listed nor admitted to trading may also be issued. The UK Listing Authority has neither approved nor reviewed information contained in this Prospectus in connection with such Exempt Notes.

Governing Law	The Notes and any non-contractual obligations arising out of or in connection with the Notes will be governed by English law.
Selling Restrictions
There are restrictions on the distribution of this Prospectus and the offer or sale of Notes in the United States and the European Economic Area (including the United Kingdom), and such other restrictions as may be required in connection with the offering and sale of a particular Tranche of Notes, see “Subscription and Sale”.

RISK FACTORS
In purchasing Notes, investors assume the risk that any of the Issuers may become insolvent or otherwise be unable to make all payments due in respect of the Notes. There is a wide range of factors which individually or together could result in any of the Issuers becoming unable to make all payments due. It is not possible to identify all such factors or to determine which factors are most likely to occur, as the Issuers may not be aware of all relevant factors and certain factors which they currently deem not to be material may become material as a result of the occurrence of events outside the Issuers' control. The Issuers have identified in this Prospectus a number of factors which could materially adversely affect their businesses and ability to make payments due. In addition, factors which are material for the purpose of assessing the market risks associated with the Notes are described below.
Prospective investors should also read the detailed information set out elsewhere in this Prospectus and reach their own views prior to making any investment decision. Noteholders may lose the value of their entire investment in certain circumstances.
Words and expressions defined in “Terms and Conditions of the Notes” below or elsewhere in this Prospectus have the same meaning in this section.
Factors that may affect each Issuer’s ability to fulfil its obligations under the Notes under the Programme
Regulatory Risk
Under current regulation by the Great Britain Office of Gas and Electricity Markets (Ofgem), each Issuer’s allowed revenue is determined by the distribution price controls set out under the terms of its distribution licence, and has typically been set by Ofgem every five years. However from 1 April 2015, the start of the new distribution price control review (RIIO-ED1), the period has been extended to eight years. Each Issuer has agreed the price control with Ofgem that covers the eight-year period from 1 April 2015 to 31 March 2023. Therefore, unless Ofgem reopens the price control, which the Issuers consider unlikely, there is a high degree of certainty as to the level of revenue permitted by regulation until 31 March 2023.
However, there can be no assurance that future price controls will permit the generation of sufficient revenues to enable the Relevant Issuer to meet its respective payment obligations under the Notes. There can also be no assurance that net operating revenues generated by the Relevant Issuer will be sufficient to meet such payment obligations.
Macroeconomic and geopolitical risk
The "leave" vote in the United Kingdom's recent referendum on its membership of the European Union is likely to have a significant impact on general macro-economic conditions in the United Kingdom. As at the date of this Prospectus, each of the three major credit rating agencies has taken rating actions against the United Kingdom's sovereign credit ratings, with Standard & Poor's downgrading the United Kingdom by two notches from AAA to AA, Fitch imposing a one notch downgrade on the sovereign from AA+ to AA and Moody's changing the outlook in respect of the United Kingdom's existing Aa1 rating from stable to negative. In the immediate aftermath of the result, there were material devaluations in currency, with sterling depreciating to a 31-year low against the U.S. dollar. The performance of global financial markets has also been materially affected, with international equity markets being particularly impacted in the days following the referendum result. While the longer-term impact of the "Brexit" vote on global debt and equity markets, exchange rates and on the political and macro-economic climate generally is uncertain, it is likely that there will continue to be a period of volatility across international financial markets until the precise terms of the United Kingdom's exit from the European Union become clear. As such, no assurance can be given that such matters would not adversely affect the fiscal, monetary and regulatory landscape to which the Group is subject, the ability of the Issuers to satisfy their respective obligations under the Notes and/or the market value and/or the liquidity of the Notes in the secondary market.
Distribution licence
Failure by an Issuer to comply with the terms of its distribution licence may lead to Ofgem making an enforcement order or levying a fine on it. In respect of each Issuer, Ofgem has the power to levy fines of up to 10 per cent. of turnover of that Issuer for any breach of its distribution licence. While the distribution licence of an Issuer may be terminated immediately in exceptional circumstances, such as in the event of insolvency proceedings affecting such Issuer, it otherwise continues indefinitely until revoked following no less than 25 years’ written notice.
Retail price index movements and cost-base variations
The annual revenues of each Issuer are adjusted by the published retail price index (RPI) in the United Kingdom. There is therefore a risk that each Issuer's cost base may increase at a faster rate than the RPI due to inflation as measured by the RPI being less than the rate of inflation on components of the licensee's cost base, even though Ofgem's price control does allow for some cost increases in excess of RPI. If that were to happen, each Issuer's profitability would be reduced and, if the differential between RPI-linked inflation and experienced operating cost inflation was sufficiently large, it could adversely affect each Issuer's business, financial position and results of operations. The effects of deflation would also be similar. The annual revenue of each Issuer may reduce at a greater degree to any deflationary impact on the component costs of the business. Again if this were to happen each Issuer's profitability would be reduced and, if the differential between RPI-linked deflation and experienced operating cost deflation was sufficiently large, it could adversely affect each Issuer's business, financial position and results of operations
Change to measure of inflation
On 8 January 2015, the UK Statistics Authority published a review recommending that the Office for National Statistics adopt the so-called “CPIH” measure of inflation (which, among other things, would include housing costs in its measure of inflation) as its main measure of inflation.

As at 31 March 2016, Ofgem has taken the decision to retain RPI as the inflation index; however if Ofgem decides to use the CPIH measure of inflation in the future, after the expiry of the RIIO-ED1 period, this could have an impact on the Issuers’ revenue growth and, ultimately, on their respective businesses, financial positions and results of operations.
Supply Installation Regulations
Failure to comply with current supply installation regulations could lead to prosecution by the Department of Energy and Climate Change. While each Issuer has robust inspection and maintenance programmes in place to mitigate this risk, no assurance can be given that an Issuer will not be subject to such action in the future.
Health and Safety

Failure to comply with legislation, or a health and safety incident, could lead to prosecution by the Health and Safety Executive (the HSE). Each Issuer places the highest priority on health and safety, and invests in robust training and auditing of all its employees. However, assurance can be given that an Issuer will not be subject to HSE action in the future.
Ofgem Requirements
Each Issuer’s activities are regulated by Ofgem. Failure to operate the network properly could lead to compensation payments or penalties or loss of incentive revenues under incentive arrangements. Failure to invest capital expenditure in line with agreed programmes could also lead to deterioration of the network and clawback of investment deferred if specified outputs are not met. While each Issuer’s investment programme is targeted to maintain asset condition and meet the prescribed outputs over an eight-year period and reduce customer interruptions and customer minutes lost over the period, no guarantee can be given that these regulatory requirements will be met.
IT Systems
Each Issuer relies on a number of key IT systems for network operation. Failure to plan and execute suitable contingencies in the event of critical IT system breakdowns could result in poor customer service and/or an inability to operate the network effectively. Each Issuer has robust contingency plans in place to cover such eventualities and regularly tests these plans, but no assurance can be given as to their effectiveness going forward.
Environment
Failure to comply with legislation in the event of an environmental incident could lead to prosecution by the Environment Agency. While each Issuer has robust operating, inspection and maintenance procedures in place to mitigate this risk, ongoing compliance cannot be guaranteed.
Storm Related Supply Interruptions
Failure to manage storm related supply interruptions adequately could lead to negative customer perception, adverse publicity and a potential financial impact on the business. Each Issuer has developed robust operating procedures to manage storm related supply interruptions and has, through independent review, achieved benchmark performance in previous incidents. However, no assurance can be given that satisfactory performance can be delivered in the future.
Pensions

Employees and former employees of the Issuers have pension entitlements from the Central Networks and Western Power Distribution Groups of the Electricity Supply Pension Scheme (the WPD ESPS Schemes, further details of which are set out in "Description of the Issuers: Pensions – WPDE and WPDW and Pensions – WPD South West and WPD  South Wales") which are defined benefit pension schemes.  Low interest rates, recent declines in financial markets and changes in demographic factors have produced actuarial deficits that have led to increased pension deficits and which required cash contributions in recent years.  Any further adverse movements in interest rates, financial markets and demographic factors amongst others may lead to even higher pensions costs, cash contributions and scheme deficits in the future As part of the electricity regulatory framework in the UK, Ofgem currently allows nearly all the costs of new benefit accrual in relation to distribution-related activities for both the WPD ESPS Schemes (which are closed to new members) and the Issuers’ defined contribution scheme (the Western Power Pension Scheme or WPPS) to be charged to customers. From 1 April 2015 cash contributions payable in respect of new benefit accrual in the WPD ESPS Schemes and the WPPS along with any cash contributions payable in respect of any incremental deficit arising from benefit accrual after 1 April 2010 will be benchmarked as part of total employment costs and will only be funded to the extent that they are deemed to be efficient1. In addition, Ofgem carries out reasonableness reviews of the WPD ESPS Schemes’ valuation outcomes and their corresponding deficit repair payment schedules following successive triennial valuations. As a result, if Ofgem deem that certain pension deficit costs have not have been efficiently and/or reasonably incurred, they may further restrict the amount that can be recovered from customers in the future.
Combined Operating Activities of WPDE, WPDW, WPD South West and WPD South Wales
As required by Ofgem in its regulation of distribution network operators (DNOs and each a DNO), WPDE, WPDW, WPD South West and WPD South Wales are separate legal entities, which are subject to financial ring-fencing and which hold separate distribution licences. However, on a management and commercial level WPDE, WPDW, WPD South West and WPD South Wales are operated on a combined basis under the commercial brand “Western Power Distribution”. As a result, any event which has an adverse impact on Western Power Distribution may affect the management and delivery of operations for WPDE, WPDW, WPD South West and WPD South Wales.
_______________
1These are the figures available as at the date of this Prospectus.
Procurement Risk
In order to support its core business activities, it is necessary for each of the Issuers to purchase significant quantities of resources and enter into contracts for the supply of other products and services. Although the Issuers routinely enter into long-term contracts to protect their commercial position, significant price rises and/or failure to secure key materials could have a significant adverse effect on the operations and/or financial position of the Issuers. Whilst each Issuer receives protection from inflation through its price controls being linked to the retail price index, it will be exposed or benefit from any changes relative to inflation, either as a result of commodity prices or issues around supply and demand for plant and equipment or with its contractors. To the extent it purchases equipment from overseas, this exposure would also extend to exchange rate fluctuations.
Key management personnel and employees
Each Issuer's business depends upon the efforts and dedication of its senior management team. Competition for highly qualified personnel is intense, and the loss of the services of any of these key personnel without adequate replacement or the inability to attract new qualified personnel could have a material adverse effect on each Issuer's business, financial condition and results of operations.
Each Issuer's future business success depends in part on its ability to continue to recruit, train, motivate and retain employees and on its ability to continue to employ creative employees and consultants. The loss of service of any key personnel, or an inability to attract and retain qualified employees and consultants, could have a material adverse impact on each Issuer's business, financial condition and results of operations.
Each Issuer's workforce is covered by collective bargaining agreements, which impacts its labour costs. The current collective bargaining agreements are renewed on a rolling basis and each Issuer cannot ensure that the collective bargaining agreements will continue without required amendments or that it will reach new agreements with the unions on satisfactory terms if this event occurs. Furthermore, work stoppages, strikes or similar industrial actions could adversely impact each Issuer's business, financial position and results of operations.
Factors which are material for the purpose of assessing the market risks associated with the Notes
Notes may not be a suitable investment for all investors
Each potential investor in any Note must determine the suitability of that investment in light of its own circumstances. In particular, each potential investor should:

(i)
have sufficient knowledge and experience to make a meaningful evaluation of the Notes, the merits and risks of investing in the Notes and the information contained in this Prospectus or any applicable supplement;

(ii)
have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the relevant Notes and the impact such investment will have on its overall investment portfolio;

(iii)	have sufficient financial resources and liquidity to bear all of the risks of an investment in the Notes;

(iv)	understand thoroughly the terms of the Notes and be familiar with the behaviour of any relevant markets; and

(v)
be able to evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

Risks related to the structure of the Notes
Early redemption by a Relevant Issuer at its option
A Relevant Issuer may, in the limited circumstances set out in Condition 6 (Redemption, Purchase and Options) and subject to the provisions as to minimum redemption price there set out, redeem the Notes prior to their stated maturity date. This early redemption feature may limit the market value of the Notes. The market value of the Notes is unlikely to rise substantially above the price at which they can be redeemed. In addition, depending on prevailing market conditions at the time, an investor receiving the proceeds of an early redemption of the Notes may not be able to reinvest those proceeds in a comparable security at an effective interest rate as high as that of the Notes.
Index Linked Interest Notes and Index Linked Redemption Notes
A Relevant Issuer may issue Notes with principal and/or interest determined by reference to the UK Retail Price Index (RPI). RPI may go down as well as up. Information on the RPI can be found at www.statistics.gov.uk.
Where the amount of interest payable on a Tranche of Notes is subject to adjustment by reference to RPI, a decrease in RPI over the reference period will reduce the amount of interest payable in respect of such Notes. In a deflationary environment, the annual interest received may be lower than the rate of interest specified in the applicable Final Terms.

Where the amount payable upon redemption of any Tranche of Notes is subject to adjustment by reference to RPI, a decrease in RPI over the reference period may reduce the amount to be repaid upon redemption of such Notes to less than the nominal amount of such Notes, unless the applicable Final Terms specify a minimum redemption amount which is equal to or higher than the nominal amount of such Notes.
The historical experience of RPI should not be viewed as an indication of the future performance of RPI during the term of any Notes. Accordingly, each potential investor should consult its own financial and legal advisers about the risk entailed by an investment in any Notes linked to RPI and the suitability of such Notes in light of its particular circumstances.
There are particular risks associated with an investment in Index Linked Interest Notes and Index Linked Redemption Notes (Indexed Notes). In particular, an investor might receive less interest than expected or no interest in respect of such Notes and may lose some or all of the principal amount invested by it.
Fixed/Floating Rate Notes
Fixed/Floating Rate Notes may bear interest at a rate that the Relevant Issuer may elect to convert from a fixed rate to a floating rate, or from a floating rate to a fixed rate. The Relevant Issuer’s ability to convert the interest rate will affect the secondary market in, and the market value of, such Notes since the Relevant Issuer may be expected to convert the rate when it is likely to result in a lower overall cost of borrowing for the Relevant Issuer. If the Relevant Issuer converts from a fixed rate to a floating rate, the spread on the Fixed/Floating Rate Notes may be less favourable than then prevailing spreads on comparable Floating Rate Notes tied to the same reference rate. In addition, the new floating rate at any time may be lower than the rates on other Notes. If the Relevant Issuer converts from a floating rate to a fixed rate, the fixed rate may be lower than then prevailing market rates.
Fixed Rate Notes
Investment in Fixed Rate Notes involves the risk that subsequent changes in market interest rates may adversely affect the value of the Fixed Rate Notes.
Notes which are issued at a substantial discount or premium may experience price volatility in response to changes in market interest rates
The market values of securities issued at a substantial discount (such as Zero Coupon Notes) or premium to their nominal amount tend to fluctuate more in relation to general changes in interest rates than do prices for more conventional interest-bearing securities. Generally, the longer the remaining term of such securities, the greater the price volatility as compared to more conventional interest-bearing securities with comparable maturities.
The conditions of the Notes contain provisions which may permit their modification without the consent of all investors and confer significant discretions on the Trustee which may be exercised without the consent of the Noteholders and without regard to the individual interests of particular Noteholders.
The Terms and Conditions of the Notes contain provisions for calling meetings of Noteholders to consider matters affecting their interests generally. These provisions permit defined majorities to bind all Noteholders including Noteholders who did not attend and vote at the relevant meeting and Noteholders who voted in a manner contrary to the majority.

The Terms and Conditions of the Notes also provide that the Note Trustee may, without the consent of Noteholders and without regard to the interests of particular Noteholders, agree to (i) any modification, waiver or authorisation of any breach, or proposed breach, of any of the provisions of the Notes or the Trust Deed or (ii) determine without the consent of the Noteholders that any Event of Default (as defined in the Trust Deed) shall not be treated as such or (iii) the substitution of another company as principal debtor under the Notes in place of the Relevant Issuer, in the circumstances described in Condition 13 (Meetings of Noteholders, Modification, Waiver and Substitution) (provided that, in each case, it is not, in the opinion of the Note Trustee, materially prejudicial to the interests of the Noteholders).
The value of the Notes could be adversely affected by a change in English law or administrative practice
The Terms and Conditions of the Notes are based on English law in effect as at the date of this Prospectus. No assurance can be given as to the impact of any possible judicial decision or change to English law or administrative practice after the date of this Prospectus and any such change could materially adversely impact the value of any Notes affected by it.
Minimum Denominations
In relation to any issue of Notes which have denominations consisting of a minimum specified denomination plus one or more higher integral multiples of another smaller amount, it is possible that such Notes may be traded in amounts in excess of the minimum specified denomination that are not integral multiples of such minimum specified denomination. In such a case a holder who, as a result of trading such amounts, holds an amount which is less than the minimum specified denomination in his account with the relevant clearing system would not be able to sell such holding without first purchasing a principal amount of Notes at or in excess of the minimum specified denomination such that its holding amounts to a specified denomination. Further, a holder who, as a result of trading such amounts, holds an amount which is less than the minimum specified denomination in his account with the relevant clearing system at the relevant time may not receive a definitive Note in respect of such holding (should definitive Notes be printed) and would need to purchase a principal amount of Notes at or in excess of minimum specified denominations such that its holding amounts to a specified denomination.
If such Notes in definitive form are issued, holders should be aware that definitive Notes which have a denomination that is not an integral multiple of the minimum specified denomination may be illiquid and difficult to trade.
Eligibility of the Notes for Eurosystem Monetary Policy
Those Notes issued in NGN form or to be held under the NSS are intended to be held in a manner which will allow Eurosystem eligibility. This means that such Notes are upon issue deposited with one of the international central securities depositories as common safekeeper and does not necessarily mean that such Notes will be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem (Eurosystem Eligible Collateral) either upon issue, or at any or all times during their life. Such recognition will depend upon satisfaction of the Eurosystem eligibility criteria and other obligations (including the provision of further information) as specified by the ECB from time to time. The Issuers do not give any representation, warranty, confirmation or guarantee to any investor in the Notes that the Notes will, either upon issue, or at any or all times during their life, satisfy all or any requirements for Eurosystem eligibility and be recognised as Eurosystem Eligible Collateral. Any potential investor in the Notes should make their own conclusions and seek their own advice with respect to whether or not the Notes constitute Eurosystem Eligible Collateral.

Risks applicable to certain types of Exempt Notes
There are particular risks associated with an investment in certain types of Exempt Notes, such as Index Linked Notes. In particular, an investor might receive less interest than expected or no interest in respect of such Notes and may lose some or all of the principal amount invested by it.
The Relevant Issuer may issue Notes with principal or interest determined by reference to an index or formula, to changes in the prices of securities or commodities, to movements in currency exchange rates or other factors (each, a Relevant Factor). In addition, the Relevant Issuer may issue Notes with principal or interest payable in one or more currencies which may be different from the currency in which the Notes are denominated. Potential investors should be aware that:

a)	the market price of such Notes may be volatile;

b)	they may receive no interest;

c)	payment of principal or interest may occur at a different time or in a different currency than expected;

d)	they may lose all or a substantial portion of their principal;

e)	a Relevant Factor may be subject to significant fluctuations that may not correlate with changes in interest rates, currencies or other indices;

f)
if a Relevant Factor is applied to Notes in conjunction with a multiplier greater than one or contains some other leverage factor, the effect of changes in the Relevant Factor on principal or interest payable likely will be magnified; and

g)
the timing of changes in a Relevant Factor may affect the actual yield to investors, even if the average level is consistent with their expectations. In general, the earlier the change in the Relevant Factor, the greater the effect on yield.

The historical experience of an index or other Relevant Factor should not be viewed as an indication of the future performance of such Relevant Factor during the term of any Notes. Accordingly, each potential investor should consult its own financial and legal advisers about the risk entailed by an investment in any Notes linked to a Relevant Factor and the suitability of such Notes in light of its particular circumstances.
Notes which are issued with variable interest rates or which are structured to include a multiplier or other leverage factor are likely to have more volatile market values than more standard securities.
Notes with variable interest rates can be volatile investments. If they are structured to include multipliers or other leverage factors, or caps or floors, or any combination of those features or other similar related features, their market values may be even more volatile than those for securities that do not include those features.
Inverse Floating Rate Notes will have more volatile market values than conventional Floating Rate Notes.
Inverse Floating Rate Notes have an interest rate equal to a fixed rate minus a rate based upon a reference rate such as LIBOR. The market values of those Notes typically are more volatile than market values of other conventional floating rate debt securities based on the same reference rate (and with otherwise comparable terms). Inverse Floating Rate Notes are more volatile because an increase in the reference rate not only decreases the interest rate of the Notes, but may also reflect an increase in prevailing interest rates, which further adversely affects the market value of these Notes.
Risks related to the market generally
Set out below is a brief description of certain material market risks, including liquidity risk, exchange rate risk, interest rate risk and credit risk:
An active secondary market in respect of the Notes may never be established or may be illiquid and this would adversely affect the value at which an investor could sell his Notes
The Notes may have no established trading market when issued, and one may never develop. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Notes easily or at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Although application has been made for the Notes to be admitted to listing on the Official List and to trading on the regulated market, there is no assurance that such application will be accepted or that an active trading market will develop. Illiquidity may have a severely adverse effect on the market value of Notes.
If an investor holds Notes which are not denominated in the investor's home currency, he will be exposed to movements in exchange rates adversely affecting the value of his holding. In addition, the imposition of exchange controls in relation to any Notes could result in an investor not receiving payments on those Notes.
The Relevant Issuer will pay principal and interest on the Notes in the Specified Currency. This presents certain risks relating to currency conversions if an investor’s financial activities are denominated principally in a currency or currency unit (the Investor’s Currency) other than the Specified Currency. These include the risk that exchange rates may significantly change (including changes due to devaluation of the Specified Currency or revaluation of the Investor’s Currency) and the risk that authorities with jurisdiction over the Investor’s Currency may impose or modify exchange controls. An appreciation in the value of the Investor’s Currency relative to the Specified Currency would decrease (1) the Investor’s Currency-equivalent yield on the Notes, (2) the Investor’s Currency‑equivalent value of the principal payable on the Notes and (3) the Investor’s Currency‑equivalent market value of the Notes.
Government and monetary authorities may impose (as some have done in the past) exchange controls that could adversely affect an applicable exchange rate or the ability of the Relevant Issuer to make payments in respect of the Notes. As a result, investors may receive less interest or principal than expected, or no interest or principal.
Credit ratings assigned to the Notes may not reflect all the risks associated with an investment in those Notes
The ratings assigned to the Notes may not reflect the potential impact of all risks that may affect the value of the Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the rating agency at any time. Any adverse change in an applicable credit rating could affect the trading price for the Notes.
In general, European regulated investors are restricted under the CRA Regulation from using credit ratings for regulatory purposes, unless such ratings are issued by a credit rating agency established in the EU and registered under the CRA Regulation (and such registration has not been withdrawn or suspended, subject to transitional provisions that apply in certain circumstances). Such general restriction will also apply in the case of credit ratings issued by non-EU credit rating agencies, unless the relevant credit ratings are endorsed by an

EU‑registered credit rating agency or the relevant non-EU rating agency is certified in accordance with the CRA Regulation (and such endorsement action or certification, as the case may be, has not been withdrawn or suspended, subject to transitional provisions that apply in certain circumstances). The list of registered and certified rating agencies published by the European Securities and Markets Authority (ESMA) on its website in accordance with the CRA Regulation is not conclusive evidence of the status of the relevant rating agency included in such list, as there may be delays between certain supervisory measures being taken against a relevant rating agency and the publication of the updated ESMA list. Certain information with respect to the credit rating agencies and ratings is set out on the cover of this Prospectus.
As the Global Notes (or Global Certificates, as applicable) are held by or on behalf of Euroclear and Clearstream, Luxembourg, investors will have to rely on their procedures for transfer, payment and communication with the Relevant Issuer
The Notes will be represented by the Global Notes (or Global Certificates, as applicable) and, except in certain limited circumstances described in the permanent Global Note, investors will not be entitled to receive definitive Notes. The Global Notes (or Global Certificates, as applicable) will be delivered to a common safekeeper for Euroclear and Clearstream, Luxembourg. Euroclear and Clearstream, Luxembourg will maintain records of the beneficial interests in the Global Notes (or Global Certificates, as applicable). While the Notes are represented by the Global Notes (or Global Certificates, as applicable), investors will be able to trade their beneficial interests only through Euroclear and Clearstream, Luxembourg.
The Relevant Issuer will discharge its payment obligations under the Notes by making payments to the common safekeeper for Euroclear and Clearstream, Luxembourg for distribution to their account holders. A holder of a beneficial interest in a Global Note (or Global Certificate, as applicable) must rely on the procedures of Euroclear and Clearstream, Luxembourg to receive payments under the Notes. The Relevant Issuer has no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the Global Notes (or Global Certificates, as applicable).
Holders of beneficial interests in the Global Notes (or Global Certificates, as applicable) will not have a direct right to vote in respect of the Notes. Instead, such holders will be permitted to act only to the extent that they are enabled by Euroclear and Clearstream, Luxembourg to appoint appropriate proxies.

SUPPLEMENTARY PROSPECTUSES
Following the publication of this Prospectus, a supplementary prospectus may be prepared by the Issuers and approved by the UK Listing Authority, which will comprise a supplementary prospectus in accordance with section 87G of the FSMA. Statements contained in any such supplementary prospectus (or contained in any document incorporated by reference therein) shall, to the extent applicable (whether expressly, by implication or otherwise), be deemed to modify or supersede statements contained in this Prospectus. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this Prospectus.
The Issuers will, in the event of any significant new factor, material mistake or inaccuracy relating to information included in this Prospectus which is capable of affecting the assessment of any Notes, prepare a supplementary prospectus or publish a new Prospectus for use in connection with any subsequent issue of Notes.

DOCUMENTS INCORPORATED BY REFERENCE
The following documents which have previously been published or are published simultaneously with this Prospectus and have been filed with the FCA shall be incorporated in, and form part of, this Prospectus:

(a)
The independent auditors annual report and financial statements set out in the annual report and financial statements of WPDE for the year ended 31 March 2015 (the WPDE 2015 Annual Report). For the avoidance of doubt, the statement contained on the cover page of the WPDE 2015 Annual Report may be disregarded as irrelevant for the purposes of investors and the WPDE 2015 Annual Report may be read in isolation with regard to the financial position of WPDE;

(b)
The directors’ report, the independent auditors annual report and financial statements set out at pages 23 to 34 of the annual report and financial statements of WPDE for the year ended 31 March 2016 (the WPDE 2016 Annual Report). For the avoidance of doubt, the statement contained on the cover page of the WPDE 2016 Annual Report may be disregarded as irrelevant for the purposes of investors and the WPDE 2016 Annual Report may be read in isolation with regard to the financial position of WPDE;

(c)
The independent auditors annual report and financial statements set out in the annual report and financial statements of WPDW for the year ended 31 March 2015 (the WPDW 2015 Annual Report). For the avoidance of doubt, the statement contained on the cover page of the WPDW 2015 Annual Report may be disregarded as irrelevant for the purposes of investors and the WPDW 2015 Annual Report may be read in isolation with regard to the financial position of WPDW;

(d)
The directors’ report, the independent auditors annual report and financial statements set out at pages 24 to 35 of the annual report and financial statements of WPDW for the year ended 31 March 2016 (the WPDW 2016 Annual Report). For the avoidance of doubt, the statement contained on the cover page of the WPDW 2016 Annual Report may be disregarded as irrelevant for the purposes of investors and the WPDW 2016 Annual Report may be read in isolation with regard to the financial position of WPDW;

(e)
The independent auditors annual report and financial statements set out in the annual report and financial statements of WPD South West for the year ended 31 March 2015 (the WPD South West 2015 Annual Report). For the avoidance of doubt, the statement contained on the cover page of the WPD South West 2015 Annual Report may be disregarded as irrelevant for the purposes of investors and the WPD South West 2015 Annual Report may be read in isolation with regard to the financial position of WPD South West;

(f)
The directors’ report, the independent auditors annual report and financial statements set out at pages 23 to 34 of the annual report and financial statements of WPD South West for the year ended 31 March 2016 (the WPD South West 2016 Annual Report). For the avoidance of doubt, the statement contained on the cover page of the WPD South West 2016 Annual Report may be disregarded as irrelevant for the purposes of investors and the WPD South West 2016 Annual Report may be read in isolation with regard to the financial position of WPD South West;

(g)
The independent auditors annual report and financial statements set out in the annual report and financial statements of WPD South Wales for the year ended 31 March 2015 (the WPD South Wales 2015 Annual Report). For the avoidance of doubt, the statement contained on the cover page of the WPD South Wales 2015 Annual Report may be disregarded as irrelevant for the purposes of investors and the WPD South Wales 2015 Annual Report may be read in isolation with regard to the financial position of WPD South Wales;

(h)
The directors’ report, the independent auditors annual report and financial statements set out at pages 23 to 34 of the annual report and financial statements of WPD South Wales for the year ended 31 March 2016 (the WPD South Wales 2016 Annual Report). For the avoidance of doubt, the statement contained on the cover page of the WPD South Wales 2016 Annual Report may be disregarded as irrelevant for the purposes of investors and the WPD South Wales 2016 Annual Report may be read in isolation with regard to the financial position of WPD South Wales;

(i)	The Terms and Conditions set out on pages 39 to 73 of the prospectus dated 27 April 2011 and issued by WPDE and WPDW;

(j)	The Terms and Conditions set out on pages 52 to 86 of the prospectus dated 10 September 2013 and issued by WPDE, WPDW, WPD Southwest and WPD South Wales; and

(k)	The Terms and Conditions set out on pages 49 to 83 of the prospectus dated 14 April 2015 and issued by WPDE, WPDW, WPD Southwest and WPD South Wales.
If the documents which are incorporated by reference themselves incorporate any information or other documents therein, either expressly or implicitly, such information or other documents will not form part of this Prospectus for the purposes of the Prospectus Directive except where such information or other documents are specifically incorporated by reference.
Copies of the documents incorporated by reference in this Prospectus may be viewed electronically and free of charge at www.westernpower.co.uk and will be available for viewing on the website of the Regulatory News Service operated by the London Stock Exchange at http://www.londonstockexchange.com/exchange/news/market-news/market-news-home.html.
Any non-incorporated parts of a document referred to herein are either deemed not relevant for an investor or are otherwise covered elsewhere in this Prospectus.

PRESENTATION OF FINANCIAL INFORMATION
The financial information relating to the Issuers, as incorporated by reference into this Prospectus in respect of the financial year ended 31 March 2015 and the financial year ended 31 March 2016, has been prepared in accordance with accounting principles generally accepted in the United Kingdom and the International Financial Reporting Standards (IFRS) adopted by the EU.

FORM OF THE NOTES

1	Issue of Notes
If the Global Notes or the Global Certificates are stated in the applicable Final Terms to be issued in NGN form or to be held under the NSS respectively (as the case may be), the Global Notes or the Global Certificates will be delivered on or prior to the original issue date of the Tranche to a Common Safekeeper. Depositing the Global Notes or the Global Certificates with the Common Safekeeper does not necessarily mean that the Notes will be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue, or at any or all times during their life. Such recognition will depend upon satisfaction of the Eurosystem eligibility criteria.
Global Notes which are issued in CGN form and Global Certificates which are not held under the NSS may be delivered on or prior to the original issue date of the Tranche to a Common Depositary.
If the Global Note is a CGN, upon the initial deposit of a Global Note with a Common Depository or if the Global Certificate is not held under the NSS, registration of Registered Notes in the name of any nominee for Euroclear and Clearstream, Luxembourg and delivery of the relative Global Certificate to the Common Depositary, Euroclear or Clearstream, Luxembourg will credit each subscriber with a nominal amount of Notes equal to the nominal amount thereof for which it has subscribed and paid. If the Global Note is a NGN, the nominal amount of the Notes shall be the aggregate amount from time to time entered in the records of Euroclear or Clearstream, Luxembourg. The records of such clearing system shall be conclusive evidence of the nominal amount of Notes represented by the Global Note and a statement issued by such clearing system at any time shall be conclusive evidence of the records of the relevant clearing system at that time.
Notes that are initially deposited with the Common Depositary may also be credited to the accounts of subscribers with (if indicated in the relevant Final Terms) other clearing systems through direct or indirect accounts with Euroclear and Clearstream, Luxembourg held by such other clearing systems. Conversely, Notes that are initially deposited with any other clearing system may similarly be credited to the accounts of subscribers with Euroclear, Clearstream, Luxembourg or other clearing systems.

2	Relationship of accountholders with Clearing Systems
Each of the persons shown in the records of Euroclear, Clearstream, Luxembourg or any other permitted clearing system (Alternative Clearing System) as the holder of a Note represented by a Global Note or a Global Certificate must look solely to Euroclear, Clearstream, Luxembourg or any such Alternative Clearing System (as the case may be) for his share of each payment made by the Relevant Issuer to the bearer of such Global Note or the holder of the underlying Registered Notes, as the case may be, and in relation to all other rights arising under the Global Notes or Global Certificates, subject to and in accordance with the respective rules and procedures of Euroclear, Clearstream, Luxembourg, or such Alternative Clearing System (as the case may be). Such persons shall have no claim directly against the Relevant Issuer in respect of payments due on the Notes for so long as the Notes are represented by such Global Note or Global Certificate and such obligations of the Issuer will be discharged by payment to the bearer of such Global Note or the holder of the underlying Registered Notes, as the case may be, in respect of each amount so paid.

3	Exchange

3.1	Temporary Global Notes
Whilst any Note is represented by a temporary Global Note, payments of principal, interest (if any) and any other amount payable in respect of the Notes due prior to the Exchange Date (as defined below) will be made (against presentation of the temporary Global Note if the temporary Global Note is not intended to be issued in NGN form) only to the extent that certification (in a form to be provided) to the effect that the beneficial owners of interests in such Note are not U.S. persons or persons who have purchased for resale to any U.S. person, as required by U.S. Treasury regulations, has been received by Euroclear and/or Clearstream, Luxembourg and Euroclear and/or Clearstream, Luxembourg, as applicable, has given a like certification (based on the certifications it has received) to the Agent (Certification).
In respect of each Tranche initially represented by a temporary Global Note, on and after the date (the Exchange Date) which is 40 days after such temporary Global Note is issued, interests in such temporary Global Note will be exchangeable (free of charge) upon a request as described therein for either (i) interests in a permanent Global Note of the same Series or (ii) definitive Notes of the same Series with, where applicable, interest coupons and talons attached (as indicated in the applicable Final Terms and subject, in the case of definitive Notes, to such notice period as is specified in the applicable Final Terms), in each case against certification of beneficial ownership as described above unless such certification has already been given, provided that purchasers in the United States and certain U.S. persons will not be able to receive definitive Notes. The holder of a temporary Global Note will not be entitled to collect any payment of interest, principal or other amount due on or after the Exchange Date unless, upon due certification, exchange of the temporary Global Note for an interest in a permanent Global Note or for definitive Notes is improperly withheld or refused.

3.2	Permanent Global Notes
Each permanent Global Note will be exchangeable, free of charge to the holder, on or after its Exchange Date in whole but not in part for Definitive Notes if the permanent Global Note is held on behalf of Euroclear or Clearstream, Luxembourg or an alternative clearing system and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or in fact does so.

3.3	Exchange for Definitive Notes
In the event that a Global Note is exchanged for Definitive Notes, such Definitive Notes shall be issued in Specified Denomination(s) only. A Noteholder who holds a principal amount of less than the minimum Specified Denomination will not receive a Definitive Note in respect of such holding and would need to purchase a principal amount of Notes such that it holds an amount equal to one or more Specified Denominations. If temporary Global Notes are exchangeable for Definitive Notes upon notice, then such Definitive Notes may only be issued to be held in clearing systems if in denominations equal to €100,000 (or equal to £100,000/$200,000, as applicable) and integral multiples thereof.

3.4	Global Certificates
If the Final Terms state that the Notes are to be represented by a Global Certificate on issue, the following will apply in respect of transfers of Notes held in Euroclear or Clearstream, Luxembourg. These provisions will not prevent the trading of interests in the Notes within a clearing system whilst they are held on behalf of such clearing system, but will limit the circumstances in which the Notes may be withdrawn from the relevant clearing system.
Transfers of the holding of Notes represented by any Global Certificate pursuant to Condition 2(b) (Transfer of Registered Notes) may only be made in part:

(i)
if the relevant clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so; or

(ii)	if principal in respect of any Notes is not paid when due; or

(iii)	with the consent of the Relevant Issuer,
provided that, in the case of the first transfer of part of a holding pursuant to paragraph 3.4(i) or 3.4(ii) above, the registered holder has given the Registrar not less than 30 days’ notice at its specified office of the registered holder’s intention to effect such transfer.

3.5	Delivery of Notes
If the Global Note is a CGN, on or after any due date for exchange, the holder of a Global Note may surrender such Global Note or, in the case of a partial exchange, present it for endorsement to or to the order of the Issuing and Paying Agent. In exchange for any Global Note, or the part thereof to be exchanged, the Relevant Issuer will (i) in the case of a temporary Global Note exchangeable for a permanent Global Note, deliver, or procure the delivery of, a permanent Global Note in an aggregate nominal amount equal to that of the whole or that part of a temporary Global Note that is being exchanged or, in the case of a subsequent exchange, endorse, or procure the endorsement of, a permanent Global Note to reflect such exchange or (ii) in the case of a Global Note exchangeable for Definitive Notes, deliver, or procure the delivery of, an equal aggregate nominal amount of duly executed and authenticated Definitive Notes or if the Global Note is a NGN, the Relevant Issuer will procure that details of such exchange be entered pro rata in the records of the relevant clearing system. In this Prospectus, Definitive Notes means, in relation to any Global Note, the definitive Bearer Notes for which such Global Note may be exchanged (if appropriate, having attached to them all Coupons in respect of interest that have not already been paid on the Global Note and a Talon). Definitive Notes will be security printed in accordance with any applicable legal and stock exchange requirements in or substantially in the form set out in the Schedules to the Trust Deed. On exchange in full of each permanent Global Note, the Relevant Issuer will, if the holder so requests, procure that it is cancelled and returned to the holder together with the relevant Definitive Notes.

4	Amendment to Conditions
The temporary Global Notes, permanent Global Notes and Global Certificates contain provisions that apply to the Notes that they represent, some of which modify the effect of the terms and conditions of the Notes set out in this Prospectus. The following is a summary of certain of those provisions:

4.1	Payment
No payment falling due after the Exchange Date will be made on any Global Note unless exchange for an interest in a permanent Global Note or for Definitive Notes is improperly withheld or refused by or on behalf of the Issuer. Payments on any temporary Global Note issued in compliance with the D Rules before the Exchange Date will only be made in relation to such nominal amount of the temporary Global Note with respect to which there has been Certification dated no earlier than such due date for payment.
All payments in respect of Notes represented by a Global Note in CGN form will be made against presentation for endorsement and, if no further payment falls to be made in respect of the Notes, surrender of that Global Note to or to the order of the Issuing and Paying Agent or such other Paying Agent provided for in the Conditions. If the Global Note is in CGN form, a record of each payment so made will be endorsed on each Global Note, which endorsement will be prima facie evidence that such payment has been made in respect of the Notes. Condition 9(e)(vii) (Appointment of Agents) and Condition 10(e) (Payment by another Paying Agent) will apply to the Definitive Notes only.
If the Global Note is in NGN form, the Issuer shall procure that details of each such payment shall be entered pro rata in the records of the relevant clearing system and, in the case of payments of principal, the nominal amount of the Notes recorded in the records of the relevant clearing system and represented by the Global Note or the Global Certificate will be reduced accordingly. Payments under a Global Note in NGN form will be made to its holder. Each payment so made will discharge the Issuer’s obligations in respect thereof. For the purpose of any payments made in respect of a Global Note, “in the relevant place of presentation” shall be disregarded in the definition of “business day” set out in Condition 9(h) (Non-Business Days).
All payments in respect of Notes represented by a Global Certificate will be made against presentation for endorsement and, if no further payment falls to be made in respect of the Notes, surrender of that Global Certificate. Such payments will be made to, or to the order of, the person whose name is entered on the Register at the close of business on the Clearing System Business Day immediately prior to the date for payment, where Clearing System Business Day means Monday to Friday inclusive except 25 December and 1 January.

4.2	Prescription
Claims against the Issuer in respect of Notes that are represented by a permanent Global Note will become void unless it is presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest) from the appropriate Relevant Date.

4.3	Meetings
The holder of a Global Note or of the Notes represented by a Global Certificate or single Certificate shall (so long as at least the required proportion of the aggregate principal amount of the outstanding Notes is represented by such holder) be treated as being two voters for the purposes of forming a quorum. The holder of a Global Note or of the Notes represented by a Global Certificate shall be treated as being entitled to one vote in respect of each integral currency unit of the Specified Currency of the Notes.

4.4	Cancellation
On cancellation of any Note represented by a permanent Global Note (other than upon its redemption), the Issuer shall procure that details of such cancellation shall be entered pro rata in the records of the relevant clearing systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant clearing systems and represented by this permanent Global Note shall be reduced by the aggregate nominal amount of the Notes so cancelled.

4.5	Purchase
Notes represented by a permanent Global Note may only be purchased by the Issuer if they are purchased together with the right to receive all future payments of interest thereon.

4.6	Issuer’s Option
Any option of the Issuer provided for in the Conditions of any Notes shall, while such Notes are represented by a permanent Global Note or a Global Certificate, be exercised by the Issuer giving notice to the Issuing and Paying Agent, the Noteholders and the relevant clearing systems (or procuring that such notice is given on its behalf) within the time limits set out in and containing the information required by the Conditions, except that the notice shall not be required to contain the serial numbers of Notes drawn in the case of a partial exercise of an option and accordingly no drawing of Notes shall be required. In the case of a partial exercise of an option, the rights of accountholders with a clearing system in respect of the Notes will be governed by the standard procedures of Euroclear and/or Clearstream, Luxembourg and shall be reflected in the records of Euroclear and/or Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion. Following the exercise of any such option, the Issuer shall procure that the nominal amount of the Notes recorded in the records of the relevant clearing systems and represented by the permanent Global Note or Global Certificate shall be reduced accordingly.

4.7	Noteholder’s Option
Any option of the Noteholders provided for in the Conditions of any Notes may, while such Notes are represented by a permanent Global Note or a Global Certificate, be exercised by the holder of such permanent Global Note or Global Certificate by giving notice to the Issuing and Paying Agent within the time limits relating to the deposit of Notes with a Paying Agent set out in the Conditions substantially in the form of the notice available from any Paying Agent, except that the notice shall not be required to contain the certificate numbers of the Notes in respect of which the option has been exercised. Following the exercise of any such option, the Issuer shall procure that the nominal amount of the Notes recorded in the records of the relevant clearing systems and represented by the permanent Global Note or Global Certificate shall be reduced by the aggregate nominal amount stated in the relevant exercise notice.

4.8	Trustee’s Powers
So long as any Note is held by or on behalf of Euroclear or Clearstream, Luxembourg, in considering the interests of Noteholders the Note Trustee may consider the interests (either individual or by category) of its accountholders or participants with entitlements to any such Note as if such accountholders or participants were the holder(s) thereof.

4.9	Notices
Notices required to be given in respect of the Notes represented by a Global Note (or Global Certificate, as applicable) may be given by their being delivered (so long as such Global Note or Global Certificate is held on behalf of Euroclear and/or Clearstream, Luxembourg and/or an alternative clearing system)

to Euroclear, Clearstream, Luxembourg and/or such alternative clearing system, as the case may be, or otherwise to the holder of the Global Note (or Global Certificate, as applicable), rather than by publication as required by the Conditions.

FORM OF FINAL TERMS
[Date]
[Western Power Distribution (East Midlands) plc]/[Western Power Distribution (South Wales) plc]/ [Western Power Distribution (South West) plc]/ [Western Power Distribution (West Midlands) plc]
Issue of [Aggregate Nominal Amount of Tranche] [Title of Notes]
under the £3,000,000,000
Euro Medium Term Note Programme

Part A
Contractual Terms

[Terms used herein shall be deemed to be defined as such for the purposes of the Conditions set forth in the Prospectus dated 9 September 2016 [and the supplement[s] dated [●][ and [●]], which [together] constitute[s] a base prospectus (the Prospectus)] for the purposes of the Prospectus Directive (Directive 2003/71/EC), as amended (the Prospectus Directive). This document constitutes the Final Terms of the Notes described herein for the purposes of Article 5.4 of the Prospectus Directive and must be read in conjunction with such Prospectus [as so supplemented]. Full information on the Issuer and the offer of the Notes is only available on the basis of the combination of these Final Terms and the Prospectus [as so supplemented]. The Prospectus [and the supplemental Prospectus] [is] [are] available for viewing [at www.westernpower.co.uk] [and] during normal business hours at Avonbank, Feeder Road, Bristol BS2 0TB [and copies may be obtained from Avonbank, Feeder Road, Bristol BS2 0TB]. The Prospectus and (in the case of Notes listed and admitted to trading on the regulated market of the London Stock Exchange) the applicable Final Terms will also be published on the website of the London Stock Exchange: www.londonstockexchange.com/exchange/news/market-news/market-news-home.html.]
[Terms used herein shall be deemed to be defined as such for the purposes of the Conditions (the Conditions) set forth in the prospectus dated [●], which is incorporated by reference into the Prospectus dated 9 September 2016. This document constitutes the Final Terms of the Notes described herein for the purposes of Article 5.4 of the Prospectus Directive (Directive 2003/71/BC), as amended (the Prospectus Directive) and must be read in conjunction with the Prospectus dated 9 September 2016 [and the supplement[s] dated [●][ and [●]], which [together] constitute[s] a base prospectus for the purposes of the Prospectus Directive, including the Conditions incorporated by reference in the Prospectus. The Prospectuses [and the supplement[s]] are available for viewing [at [website of relevant Issuer]] [and] during normal business hours at Avonbank, Feeder Road, Bristol BS2 0TB [and copies may be obtained from Avonbank, Feeder Road, Bristol BS2 0TB. The Prospectus and (in the case of Notes listed and admitted to trading on the regulated market of the London Stock Exchange) the applicable Final Terms will also be published on the website of the London Stock Exchange: www.londonstockexchange.com/exchange/news/market-news/market-news-home.html.]

1 Issuer:	[Western Power Distribution (East Midlands) plc/ Western Power Distribution (West Midlands) plc/Western Power Distribution (South West) plc/Western Power Distribution (South Wales) plc]
2 (i) Series Number:	[●]

(ii) Tranche Number:	[●]
(iii) Date on which the Notes will be consolidated and form a single Series
[The Notes will be consolidated and form a single Series with [●] on [the Issue Date/exchange of the Temporary Global Note for interests in the Permanent Global Note, as referred to in paragraph 25 below[, which is expected to occur on or about [●]]][Not Applicable]

3 Specified Currency or Currencies:	[●]
4 Aggregate Nominal Amount:
(i) Series:	[●]
(ii) Tranche:	[●]
5 (i) Issue Price of Tranche:	[●] per cent. of the Aggregate Nominal Amount [plus accrued interest from [●]]
6 (i) Specified Denominations:
[●][[€/£100,000/$200,000] and integral multiples of [€/£/$1,000] in excess thereof up to and including [€/£199,000/$399,000]. No Notes in definitive form will be issued with a denomination of integral multiples above [€/£199,000/$399,000].]

(ii) Calculation Amount: (Applicable to Notes in definitive form)	[●]
7 (i) Issue Date:	[●]
(ii) Interest Commencement Date:	[●] [Issue Date] [Not Applicable]
8 Maturity Date:	[●]
9 Interest Basis:	[[●] per cent. Fixed Rate]
[[LIBOR/EURIBOR] +/- [●] per cent. Floating Rate]
[Zero Coupon]
[Index Linked Interest]
[(further particulars specified below)]
10 Redemption Basis:	Subject to any purchase and cancellation or early redemption, the Notes will be redeemed on the Maturity Date at [●] per cent. of their nominal amount

(N.B. If the Final Redemption Amount is other than 100 per cent. of the nominal value the Notes may be derivative securities for the purposes of the Prospectus Directive and the requirements of Annex XII to the Prospectus Directive Regulation will apply)

11 Change of Interest Basis or Redemption/ Payment Basis:	[●] [Not Applicable]

12 Put/Call Options:	[Investor Put]
[Restructuring Put Option]
[Issuer Call]
[(further particulars specified in paragraph[s] [20]/[21]/[22] below)]
[Not Applicable]
13 [Date approval by Committee of the Board of Directors for issuance of Notes obtained:]	[●]
Provisions Relating to Interest (if any) Payable
14 Fixed Rate Note Provisions	[Applicable/Not Applicable]
(i) Rate[(s)] of Interest:	[●] per cent. per annum [payable [annually/semi-annually/ quarterly/other (specify)] in arrear]
(ii) Interest Payment Date(s):	[●] in each year up to and including the Maturity Date/[●]
(iii) Fixed Coupon Amount[(s)]: (Applicable to Notes in definitive form)	[●] per Calculation Amount
(iv) Broken Amount(s): (Applicable to Notes in definitive form)	[[●] per Calculation Amount, payable on the Interest Payment Date falling on [●]/Not Applicable]
(v) Day Count Fraction:	[Actual/Actual (ISDA)] / [Actual/Actual]
[Actual/365 (Fixed)]
[Actual/365 (Sterling)]
[Actual/360]
[30/360] / [360/360] / [Bond Basis]
[30E/360] / [Eurobond Basis]
[Actual/Actual ICMA]
[30E/360 (ISDA)]
(vi) Determination Date(s):	[●] in each year
15 Floating Rate Note Provisions	[Applicable/Not Applicable]
(i) Specified Period(s)	[●]
(ii) Specified Interest Payment Dates:	[●] in each year[, subject to adjustment in accordance with the Business Day Convention set out in paragraph (iv) below]
(iii) First Interest Payment Date	[●]
(iv) Business Day Convention:	[Floating Rate Convention/Following Business Day Convention/Modified Following Business Day Convention/Preceding Business Day Convention]
(v) Additional Business Centre(s):	[●]
(vi) Manner in which the Rate of Interest and Interest Amount is to be determined:	[Screen Rate Determination/ISDA Determination]

(vii) Party responsible for calculating the Rate of Interest and Interest Amount (if not the Agent):	[●]
(viii) Screen Rate Determination:	[Applicable/Not Applicable]
- Reference Rate:	[●] month [LIBOR/EURIBOR]
- Interest Determination Date(s):	[●]
- Relevant Screen Page:	[●]
- Relevant Time:	[●]
(ix) ISDA Determination:	[Applicable/Not Applicable]
- Floating Rate Option:	[●]
- Designated Maturity:	[●]
- Reset Date:	[●]
-	(In the case of a LIBOR or EURIBOR based option, the first day of the Interest Period)
(x) Linear Interpolation	[Not Applicable/Applicable – the Rate of interest for the [long/short] [first/last] Interest Period shall be calculated using Linear Interpolation (specify for each short or long interest period)]
(xi) Margin(s):	[+/-] [●] per cent. per annum
(xii) Minimum Rate of Interest:	[●] per cent. per annum
(xiii) Maximum Rate of Interest:	[●] per cent. per annum
(xiv) Day Count Fraction:	[Actual/Actual (ISDA)] / [Actual/Actual]
[Actual/365 (Fixed)]
[Actual/365 (Sterling)]
[Actual/360]
[30/360] / [360/360] / [Bond Basis]
[30E/360] / [Eurobond Basis]
[Actual/Actual ICMA]
[30E/360 (ISDA)]
16 Zero Coupon Note Provisions	[Applicable/Not Applicable]
(i) Accrual Yield:	[●] per cent. per annum
(ii) Reference Price:	[●]
(iii) Day Count Fraction in relation to Early Redemption Amounts and late payment:	[Condition 6(b) (Early Redemption:) applies]
[Actual/Actual (ISDA)] / [Actual/Actual]
[Actual/365 (Fixed)]
[Actual/365 (Sterling)]
[Actual/360]
[30/360] / [360/360] / [Bond Basis]
[30E/360] / [Eurobond Basis]
[Actual/Actual ICMA]
[30E/360 (ISDA)]

17 Index Linked Interest Note Provisions	[Applicable/Not Applicable]
(i) Rate of Interest:	[Fixed, calculated in accordance with paragraph 15 above][Floating, calculated in accordance with paragraph 16 above]
(ii) Minimum Indexation Factor:	[Not Applicable][●]
(iii) Maximum Indexation Factor:	[Not Applicable][●]
(iv) Base Index Figure:	[●]
(v) Limited Indexation Month(s):	[●]/[Not Applicable]
(vi) Reference Gilt:	[●] per cent. Index-Linked Treasury Stock due [●]
(vii) Index Figure applicable	[3][8] months lag
18 Ratings Downgrade Rate Adjustment	[Applicable/Not Applicable]
Provisions Relating to Redemption
19 Index Linked Redemption Provisions	[Applicable/Not Applicable]
(i) Minimum Indexation Factor:	[Not Applicable][●]
(ii) Maximum Indexation Factor:	[Not Applicable][●]
(iii) Base Index Figure:	[●]
(iv) Reference Gilt:	[●] per cent. Index-Linked Treasury Stock due [●]
(v) Index Figure applicable	[3][8] months lag
(vi) Redeemable in part:	[Applicable/Not Applicable]
(1) Minimum Redemption Amount:	[●]
(2) Maximum Redemption Amount:	[●]
20 Issuer Call	[Applicable/Not Applicable]
(i) Optional Redemption Date(s):	[●]
(ii) Optional Redemption Amount(s)	[[●] per Calculation Amount]
(iii) Redeemable in part:	[Applicable/Not Applicable]
(1) Minimum Redemption Amount:	[●]
(2) Maximum Redemption Amount:	[●]
21 Investor Put	[Applicable (Condition [6(f) (Redemption at the Option of Noteholders) applies]/Not Applicable]
(i) Optional Redemption Date(s):	[[●]
(ii) Notice Period:	[●]/[Refer to Condition 6(f) (Redemption at the Option of Noteholders)]
(iii) Optional Redemption Amount(s):	[[●] per Calculation Amount ]
22 [Restructuring Put Option	[Applicable [6(g) (Redemption at the Option of the Noteholders on a Restructuring Event) applies]/Not Applicable]

(i) Optional Redemption Amount(s):	[[●] per Calculation Amount]
23 Final Redemption Amount:	[[●] per Calculation Amount]

(N.B. If the Final Redemption Amount is other than 100 per cent. of the nominal value the Notes may be derivative securities for the purposes of the Prospectus Directive and the requirements of Annex XII to the Prospectus Directive Regulation will apply.)

24 Early Redemption Amount payable on redemption for taxation reasons or on event of default
[[●] per Calculation Amount]
(N.B. If the Final Redemption Amount is 100 per cent. of the nominal value (i.e. par), the Early Redemption Amount is likely to be par (but consider). If, however, the Final Redemption Amount is other than 100 per cent. of the nominal value, consideration should be given as to what the Early Redemption Amount should be.)

General Provisions Applicable to the Notes
25 Form of Notes:	[Bearer/Registered]
(i) if issued in Bearer form:	[Temporary Global Note exchangeable for a permanent Global Note which is exchangeable for Definitive Notes in the limited circumstances specified in the permanent Global Note.]
[Temporary Global Note exchangeable for Definitive Notes on [●] days’ notice.]
[Permanent Global Note exchangeable for Definitive Notes in the limited circumstances specified in the permanent Global Note.]
(ii) if issued in registered form:
[Global Certificate registered in the name of a nominee for [a common depositary for Euroclear and Clearstream, Luxembourg/a common safekeeper for Euroclear and Clearstream, Luxembourg (that is, held under the NSS) exchangeable for Certificates on [●] days’ notice in the circumstances specified in the Global Certificate]

New Global Note/NSS:	[Yes] [No]
26 Additional Financial Centre(s) or other special provisions relating to payment dates:	[Not Applicable/[●]]
27 Talons for future Coupons to be attached to Definitive Notes:	[Yes, as the Notes have more than 27 coupon payments, Talons may be required if, on exchange into definitive form, more than 27 coupon payments are still to be made]/[No]
THIRD PARTY INFORMATION

[[Relevant third party information] has been extracted from [specify source]. The Issuer confirms that such information has been accurately reproduced and that, so far as it is aware and is able to ascertain from information published by [specify source], no facts have been omitted which would render the reproduced information inaccurate or misleading].
Signed on behalf of
[Western Power Distribution (East Midlands) plc]
[Western Power Distribution (West Midlands) plc]
[Western Power Distribution (South West) plc]
[Western Power Distribution (South Wales) plc]
By:

Part A
Other Information

1 Listing and Admission to Trading
(i) Listing and admission to trading:
[Application has been made by the Issuer (or on its behalf) for the Notes to be admitted to trading on the London Stock Exchange’s regulated market and listing on the Official List of the UK Listing Authority with effect from [●].]
[Application is expected to be made by the Issuer (or on its behalf) for the Notes to be admitted to trading on the London Stock Exchange’s regulated market and listing on the Official List of the UK Listing Authority and this is expected to be effective from [●].]
[Not Applicable]/[●]

(ii) Estimate of total expenses related to admission to trading:	[●]
2 Ratings
Ratings:	The Notes to be issued [have been] [are expected to be] rated:
[●] by [●]
[The Notes to be issued have not been rated.]
3 Interests of Natural and Legal Persons Involved in the Issue
[Save for any fees payable to the [Managers/Dealers], so far as the Issuer is aware, no person involved in the issue of the Notes has an interest material to the offer.]/[●]

4 Reasons for the Offer, Estimated Net Proceeds and Total Expenses
(i) [Reasons for the offer	[●]
(ii) Estimated net proceeds:	[●]
(iii) Estimated total expenses:	[●]
5 [Yield (Fixed Rate Notes only)]
Indication of yield:	[●]
6 Operational Information
(i) ISIN Code:	[●]
(ii) Common Code:	[●]
(iii) Any clearing system(s) other than Euroclear Bank SA/NV and Clearstream Banking S.A. and the relevant identification number(s):	[Not Applicable/[●]
(iv) Delivery:	Delivery [against/free of] payment
(v) Names and addresses of additional Paying Agent(s) (if any):	[●]

(vi) [Intended to be held in a manner which would allow Eurosystem eligibility:
[Yes. Note that the designation "yes" simply means that the Notes are intended upon issue to be deposited with one of the international central securities depositories (ICSD) as common safekeeper [, and registered in the name of a nominee of one of the ICSDs acting as common safekeeper, that is, held under the NSS,] and does not necessarily mean that the Notes will be recognised as eligible collateral for Eurosystem monetary policy and intra day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon the European Central Bank (the ECB) being satisfied that Eurosystem eligibility criteria have been met.]/[No. Whilst the designation is specified as "no" at the date of these Final Terms, should the Eurosystem eligibility criteria be amended in the future such that the Notes are capable of meeting them the Notes may then be deposited with one of the ICSDs as common safekeeper [, and registered in the name of a nominee of one of the ICSDs acting as common safekeeper, that is, held under the NSS]. Note that this does not necessarily mean that the Notes will then be recognised as eligible collateral for Eurosystem monetary policy and intra day credit operations by the Eurosystem at any time during their life. Such recognition will depend upon the ECB being satisfied that Eurosystem eligibility criteria have been met.]]

7 Distribution
(i) Method of distribution:	[Syndicated/Non-syndicated]
(ii) If syndicated, names and addresses of Managers):	[Not Applicable/give names, addresses]

(Include names and addresses of entities agreeing to underwrite the issue on a firm commitment basis and names and addresses of the entities agreeing to place the issue without a firm commitment or on a "best efforts" basis if such entities are not the same as the Managers.)

(iii) Date of Dealer Agreement:	[ ]
(iv) Stabilisation Manager(s) (if any):	[Not Applicable/give name]
(v) If non-syndicated, name and address of relevant Dealer:	[Not Applicable/give name and address]

(vi) U.S. Selling Restrictions:	[Reg. S Compliance Category [1/2/3]; ; TEFRA D/TEFRA C/TEFRA not applicable]

FORM OF PRICING SUPPLEMENT
Set out below is the form of Pricing Supplement which will be completed for each Tranche of Exempt Notes.
NO PROSPECTUS IS REQUIRED IN ACCORDANCE WITH DIRECTIVE 2003/71/EC FOR THE ISSUE OF NOTES DESCRIBED BELOW.
[Date]

[Western Power Distribution (East Midlands) plc]/[Western Power Distribution (South Wales) plc]/ [Western Power Distribution (South West) plc]/ [Western Power Distribution (West Midlands) plc]
(the “Issuer”)
Issue of [Aggregate Nominal Amount of Tranche] [Title of Notes]
under the £3,000,000,000
Euro Medium Term Note Programme
Part A
Contractual Terms

This document constitutes the Pricing Supplement for the Notes described herein. This document must be read in conjunction with the Prospectus dated [●] [as supplemented by the supplement[s] dated [date[s]]] (the Prospectus). Full information on the Issuer and the offer of the Notes is only available on the basis of the combination of this Pricing Supplement and the Prospectus. Copies of the Prospectus may be obtained from [address].

Terms used herein shall be deemed to be defined as such for the purposes of the Conditions (the Conditions) set forth in the Prospectus [dated [original date] which are incorporated by reference in the Prospectus].

The Notes offered pursuant to this Pricing Supplement are offered pursuant to an exemption to Prospectus Directive (Directive 2003/71/BC), as amended. The UK Listing Authority has neither approved nor reviewed information contained in the Prospectus or this Pricing Supplement relating to the Notes offered.

1 Issuer:	[Western Power Distribution (East Midlands) plc/ Western Power Distribution (West Midlands) plc/Western Power Distribution (South West) plc/Western Power Distribution (South Wales) plc]
2 (i) Series Number:	[●]
(i) Tranche Number:	[●]
(ii) Date on which the Notes will be consolidated and form a single Series
[The Notes will be consolidated and form a single Series with [●] on [the Issue Date/exchange of the Temporary Global Note for interests in the Permanent Global Note, as referred to in paragraph 26 below[, which is expected to occur on or about [●]]][Not Applicable]

3 Specified Currency or Currencies:	[●]
4 Aggregate Nominal Amount:
(i) Series:	[●]

(ii) Tranche:	[●]
5 (i) Issue Price of Tranche:	[●] per cent. of the Aggregate Nominal Amount [plus accrued interest from [●]]
6 (i) Specified Denominations:
[●][[€/£100,000/$200,000] and integral multiples of [€/£/$1,000] in excess thereof up to and including [€/£199,000/$399,000]. No Notes in definitive form will be issued with a denomination of integral multiples above [€/£199,000/$399,000].]

(ii) Calculation Amount: (Applicable to Notes in definitive form)	[●]
7 (i) Issue Date:	[●]
(ii) Interest Commencement Date:	[●] [Issue Date] [Not Applicable]
8 Maturity Date:	[●]
9 Interest Basis:	[[●] per cent. Fixed Rate]
[[LIBOR/EURIBOR/[●]] +/- [●] per cent. Floating Rate]
[Zero Coupon]
[Index Linked Interest]
[(further particulars specified below)]
10 Redemption Basis:	[Redemption at par]
[Index Linked Redemption]
[●]
11 Change of Interest Basis or Redemption/ Payment Basis:	[●] [Not Applicable]
12 Put/Call Options:	[Investor Put]
[Restructuring Put Option]
[Issuer Call]
[(further particulars specified below)]
13 Status of the Notes:	Senior
14 [Date approval by Committee of the Board of Directors for issuance of Notes obtained:]	[●]
Provisions Relating to Interest (if any) Payable
15 Fixed Rate Note Provisions	[Applicable/Not Applicable]
(i) Rate[(s)] of Interest:	[●] per cent. per annum [payable [annually/semi-annually/ quarterly/other (specify)] in arrear]
(ii) Interest Payment Date(s):	[●] in each year up to and including the Maturity Date/[●]
(iii) Fixed Coupon Amount[(s)]: (Applicable to Notes in definitive form)	[●] per Calculation Amount
(iv) Broken Amount(s): (Applicable to Notes in definitive form)	[[●] per Calculation Amount, payable on the Interest Payment Date falling on [●]/Not Applicable]

(v) Day Count Fraction:	[Actual/Actual (ISDA)] / [Actual/Actual]
[Actual/365 (Fixed)]
[Actual/365 (Sterling)]
[Actual/360]
[30/360] / [360/360] / [Bond Basis]
[30E/360] / [Eurobond Basis]
[Actual/Actual ICMA]
[30E/360 (ISDA)]
(vi) Determination Date(s):	[●] in each year
16 Floating Rate Note Provisions	[Applicable/Not Applicable]
(i) Specified Period(s)	[●]
(ii) Specified Interest Payment Dates:	[●] in each year[, subject to adjustment in accordance with the Business Day Convention set out in paragraph (iv) below]
(iii) First Interest Payment Date	[●]
(iv) Business Day Convention:	[Floating Rate Convention/Following Business Day Convention/Modified Following Business Day Convention/Preceding Business Day Convention]
(v) Additional Business Centre(s):	[●]
(vi) Manner in which the Rate of Interest and Interest Amount is to be determined:	[Screen Rate Determination/ISDA Determination]
(vii) Party responsible for calculating the Rate of Interest and Interest Amount (if not the Agent):	[●]
(viii) Screen Rate Determination:	[Applicable/Not Applicable]
- Reference Rate:	[●] month [LIBOR/EURIBOR/[●]]
- Interest Determination Date(s):	[●]
- Relevant Screen Page:	[●]
- Relevant Time:	[●]
(ix) ISDA Determination:	[Applicable/Not Applicable]
- Floating Rate Option:	[●]
- Designated Maturity:	[●]
- Reset Date:	[●]
-	(In the case of a LIBOR or EURIBOR based option, the first day of the Interest Period)
(x) Linear Interpolation	[Not Applicable/Applicable – the Rate of interest for the [long/short] [first/last] Interest Period shall be calculated using Linear Interpolation (specify for each short or long interest period)]
(xi) Margin(s):	[+/-] [●] per cent. per annum
(xii) Minimum Rate of Interest:	[●] per cent. per annum
(xiii) Maximum Rate of Interest:	[●] per cent. per annum
(xiv) Day Count Fraction:	[Actual/Actual (ISDA)] / [Actual/Actual]
[Actual/365 (Fixed)]
[Actual/365 (Sterling)]

[Actual/360]
[30/360] / [360/360] / [Bond Basis]
[30E/360] / [Eurobond Basis]
[Actual/Actual ICMA]
[30E/360 (ISDA)]
17 Zero Coupon Note Provisions	[Applicable/Not Applicable]
(i) Accrual Yield:	[●] per cent. Per annum
(ii) Reference Price:	[●]
(iii) Any other formulas/basis of determining amount payable for Zero Coupon Notes which are Exempt Notes	[●]
(iv) Day Count Fraction in relation to Early Redemption Amounts:	[Condition 6(b) (Early Redemption:) applies]
[Actual/Actual (ISDA)] / [Actual/Actual]
[Actual/365 (Fixed)]
[Actual/365 (Sterling)]
[Actual/360]
[30/360] / [360/360] / [Bond Basis]
[30E/360] / [Eurobond Basis]
[Actual/Actual ICMA]
[30E/360 (ISDA)]
18 Index Linked Interest Note Provisions	[Applicable/Not Applicable]
(i) Index/Formula:	UK Retail Price Index
(ii) Rate of Interest:	[Fixed, calculated in accordance with paragraph 15 above][Floating, calculated in accordance with paragraph 16 above]
(iii) Minimum Indexation Factor:	[Not Applicable][●]
(iv) Maximum Indexation Factor:	[Not Applicable][●]
(v) Base Index Figure:	[●]
(vi) Limited Indexation Month(s):	[●]/[Not Applicable]
(vii) Reference Gilt:	[●] per cent. Index-Linked Treasury Stock due [●]
(viii) Index Figure applicable	[3][8] months lag
19 Ratings Downgrade Rate Adjustment	[Applicable/Not Applicable]
Provisions Relating to Redemption
20 Index Linked Redemption Provisions	[Applicable/Not Applicable]
(i) Index/Formula:	UK Retail Price Index
(ii) Minimum Indexation Factor:	[Not Applicable][●]
(iii) Maximum Indexation Factor:	[Not Applicable][●]
(iv) Base Index Figure:	[●]
(v) Reference Gilt:	[●] per cent. Index-Linked Treasury Stock due [●]
(vi) Index Figure applicable	[3][8] months lag
(vii) Redeemable in part:	[Applicable/Not Applicable]
(1) Minimum Redemption Amount:	[●]
(2) Maximum Redemption Amount:	[●]

21 Issuer Call	[Applicable/Not Applicable]
(i) Optional Redemption Date(s):	[●]
(ii) Optional Redemption Amount(s):	[[●] per Calculation Amount]
(iii) Redeemable in part:	[Applicable/Not Applicable]
(iv) Minimum Redemption Amount:	[●]
(v) Maximum Redemption Amount:	[●]
22 Investor Put	[Applicable (Condition [6(f) (Redemption at the Option of Noteholders)]applies]/Not Applicable]
(i) Optional Redemption Date(s):	[[●]
(ii) Notice Period:	[●]/[Refer to Condition 6(f) (Redemption at the Option of Noteholders)]
(iii) Optional Redemption Amount(s):	[[●] per Calculation Amount ]
23 [Restructuring Put Option]	[Applicable [6(g) (Redemption at the Option of the Noteholders on a Restructuring Event) applies]/Not Applicable]
(i) Optional Redemption Date(s):	[On the Put Date (as specified in the relevant Put Event Notice) (where Condition (6(g) (Redemption at the Option of the Noteholders on a Restructuring Event))]
(ii) Notice Period:	[●] (in accordance with Condition 18 (Notices))
(iii) Optional Redemption Amount(s):	[[●] per Calculation Amount ]
24 Final Redemption Amount:	[[●] per Calculation Amount]
25 Early Redemption Amount payable on redemption for taxation reasons or on event of default and/or the method of calculating the same (if required):	[[●] per Calculation Amount]
General Provisions Applicable to the Notes
26 Form of Notes:	[Bearer/Registered]
(i) if issued in Bearer form:	[Temporary Global Note exchangeable for a permanent Global Note which is exchangeable for Definitive Notes in the limited circumstances specified in the permanent Global Note.]
[Temporary Global Note exchangeable for Definitive Notes on [●] days’ notice.]
[Permanent Global Note exchangeable for Definitive Notes in the limited circumstances specified in the permanent Global Note.]
(ii) if issued in registered form:
[Global Certificate registered in the name of a nominee for [a common depositary for Euroclear and Clearstream, Luxembourg/a common safekeeper for Euroclear and Clearstream, Luxembourg (that is, held under the NSS) exchangeable for Certificates on [●] days’ notice in the circumstances specified in the Global Certificate]

New Global Note/NSS:	[Yes] [No]

27 Additional Financial Centre(s) or other special provisions relating to payment dates:	[Not Applicable/[●]]
28 Talons for future Coupons to be attached to Definitive Notes:	[Yes, as the Notes have more than 27 coupon payments, Talons may be required if, on exchange into definitive form, more than 27 coupon payments are still to be made]/[No]
29 Other terms or special conditions:	[Not Applicable/give details]
RESPONSIBILITY
The Issuer accepts responsibility for the information contained in this Pricing Supplement. [[Relevant third party information] has been extracted from [specify source]. The Issuer confirms that such information has been accurately reproduced and that, so far as it is aware and is able to ascertain from information published by [specify source], no facts have been omitted which would render the reproduced information inaccurate or misleading].
Signed on behalf of
[Western Power Distribution (East Midlands) plc]
[Western Power Distribution (West Midlands) plc]
[Western Power Distribution (South West) plc]
[Western Power Distribution (South Wales) plc]
By:

Other Information

1 Listing and Admission to Trading
(i) Listing and admission to trading:	[Not Applicable]/[●]

(ii) Estimate of total expenses related to admission to trading:	[●]
2 Ratings
Ratings:	The Notes to be issued [have been] [are expected to be] rated:
[●] by [●]
[The Notes to be issued have not been rated.]
3 Interests of Natural and Legal Persons Involved in the Issue
[Save for any fees payable to the [Managers/Dealers], so far as the Issuer is aware, no person involved in the issue of the Notes has an interest material to the offer.]/[●]

4 Reasons for the Offer, Estimated Net Proceeds and Total Expenses
[Reasons for the offer	[●]
Estimated net proceeds:	[●]
Estimated total expenses:	[●]
5 [Yield (Fixed Rate Notes only)]
Indication of yield:	[●]
6 [Performance of Index and Other Information Concerning the Underlying (Indexed Notes only)
(i) Name of underlying index:	U.K. Retail Price Index (RPI) (all items) published by the Office of National Statistics
(ii) Information about the Index, its volatility and past and future performance can be obtained from:	Information on RPI can be found at www.statistics.gov.uk
7 Operational Information
(i) ISIN Code:	[●]
(ii) Common Code:	[●]
(iii) Any clearing system(s) other than Euroclear Bank SA/NV and Clearstream Banking S.A. and the relevant identification number(s):	[Not Applicable/[●]
(iv) Delivery:	Delivery [against/free of] payment
(v) Names and addresses of additional Paying Agent(s) (if any):	[●]

(vi) Intended to be held in a manner which would allow Eurosystem eligibility:
[Yes] [No]
[Note that the designation "yes" simply means that the Notes are intended upon issue to be deposited with one of the ICSDs as common safekeeper[, and registered in the name of a nominee of one of the ICSDs acting as common safekeeper, that is, held under the NSS,] and does not necessarily mean that the Notes will be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon satisfaction of the Eurosystem eligibility criteria.]
[Note that whilst the designation is specified as "no" at the date of this Pricing Supplement, should the Eurosystem eligibility criteria be amended in the future such that the Notes are capable of meeting them the Notes may then be deposited with one of the ICSDs as common safekeeper[, and registered in the name of a nominee of one of the ICSDs acting as common safekeeper, that is, held under the NSS]. Note that this does not necessarily mean that the Notes will then be recognised as eligible collateral for Eurosystem monetary policy and intra day credit operations by the Eurosystem at any time during their life. Such recognition will depend upon the ECB being satisfied that Eurosystem eligibility criteria have been met.]

8 Distribution
(i) Method of distribution:	[Syndicated/Non-syndicated]
(ii) If syndicated, names of Managers	[Not Applicable/[●]
(iii) Date of Subscription Agreement	[Not Applicable/[●]
(iv) Stabilisation Manager(s) (if any)	[Not Applicable/[●]
(v) If non-syndicated, name of relevant Dealer:	[●]
(vi) U.S. Selling Restrictions	[Reg. S Compliance Category 2; TEFRA D/TEFRA C/TEFRA not applicable]

TERMS AND CONDITIONS OF THE NOTES
The following is the text of the terms and conditions that, subject to completion in accordance with the provisions of Part A of the relevant Final Terms, shall be applicable to the Notes in definitive form (if any) issued in exchange for the Global Note(s) representing each Series. Either (i) the full text of these terms and conditions together with the relevant provisions of Part A of the Final Terms or (ii) these terms and conditions as so completed (and subject to simplification by the deletion of non-applicable provisions), shall be endorsed on such Bearer Notes or on the Certificates relating to such Registered Notes. All capitalised terms that are not defined in these Conditions will have the meanings given to them in Part A of the relevant Final Terms. Those definitions will be endorsed on the definitive Notes or Certificates, as the case may be. References in the Conditions to “Notes” are to the Notes of one Series only, not to all Notes that may be issued under the Programme.
The Notes (as defined below) are constituted by, are subject to, and have the benefit of, an amended and restated trust deed dated on 9 September 2016 (as amended or supplemented from time to time, the Trust Deed) between Western Power Distribution (East Midlands) plc (WPDE), Western Power Distribution (West Midlands) plc (WPDW), Western Power Distribution (South West) plc (WPD South West) and Western Power Distribution (South Wales) plc (WPD South Wales and, together with WPDE, WPDW and WPD South West, the Issuers and each an Issuer) and HSBC Corporate Trustee Company (UK) Limited (the Note Trustee, which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the Noteholders (as defined below). Notes issued by each Issuer are obligations solely of that Issuer (the Relevant Issuer) and without recourse whatsoever to any other Issuer. These terms and conditions (the Conditions) include summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Registered Notes, Bearer Notes, Certificates, Coupons and Talons referred to below. An amended and restated agency agreement dated on 10 September 2013 (as amended or supplemented from time to time, the Agency Agreement) has been entered into in relation to the Notes between the Issuers, the Note Trustee, HSBC Bank plc as issuing and paying agent and the other agents named in it. The issuing and paying agent, the other paying agents, the registrar, the transfer agents and the calculation agent(s) for the time being (if any) are referred to below respectively as the Issuing and Paying Agent, the Paying Agents (which expression shall include the Issuing and Paying Agent, the Registrar, the Transfer Agents (which expression shall include the Registrar) and the Calculation Agent(s). Copies of the Trust Deed, the Agency Agreement and the Prospectus are available for inspection during usual business hours at the principal office of the Note Trustee (presently at 8 Canada Square, London E14 5HQ) and at the specified offices of the Paying Agents and the Transfer Agents.
Notes means the euro medium term notes issued by the Issuers constituted by the Trust Deed and for the time being outstanding. References herein to the Notes shall be references to the relevant Series of Notes only.
The Noteholders, the holders of the interest coupons (the Coupons) relating to interest bearing Notes in bearer form and, where applicable in the case of such Notes, talons for further Coupons (the Talons) (the Couponholders) are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and are deemed to have notice of those provisions applicable to them of the Agency Agreement.
As used in these Conditions, Tranche means Notes which are identical in all respects and Series means a series of Notes comprising of one or more Tranches of Notes which are identical save for the issue date, issue price and/or the first payment of interest.

Any reference in these Conditions to Final Terms shall be deemed to include a reference to Pricing Supplement, where relevant.

1.	Form, Denomination and Title
The Notes are issued in bearer form (Bearer Notes) or in registered form (Registered Notes) in each case in the Specified Denomination(s) shown in the Final Terms provided that in the case of any Notes which are to be admitted to trading on a regulated market within the European Economic Area or offered to the public in a Member State of the European Economic Area in circumstances which require the publication of a Prospectus under the Prospectus Directive, the minimum Specified Denomination shall be €100,000 (or its equivalent in any other currency as at the date of issue of the relevant Notes).
All Registered Notes shall have the same Specified Denomination.
Unless the Note is an Exempt Note, the Note may be a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Index Linked Interest Note, an Index Linked Redemption Note or a combination of any of the foregoing or any other kind of Note, depending upon the Interest and Redemption/Payment Basis shown in the Final Terms.
If the Note is an Exempt Note, the Note may be a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Index Linked Interest Note, an Index Linked Redemption Note or a combination of any of the foregoing or any other kind of Note, depending upon the Interest and Redemption/Payment Basis shown in the Pricing Supplement.
Bearer Notes are serially numbered and are issued with Coupons (and, where appropriate, a Talon) attached, save in the case of Zero Coupon Notes in which case references to interest (other than in relation to interest due after the Maturity Date), Coupons and Talons in these Conditions are not applicable.
Registered Notes are represented by registered certificates (Certificates) and, save as provided in Condition 2(c) (Exercise of Options or Partial Redemption in Respect of Registered Notes), each Certificate shall represent the entire holding of Registered Notes by the same holder.
Title to the Bearer Notes and the Coupons and Talons shall pass by delivery. Title to the Registered Notes shall pass by registration in the register that the Issuers shall procure to be kept by the Registrar in accordance with the provisions of the Agency Agreement (the Register). Except as ordered by a court of competent jurisdiction or as required by law, the holder (as defined below) of any Note, Coupon or Talon shall be deemed to be and may be treated as its absolute owner for all purposes whether or not it is overdue and regardless of any notice of ownership, trust or an interest in it, any writing on it (or on the Certificate representing it) or its theft or loss (or that of the related Certificate) and no person shall be liable for so treating the holder.
In these Conditions, Noteholder means the bearer of any Bearer Note or the person in whose name a Registered Note is registered (as the case may be), holder (in relation to a Note, Coupon or Talon) means the bearer of any Bearer Note, Coupon or Talon or the person in whose name a Registered Note is registered (as the case may be) and capitalised terms have the meanings given to them in the Final Terms, the absence of any such meaning indicating that such term is not applicable to the Notes.

For so long as any of the Notes is represented by a Global Note held on behalf of Euroclear and/or Clearstream, Luxembourg, each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear, Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Note Trustee and the Agents as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such nominal amount of such Notes, for which purpose the bearer of the relevant Bearer Global Note or the registered holder of the relevant Registered Global Note shall be treated by the Issuer, the Note Trustee and any Agent as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the expressions Noteholder and holder of Notes and related expressions shall be construed accordingly.

2.	No Exchange of Notes and Transfers of Registered Notes

(a)
No Exchange of Notes: Registered Notes may not be exchanged for Bearer Notes. Bearer Notes of one Specified Denomination may not be exchanged for Bearer Notes of another Specified Denomination. Bearer Notes may not be exchanged for Registered Notes.

(b)
Transfer of Registered Notes: One or more Registered Notes may be transferred upon the surrender (at the specified office of the Registrar or any Transfer Agent) of the Certificate representing such Registered Notes to be transferred, together with the form of transfer endorsed on such Certificate, (or another form of transfer substantially in the same form and containing the same representations and certifications (if any), unless otherwise agreed by the Relevant Issuer), duly completed and executed and any other evidence as the Registrar or Transfer Agent may reasonably require. In the case of a transfer of part only of a holding of Registered Notes represented by one Certificate, a new Certificate shall be issued to the transferee in respect of the part transferred and a further new Certificate in respect of the balance of the holding not transferred shall be issued to the transferor. All transfers of Notes and entries on the Register will be made subject to the detailed regulations concerning transfers of Notes scheduled to the Agency Agreement. The regulations may be changed by the Issuers, with the prior written approval of the Registrar and the Note Trustee. A copy of the current regulations will be made available by the Registrar to any Noteholder upon request.

(c)
Exercise of Options or Partial Redemption in Respect of Registered Notes: In the case of an exercise of a Relevant Issuer’s or Noteholders’ option in respect of, or a partial redemption of, a holding of Registered Notes represented by a single Certificate, a new Certificate shall be issued to the holder to reflect the exercise of such option or in respect of the balance of the holding not redeemed. In the case of a partial exercise of an option resulting in Registered Notes of the same holding having different terms, separate Certificates shall be issued in respect of those Notes of that holding that have the same terms. New Certificates shall only be issued against surrender of the existing Certificates to the Registrar or any Transfer Agent. In the case of a transfer of Registered Notes to a person who is already a holder of Registered Notes, a new Certificate representing the enlarged holding shall only be issued against surrender of the Certificate representing the existing holding.

(d)
Delivery of New Certificates: Each new Certificate to be issued pursuant to Conditions 2(b) (Transfer of Registered Notes) or (c) (Exercise of Options or Partial Redemption in Respect of Registered Notes) shall be available for delivery within three business days of receipt of the form of transfer or Exercise

Notice (as defined in Condition 6(f) (Redemption at the Option of Noteholders)) and surrender of the Certificate for exchange. Delivery of the new Certificate(s) shall be made at the specified office of the Transfer Agent or of the Registrar (as the case may be) to whom delivery or surrender of such form of transfer, Exercise Notice or Certificate shall have been made or, at the option of the holder making such delivery or surrender as aforesaid and as specified in the relevant form of transfer, Exercise Notice or otherwise in writing, be mailed by uninsured post at the risk of the holder entitled to the new Certificate to such address as may be so specified, unless such holder requests otherwise and pays in advance to the relevant Transfer Agent the costs of such other method of delivery and/or such insurance as it may specify. In this Condition 2(d) (Delivery of New Certificates), business day means a day, other than a Saturday or Sunday, on which banks are open for business in the place of the specified office of the relevant Transfer Agent or the Registrar (as the case may be).

(e)
Transfers Free of Charge: Transfers of Notes and Certificates on registration, transfer, exercise of an option or partial redemption shall be effected without charge by or on behalf of the Relevant Issuer, the Registrar or the Transfer Agents, but upon payment of any tax or other governmental charges that may be imposed in relation to it (or the giving of such indemnity as the Registrar or the relevant Transfer Agent may require).

(f)
Closed Periods: No Noteholder may require the transfer of a Registered Note to be registered (i) during the period of 15 days ending on the due date for redemption of that Note, (ii) during the period of 15 days prior to any date on which Notes may be called for redemption by the Relevant Issuer at its option pursuant to Condition 6(e) (Redemption at the Option of the Relevant Issuer), (iii) after any such Note has been called for redemption or (iv) during the period of seven days ending on (and including) any Record Date.

3.	Status
The Notes and the Coupons relating to them constitute (subject to Condition 4 (Negative Pledge and Restriction on Distribution of Dividends)) direct, general, unconditional and unsecured obligations of the Issuers and shall at all times rank pari passu and without any preference among themselves. The payment obligations of the Issuers under the Notes and the Coupons relating to them shall, save for such exceptions as may be provided by applicable legislation and subject to Condition 4 (Negative Pledge and Restriction on Distribution of Dividends), at all times rank at least equally with all other unsecured and unsubordinated indebtedness of the Issuers present and future.

4.	Negative Pledge and Restriction on Distribution of Dividends

(a)
Negative Pledge: So long as any Note or Coupon remains outstanding (as defined in the Trust Deed), the Relevant Issuer will ensure that no Relevant Indebtedness (as defined below) of the Relevant Issuer and no guarantee by the Relevant Issuer of any Relevant Indebtedness of any person will be secured by a mortgage, charge, lien, pledge or other security interest (each a Security Interest) upon, or with respect to, any of the present or future business, undertaking, assets or revenues (including any uncalled capital) of the Relevant Issuer unless the Relevant Issuer, before or at the same time as the creation of the Security Interest, takes any and all action necessary to ensure that:

(i)
all amounts payable by the Relevant Issuer under the Notes, the Coupons and the Trust Deed are secured equally and rateably with the Relevant Indebtedness or guarantee, as the case may be, by the same Security Interest, in each case to the satisfaction of the Note Trustee; or

(ii)
such other Security Interest or guarantee or other arrangement (whether or not including the giving of a Security Interest) is provided in respect of all amounts payable by the Relevant Issuer under the Notes, the Coupons and the Trust Deed either (A) as the Note Trustee shall in its absolute discretion deem not materially less beneficial to the interests of the Noteholders or (B) as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders.

(b)
Restriction on distribution of dividends: So long as any Note or Coupon remains outstanding (as defined in the Trust Deed), the Relevant Issuer shall not at any time declare or make a distribution (as defined in Section 1000 of the Corporation Tax Act 2010) or grant a loan or any other credit facility to any of its shareholders unless (1) immediately following the occurrence of any such event, the Net Debt (as defined below) at such time would not exceed 85 per cent. of the Regulatory Asset Base relating to the year in which the relevant distribution or grant was first declared or made; and (2) written certification thereof, signed by two directors of the Relevant Issuer, has been provided to the Note Trustee on or prior to such distribution or grant. Such certification may be relied upon by the Note Trustee without further enquiry or evidence and, if relied upon by the Note Trustee, shall be conclusive and binding on all parties whether or not addressed to each such party.

(c)	Definitions: In this Condition:
borrowed money means (i) money borrowed, (ii) liabilities under or in respect of any acceptance or acceptance credit or (iii) any notes, bonds, debentures, debenture stock, loan stock or other securities offered, issued or distributed whether by way of public offer, private placing, acquisition consideration or otherwise and whether issued for cash or in whole or in part for a consideration other than cash.
Net Debt at any time, means the aggregate amount of all indebtedness for borrowed money of the Relevant Issuer at such time less the aggregate of:

(i)	amounts credited to current accounts or deposits and certificates of deposit (with a term not exceeding three months) at, or issued by, any bank, building society or other financial institution;

(ii)	cash in hand;

(iii)	the lower of book and market value (calculated, where relevant, by reference to their bid price) of gilts issued by the United Kingdom Government; and

(iv)	subordinated intra-group items, loans from Affiliates (as defined in Condition 7 below) and shareholder loans, in each case beneficially owned by the Relevant Issuer and in each case so that no amount shall be included or excluded more than once.
Regulatory Asset Base means in respect of any year, the regulatory asset base of the Relevant Issuer most recently published and as last determined and notified to the Relevant Issuer in respect of such year by the Great Britain Office of the Gas and Electricity Markets (Ofgem) or any successor of Ofgem (interpolated as necessary and adjusted for additions to the regulatory asset base of the Relevant Issuer and adjusted as appropriate for out-term inflation/regulatory depreciation in respect of the Relevant Issuer).

Relevant Indebtedness means:

(i)
any present or future indebtedness (whether being principal, premium, interest or other amounts) in the form of or represented by bonds, notes, debentures, debenture stock, loan stock or other securities, whether issued for cash or in whole or in part for a consideration other than cash, and which are or are capable of being quoted, listed or ordinarily dealt in on any stock exchange or recognised over-the-counter or other securities market;

(ii)	monies borrowed or raised from, or any acceptance credit opened by, a bank, building society or other financial institution; and

(iii)	any leasing or hire purchase agreement which would be treated as a finance lease in the accounts of the relevant person.
Any reference to an obligation being “guaranteed” shall include a reference to an indemnity being given in respect of that obligation.

5.	Interest and other Calculations

(a)
Interest on Fixed Rate Notes: Each Fixed Rate Note bears interest on its outstanding nominal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on each Interest Payment Date. The amount of interest payable shall be determined in accordance with Condition 5(f) (Calculations).

(b)	Interest on Floating Rate Notes:

(i)
Interest Payment Dates: Each Floating Rate Note bears interest on its outstanding nominal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on each Interest Payment Date. The amount of interest payable shall be determined in accordance with Condition 5(f) (Calculations). Such Interest Payment Date(s) is/are either shown in the Final Terms as Specified Interest Payment Dates or, if no Specified Interest Payment Date(s) is/are shown in the Final Terms, Interest Payment Date shall mean each date which falls the number of months or other period shown in the Final Terms as the Interest Period after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

(ii)
Business Day Convention: If any date referred to in these Conditions that is specified to be subject to adjustment in accordance with a Business Day Convention would otherwise fall on a day that is not a Business Day, then, if the Business Day Convention specified is (A) the Floating Rate Business Day Convention, such date shall be postponed to the next day that is a Business Day unless it would thereby fall into the next calendar month, in which event (x) such date shall be brought forward to the immediately preceding Business Day and (y) each subsequent such date shall be the last Business Day of the month in which such date would have fallen had it not been subject to adjustment, (B) the Following Business Day Convention, such date shall be postponed to the next day that is a Business Day, (C) the Modified Following Business Day Convention, such date shall be postponed to the next day that is a Business Day unless it would thereby fall into the next calendar month, in which event such date shall be brought forward to the immediately preceding Business Day or (D) the Preceding Business

Day Convention, such date shall be brought forward to the immediately preceding Business Day.

(iii)
Rate of Interest for Floating Rate Notes: The Rate of Interest in respect of Floating Rate Notes for each Interest Accrual Period shall be determined in the manner specified in the Final Terms and the provisions below relating to either ISDA Determination or Screen Rate Determination shall apply, depending upon which is specified in the Final Terms.

(A)	ISDA Determination for Floating Rate Notes
Where ISDA Determination is specified in the Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period shall be determined by the Calculation Agent as a rate equal to the relevant ISDA Rate. For the purposes of this sub-paragraph (A), ISDA Rate for an Interest Accrual Period means a rate equal to the Floating Rate that would be determined by the Calculation Agent under a Swap Transaction under the terms of an agreement incorporating the ISDA Definitions and under which:

(x)	the Floating Rate Option is as specified in the relevant Final Terms

(y)	the Designated Maturity is a period specified in the relevant Final Terms and

(z)	the relevant Reset Date is the first day of that Interest Accrual Period unless otherwise specified in the relevant Final Terms.
For the purposes of this sub-paragraph (A), Floating Rate, Calculation Agent, Floating Rate Option, Designated Maturity, Reset Date and Swap Transaction have the meanings given to those terms in the ISDA Definitions.

(B)	Screen Rate Determination for Floating Rate Notes

(x)
Where Screen Rate Determination is specified in the Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period will, subject as provided below, be either:

(1)	the offered quotation; or

(2)	the arithmetic mean of the offered quotations,
(expressed as a percentage rate per annum) for the Reference Rate (being either LIBOR or EURIBOR, as specified in the applicable Final Terms) which appears or appear, as the case may be, on the Relevant Screen Page as at either 11.00 a.m. (London time in the case of LIBOR or Brussels time in the case of EURIBOR) on the Interest Determination Date in question as determined by the Calculation Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Calculation Agent for the purpose of determining the arithmetic mean of such offered quotations.
If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the Final Terms as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided in the Final Terms.

(y)
if the Relevant Screen Page is not available, or if sub-paragraph (x)(1) applies and no such offered quotation appears on the Relevant Screen Page or if sub paragraph (x)(2) above applies and fewer than three such offered quotations appear on the Relevant Screen Page in each case as at the time specified above, subject as provided below, the Calculation Agent shall request, if the Reference Rate is LIBOR, the principal London office of each of the Reference Banks or, if the Reference Rate is EURIBOR, the principal Euro-zone office of each of the Reference Banks, to provide the Calculation Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate if the Reference Rate is LIBOR, at approximately 11.00 a.m. (London time), or if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time) on the Interest Determination Date in question. If two or more of the Reference Banks provide the Calculation Agent with such offered quotations, the Rate of Interest for such Interest Accrual Period shall be the arithmetic mean of such offered quotations as determined by the Calculation Agent; and

(z)
if paragraph (y) above applies and the Calculation Agent determines that fewer than two Reference Banks are providing offered quotations, subject as provided below, the Rate of Interest shall be the arithmetic mean of the rates per annum (expressed as a percentage) as communicated to (and at the request of) the Calculation Agent by the Reference Banks or any two or more of them, at which such banks were offered, if the Reference Rate is LIBOR, at approximately 11.00 a.m. (London time) or, if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time) on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in, if the Reference Rate is LIBOR, the London inter-bank market or, if the Reference Rate is EURIBOR, the Euro-zone inter-bank market, as the case may be, or, if fewer than two of the Reference Banks provide the Calculation Agent with such offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, if the Reference Rate is LIBOR, at approximately 11.00 a.m. (London time) or, if the Reference Rate is EURIBOR, at approximately 11.00 a.m. (Brussels time), on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Note Trustee and the Relevant Issuer suitable for such purpose) informs the Calculation Agent it is quoting to leading banks in, if the Reference Rate is LIBOR, the London inter-bank market or, if the Reference Rate is EURIBOR, the Euro-zone inter-bank market, as the case may be, provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin or Maximum or Minimum Rate of Interest is to be applied to the relevant Interest Accrual Period from that which applied to the last preceding Interest Accrual Period, the Margin or Maximum or Minimum Rate of Interest relating to the relevant Interest Accrual Period, in place of the Margin or Maximum or Minimum Rate of Interest relating to that last preceding Interest Accrual Period).

(c)
Zero Coupon Notes: Where a Note the Interest Basis of which is specified to be zero coupon is repayable prior to the Maturity Date and is not paid when due, the amount due and payable prior to the Maturity Date shall be the Early Redemption Amount of such Note. As from the Maturity Date, the Rate of Interest for any overdue principal of such a Note shall be a rate per annum (expressed as a percentage) equal to the Amortisation Yield (as described in Condition 6(b)(i) (Early Redemption:).

(d)
Accrual of Interest: Interest shall cease to accrue on each Note on the due date for redemption unless, upon due presentation, payment is improperly withheld or refused, in which event interest shall continue to accrue (both before and after judgment) at the Rate of Interest in the manner provided in this Condition 5 (Interest and other Calculations) to the Relevant Date (as defined in Condition 10 (Taxation)).

(e)	Margin, Maximum/Minimum Rates of Interest, Redemption Amounts and Rounding:

(i)
If any Margin is specified in the Final Terms (either (x) generally, or (y) in relation to one or more Interest Accrual Periods), an adjustment shall be made to all Rates of Interest, in the case of (x), or the Rates of Interest for the specified Interest Accrual Periods, in the case of (y), calculated in accordance with Condition 5(b) (Interest on Floating Rate Notes) above by adding (if a positive number) or subtracting the absolute value (if a negative number) of such Margin, subject always to the next paragraph.

(ii)
If any Maximum or Minimum Rate of Interest or Redemption Amount is specified in the Final Terms, then any Rate of Interest or Redemption Amount shall be subject to such maximum or minimum, as the case may be.

(iii)
For the purposes of any calculations required pursuant to these Conditions (unless otherwise specified), (x) all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with halves being rounded up), (y) all figures shall be rounded to seven significant figures (with halves being rounded up) and (z) all currency amounts that fall due and payable shall be rounded to the nearest unit of such currency (with halves being rounded up), save in the case of yen, which shall be rounded down to the nearest yen. For these purposes unit means the lowest amount of such currency that is available as legal tender in the countries of such currency.

(f)
Calculations: The amount of interest payable per Calculation Amount in respect of any Note for any Interest Accrual Period shall be equal to the product of the Rate of Interest, the Calculation Amount specified in the Final Terms, and the Day Count Fraction for such Interest Accrual Period, unless an

Interest Amount (or a formula for its calculation) is applicable to such Interest Accrual Period, in which case the amount of interest payable per Calculation Amount in respect of such Note for such Interest Accrual Period shall equal such Interest Amount (or be calculated in accordance with such formula). Where any Interest Period comprises two or more Interest Accrual Periods, the amount of interest payable per Calculation Amount in respect of such Interest Period shall be the sum of the Interest Amounts payable in respect of each of those Interest Accrual Periods. In respect of any other period for which interest is required to be calculated, the provisions above shall apply save that the Day Count Fraction shall be for the period for which interest is required to be calculated.

(g)
Determination and Publication of Rates of Interest, Interest Amounts, Final Redemption Amounts, Early Redemption Amounts and Optional Redemption Amounts: The Calculation Agent shall, as soon as practicable on each Interest Determination Date, or such other time on such date as the Calculation Agent may be required to calculate any rate or amount, obtain any quotation or make any determination or calculation, determine such rate and calculate the Interest Amounts in respect of each denomination of the Notes for the relevant Interest Accrual Period, Interest Period or Interest Payment Date calculate the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, obtain such quotation and/or make such determination or calculation, as the case may be, and cause the Rate of Interest and the Interest Amounts for each Interest Accrual Period, Interest Period or Interest Payment Date and, if required, the relevant Interest Payment Date and, if required to be calculated, the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount to be notified to the Note Trustee, the Relevant Issuer, each of the Paying Agents, the Noteholders, any other Calculation Agent appointed in respect of the Notes that is to make a further calculation upon receipt of such information and, if the Notes are listed on a stock exchange and the rules of such exchange or other relevant authority so require, such exchange or other relevant authority as soon as possible after their determination but in no event later than (i) the commencement of the relevant Interest Period, if determined prior to such time, in the case of notification to such exchange of a Rate of Interest and Interest Amount, or (ii) in all other cases, the fourth Business Day after such determination. Where any Interest Payment Date or Interest Period Date is subject to adjustment pursuant to Condition 5(b)(ii) (Interest on Floating Rate Notes), the Interest Amounts and the Interest Payment Date so published may subsequently be amended (or appropriate alternative arrangements made with the consent of the Note Trustee by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. If the Notes become due and payable under Condition 12 (Events of Default), the accrued interest and the Rate of Interest payable in respect of the Notes shall nevertheless continue to be calculated as previously in accordance with this Condition but no publication of the Rate of Interest or the Interest Amount so calculated need be made unless the Note Trustee otherwise requires. The determination of any rate or amount, the obtaining of each quotation and the making of each determination or calculation by the Calculation Agent(s) shall (in the absence of manifest error) be final and binding upon all parties.

(h)
Linear Interpolation: Where “Linear Interpolation” is specified as applicable in respect of an Interest Period in the applicable Final Terms, the Rate of Interest for such Interest Period shall be calculated by the Agent by straight line linear interpolation by reference to two rates based on the relevant Reference Rate (where Screen Rate Determination is specified as applicable in the applicable Final Terms) or the relevant Floating Rate Option (where ISDA Determination is specified as applicable in the applicable Final Terms), one of which shall be determined as if the Designated Maturity were the period of time for which rates are available next shorter than the length of the relevant Interest Period and the other of which shall be determined as if the Designated Maturity were the period of time for which rates are available next longer than the length of the relevant Interest Period provided however that if there is no rate available for a period of time next shorter or, as the case may be, next longer, then the Agent shall determine such rate at such time and by reference to such sources as it determines appropriate.

(i)
Determination or Calculation by Note Trustee: If the Calculation Agent does not at any time for any reason determine or calculate the Rate of Interest for an Interest Accrual Period or any Interest Amount, Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, or take any action that it is required to do pursuant to these Conditions, the Calculation Agent shall forthwith notify the Relevant Issuer, the Note Trustee and the Issuing and Paying Agent and the Note Trustee (whether or not it receives such notice) shall do so (or shall appoint an agent on its behalf to do so) and such determination or calculation shall be deemed to have been made by the Calculation Agent. In doing so, the Note Trustee shall apply the foregoing provisions of this Condition, with any necessary consequential amendments, to the extent that, in its opinion, it can do so, and, in all other respects it shall do so in such manner as it shall deem fair and reasonable in all the circumstances.

(j)	Definitions: In these Conditions, unless the context otherwise requires, the following defined terms shall have the meanings set out below:
Business Day means:

(i)
in the case of a currency other than euro, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in the principal financial centre for such currency and in each (if any) Business Centre; and/or

(ii)
in the case of euro, a day on which the TARGET System is operating (a TARGET Business Day) and a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in each (if any) Business Centre.

Day Count Fraction means, in respect of the calculation of an amount of interest on any Note for any period of time (from and including the first day of such period to but excluding the last) (whether or not constituting an Interest Period or an Interest Accrual Period, the Calculation Period):

(i)
if Actual/Actual or Actual/Actual (ISDA) is specified in the Final Terms, the actual number of days in the Calculation Period divided by 365 (or, if any portion of that Calculation Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365)

(ii)	if Actual/365 (Fixed) is specified in the Final Terms, the actual number of days in the Calculation Period divided by 365

(iii)	if Actual/365 (Sterling) is specified in the Final Terms, the actual number of days in the Calculation Period divided by 365 or, in the case of an Interest Period Date falling in a leap year, 366

(iv)	if Actual/360 is specified in the Final Terms, the actual number of days in the Calculation Period divided by 360

(v)	if 30/360, 360/360 or Bond Basis is specified in the Final Terms, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 - Y1)] + [30 x (M2 - M1) + (D2 - D1)]
360
where:
Y1 is the year, expressed as a number, in which the first day of the Calculation Period falls;
Y2 is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;
M1 is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;
M2 is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;
D1 is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and
D2 is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30

(vi)	if 30E/360 or Eurobond Basis is specified in the Final Terms, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 - Y1)] + [30 x (M2 - M1) + (D2 - D1)]
360
where:
Y1 is the year, expressed as a number, in which the first day of the Calculation Period falls;
Y2 is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;
M1 is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;
M2 is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;
D1 is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and

D2 is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31, in which case D2 will be 30

(vii)	if 30E/360 (ISDA) is specified in the Final Terms, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 - Y1)] + [30 x (M2 - M1) + (D2 - D1)]
360
where:
Y1 is the year, expressed as a number, in which the first day of the Calculation Period falls;
Y2 is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;
M1 is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;
M2 is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;
D1 is the first calendar day, expressed as a number, of the Calculation Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D2 will be 30; and
D2 is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30

(viii)	if Actual/Actual-ICMA is specified in the Final Terms,

(a)
if the Calculation Period is equal to or shorter than the Determination Period during which it falls, the number of days in the Calculation Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Periods normally ending in any year; and

(b)	if the Calculation Period is longer than one Determination Period, the sum of:

(x)
the number of days in such Calculation Period falling in the Determination Period in which it begins divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Periods normally ending in any year; and

(y)
the number of days in such Calculation Period falling in the next Determination Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Periods normally ending in any year where:
Determination Period means the period from and including a Determination Date in any year to but excluding the next Determination Date and
Determination Date means the date(s) specified as such in the Final Terms or, if none is so specified, the Interest Payment Date(s)
Designated Maturity means, in relation to Screen Rate Determination, the period of time designated in the Reference Rate.
Euro-zone means the region comprised of member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended.
Interest Accrual Period means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Period Date and each successive period beginning on (and including) an Interest Period Date and ending on (but excluding) the next succeeding Interest Period Date.
Interest Amount means:

(i)
in respect of an Interest Accrual Period, the amount of interest payable per Calculation Amount for that Interest Accrual Period and which, in the case of Fixed Rate Notes, and unless otherwise specified in the Final Terms, shall mean the Fixed Coupon Amount or Broken Amount specified in the Final Terms as being payable on the Interest Payment Date ending the Interest Period of which such Interest Accrual Period forms part; and

(ii)	in respect of any other period, the amount of interest payable per Calculation Amount for that period.
Interest Commencement Date means the Issue Date or such other date as may be specified in the Final Terms.
Interest Determination Date means, with respect to a Rate of Interest and Interest Accrual Period, the date specified as such in the Final Terms or, if none is so specified, (i) the first day of such Interest Accrual Period if the Specified Currency is Sterling or (ii) the day falling two Business Days in London for the Specified Currency prior to the first day of such Interest Accrual Period if the Specified Currency is neither Sterling nor euro or (iii) the day falling two TARGET Business Days prior to the first day of such Interest Accrual Period if the Specified Currency is euro.
Interest Period means the period beginning on and including the Interest Commencement Date and ending on but excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date.
Interest Period Date means each Interest Payment Date unless otherwise specified in the Final Terms.
ISDA Definitions means the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc..

Rate of Interest means the rate of interest payable from time to time in respect of this Note and that is either specified or calculated in accordance with the provisions in the Final Terms.
Reference Banks means, in the case of a determination of LIBOR, the principal London office of four major banks in the London inter-bank market and, in the case of a determination of EURIBOR, the principal Euro-zone office of four major banks in the Euro-zone inter-bank market, in each case selected by the Calculation Agent or as specified in the Final Terms.
Reference Rate means the rate specified as such in the Final Terms (being either LIBOR or EURIBOR).
Relevant Screen Page means such page, section, caption, column or other part of a particular information service as may be specified in the Final Terms.
Specified Currency means the currency specified as such in the Final Terms or, if none is specified, the currency in which the Notes are denominated.
TARGET System means the Trans-European Automated Real-Time Gross Settlement Express Transfer (known as TARGET2) System which was launched on 19 November 2007 or any successor thereto.

(k)
Calculation Agent: The Relevant Issuer shall procure that there shall at all times be one or more Calculation Agents if provision is made for them in the Final Terms and for so long as any Note is outstanding (as defined in the Trust Deed). Where more than one Calculation Agent is appointed in respect of the Notes, references in these Conditions to the Calculation Agent shall be construed as each Calculation Agent performing its respective duties under the Conditions. If the Calculation Agent is unable or unwilling to act as such or if the Calculation Agent fails duly to establish the Rate of Interest for an Interest Accrual Period or to calculate any Interest Amount, Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, or to comply with any other requirement, the Relevant Issuer shall (with the prior approval of the Note Trustee) appoint a leading bank or financial institution engaged in the interbank market (or, if appropriate, money, swap or over-the-counter index options market) that is most closely connected with the calculation or determination to be made by the Calculation Agent (acting through its principal London office or any other office actively involved in such market) to act as such in its place. The Calculation Agent may not resign its duties without a successor having been appointed as aforesaid.

(l)
Adjustment to Rate of Interest: If, in respect of a Tranche of Notes, Ratings Downgrade Rate Adjustment is specified in the relevant Final Terms as being applicable, the Rate of Interest specified in the Final Terms (the Initial Rate of Interest) and payable on the Notes will be subject to adjustment from time to time in the event of a Rating Change or Rating Changes, within the period from and including the Issue Date of such Tranche of Notes to and including the date falling 18 months from such Issue Date (the Rating Change Period, with the final date of such Rating Change Period being the Rating Change Period End Date), which adjustment shall be determined as follows.

If, following a Rating Change within the Rating Change Period:

(i)
the lowest Rating then assigned to the Notes is A- or A3 or higher, then (unless there is a subsequent Rating Change within the Rating Change Period) from and including the first Interest Payment Date following the Rating Change, the rate of interest payable on the Notes shall be the Initial Rate of Interest;

(ii)
the lowest Rating then assigned to the Notes is BBB+ or Baa1, then (unless there is a subsequent Rating Change within the Rating Change Period) from and including the first Interest Payment Date following the Rating Change, the rate of interest payable on the Notes shall be the Initial Rate of Interest plus 0.25 per cent. per annum;

(iii)
the lowest Rating then assigned to the Notes is BBB or Baa2, then (unless there is a subsequent Rating Change within the Rating Change Period) from and including the first Interest Payment Date following the Rating Change, the rate of interest payable on the Notes shall be the Initial Rate of Interest plus 0.50 per cent. per annum; or

(iv)
the lowest Rating then assigned to the Notes is BBB- or Baa3 or lower, or if such Ratings are withdrawn by both of Moody’s Investor Services Limited and Standard & Poor's Credit Market Services Europe Limited, then (unless there is a subsequent Rating Change within the Rating Change Period) from and including the first Interest Payment Date following the Rating Change the rate of interest payable on the Notes shall be the Initial Rate of Interest plus 0.75 per cent. per annum in each case, the Revised Rate of Interest.
Following each Rating Change the Relevant Issuer will notify the Noteholders of the Revised Rate of Interest following such Rating Change in accordance with the provisions of Condition 18 (Notices) as soon as reasonably practicable after the occurrence of the Rating Change. If, in respect of an Interest Period (the Relevant Interest Period), there is more than one Rating Change, the Revised Rate of Interest which will apply for the succeeding Interest Period will be the Revised Rate of Interest resulting from the last Rating Change in the Relevant Interest Period.
There shall be no limit to the number of times that adjustments to the rate of interest payable on the Notes may be made pursuant to this Condition 5(l) during the Rating Change Period, provided always that at no time during the term of the Notes will the rate of interest payable on the Notes be less than the Initial Interest Rate or more than the Initial Interest Rate plus 0.75 per cent. per annum. For the avoidance of doubt, the rate of interest payable on the Notes from and including the first Interest Payment Date following the Rating Change Period End Date to maturity of the Notes shall be determined in accordance with the Ratings assigned to the Notes as of the Rating Change Period End Date.
Rating Agency means Standard & Poor’s Credit Market Services Europe Limited or any of its subsidiaries and their successors or Moody’s Investors Service Limited or any of its subsidiaries and their successors or any rating agency substituted for any of them (or any permitted substitute of them) by the Relevant Issuer from time to time with the prior written approval of the Note Trustee; and
Rating Change means the public announcement by any Rating Agency assigning a credit rating to the Notes of a change in, or confirmation of, the rating of the Notes or, as the case may be, of a credit rating being applied.

6.	Redemption, Purchase and Options

(a)	Final Redemption:

Unless previously redeemed, purchased and cancelled as provided below, each Note shall be finally redeemed on the Maturity Date specified in the Final Terms at its Final Redemption Amount (which, unless otherwise provided in the Final Terms, is its nominal amount).

(b)	Early Redemption:

(i)	Zero Coupon Notes:

(A)
The Early Redemption Amount payable in respect of any Zero Coupon Note, the Early Redemption Amount of which is not linked to an index and/or a formula, upon redemption of such Note pursuant to Condition 6(c) (Redemption for Taxation Reasons) or upon it becoming due and payable as provided in Condition 12 (Events of Default) shall be the Amortised Face Amount (calculated as provided below) of such Note unless otherwise specified in the Final Terms.

(B)
Subject to the provisions of sub-paragraph (C) below, the Amortised Face Amount of any such Note shall be the scheduled Final Redemption Amount of such Note on the Maturity Date discounted at a rate per annum (expressed as a percentage) equal to the Amortisation Yield (which, if none is shown in the Final Terms, shall be such rate as would produce an Amortised Face Amount equal to the issue price of the Notes if they were discounted back to their issue price on the Issue Date) compounded annually.

(C)
If the Early Redemption Amount payable in respect of any such Note upon its redemption pursuant to Condition 6(c) (Redemption for Taxation Reasons) or upon it becoming due and payable as provided in Condition 12 (Events of Default) is not paid when due, the Early Redemption Amount due and payable in respect of such Note shall be the Amortised Face Amount of such Note as defined in sub-paragraph (B) above, except that such sub-paragraph shall have effect as though the date on which the Note becomes due and payable were the Relevant Date. The calculation of the Amortised Face Amount in accordance with this subparagraph shall continue to be made (both before and after judgment) until the Relevant Date, unless the Relevant Date falls on or after the Maturity Date, in which case the amount due and payable shall be the scheduled Final Redemption Amount of such Note on the Maturity Date together with any interest that may accrue in accordance with Condition 5(c) (Zero Coupon Notes).

Where such calculation is to be made for a period of less than one year, it shall be made on the basis of the Day Count Fraction shown in the Final Terms.

(ii)
Other Notes: The Early Redemption Amount payable in respect of any Note (other than Notes described in (i) above), upon redemption of such Note pursuant to Condition 6(c) (Redemption for Taxation Reasons) or upon it becoming due and payable as provided in Condition 12 (Events of Default), shall be the Final Redemption Amount unless otherwise specified in the Final Terms.

(c)
Redemption for Taxation Reasons: The Notes may be redeemed at the option of the Relevant Issuer in whole, but not in part, on any Interest Payment Date (if this Note is either a Floating Rate Note or an Indexed Note) or at any time (if this Note is neither a Floating Rate Note nor an Indexed Note), on giving not less than 30 nor more than 60 days’ notice to the Note Trustee and the Noteholders in accordance with Condition 18 (Notices) (which notice shall be irrevocable) at their Early Redemption Amount (as described in Condition 6(b) (Early Redemption) above) (together with interest accrued to the date fixed for redemption), if (i) the Relevant Issuer satisfies the Note Trustee immediately before the giving of such notice that it has or will become obliged to pay additional amounts as described under Condition 10 (Taxation) as a result of any change in, or amendment to, the laws or regulations of the United Kingdom or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes, and (ii) such obligation cannot be avoided by the Relevant Issuer taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Relevant Issuer would be obliged to pay such additional amounts were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this Condition 6(c) (Redemption for Taxation Reasons), the Relevant Issuer shall deliver to the Note Trustee a certificate signed by two directors of the Relevant Issuer stating that the obligation referred to in (i) above cannot be avoided by the Relevant Issuer taking reasonable measures available to it and the Note Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the condition precedent set out in (ii) above, in which event it shall be conclusive and binding on Noteholders and Couponholders.
All Notes in respect of which any such notice is given shall be redeemed on the date specified in such notice in accordance with this Condition.

(d)
Redemption for Indexation Reasons: Upon the occurrence of any Index Event (as defined below), the Relevant Issuer may, upon giving not less than 30 nor more than 60 days’ notice to the Note Trustee and the holders of the Indexed Notes in accordance with Condition 18 (Notices), redeem all (but not some only) of the Indexed Notes of all Tranches on any Interest Payment Date at the Principal Amount Outstanding (adjusted in accordance with Condition 7(a) (Application of the Index Ratio)) plus accrued but unpaid interest. No single Tranche of Indexed Notes may be redeemed in these circumstances unless all the other Tranches of Indexed Notes linked to the same underlying Index are also redeemed at the same time. Before giving any such notice, the Relevant Issuer shall provide to the Note Trustee a certificate signed by two directors of the Relevant Issuer (a) stating that the Relevant Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Relevant Issuer so to redeem have occurred and (b) confirming that the Relevant Issuer will have sufficient funds on such Interest Payment Date to effect such redemption. The Note Trustee shall be entitled to rely on such certificate without liability to any person.

All Notes in respect of which any such notice is given shall be redeemed on the date specified in such notice in accordance with this Condition.
Index Event means (i) if the Index Figure for three consecutive months falls to be determined on the basis of an Index Figure previously published as provided in Condition 7(b)(ii) (Delay in publication of Index) and the Note Trustee has been notified by the Issuing and Paying Agent or Agent Bank that publication of the Index has ceased or (ii) notice is published by Her Majesty’s Treasury, or on its behalf, following a change in relation to the Index, offering a right of redemption to the holders of the Reference Gilt, and (in either case) no amendment or substitution of the Index has been advised by the Indexation Adviser to the Relevant Issuer and such circumstances are continuing.

(e)
Redemption at the Option of the Relevant Issuer: If Call Option is specified in the Final Terms, the Relevant Issuer may, on giving not less than 15 nor more than 30 days’ irrevocable notice to the Note Trustee and the Noteholders redeem all or, if so provided, some of the Notes on any Optional Redemption Date. Any such redemption of Notes shall be at their Optional Redemption Amount together with interest accrued up to (and including) the date fixed for redemption. Any such redemption or exercise must relate to Notes of a nominal amount at least equal to the Minimum Redemption Amount to be redeemed specified in the Final Terms and no greater than the Maximum Redemption Amount to be redeemed specified in the Final Terms.

All Notes in respect of which any such notice is given shall be redeemed on the date specified in such notice in accordance with this Condition.
In the case of a partial redemption the notice to Noteholders shall also contain the certificate numbers of the Bearer Notes, or in the case of Registered Notes shall specify the nominal amount of Registered Notes drawn and the holder(s) of such Registered Notes, to be redeemed, which shall have been drawn in such place as the Note Trustee may approve and in such manner as it deems appropriate, subject to compliance with any applicable laws and stock exchange or other relevant authority requirements.
In the case of a partial redemption of a Tranche of Notes represented by a New Global Note (as defined in the Trust Deed) pursuant to this Condition, the Notes to be redeemed (the Redeemed Notes) will be selected in accordance with the rules and procedures of Euroclear and/or Clearstream, Luxembourg (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion), not more than 30 days prior to the date fixed for redemption.

(f)
Redemption at the Option of Noteholders: If Investor Put is specified in the Final Terms, the Relevant Issuer shall, at the option of the holder of any such Note, upon the holder of such Note giving not less than 15 nor more than 30 days’ notice to the Relevant Issuer (or such other notice period as may be specified in the Final Terms) redeem such Note on the Optional Redemption Date(s) (specified in the Final Terms) at its Optional Redemption Amount (specified in the Final Terms) together with interest accrued up to (and including) the date fixed for redemption.

To exercise such option the holder must deposit (in the case of Bearer Notes) such Note (together with all unmatured Coupons and unexchanged Talons) with any Paying Agent or (in the case of Registered Notes) the Certificate representing such Note(s) with the Registrar or any Transfer Agent at its specified office, together with a duly completed option exercise notice (Exercise Notice) in the form obtainable from any Paying Agent, the Registrar or any Transfer Agent (as applicable) within the notice period. No Note or Certificate so deposited and option exercised may be withdrawn (except as provided in the Agency Agreement) without the prior consent of the Relevant Issuer.

(g)	Redemption at the Option of the Noteholders on a Restructuring Event

(i)	If Restructuring Put Option is specified in the Final Terms (and for the avoidance of doubt, the Investor Put is also specified in the Final Terms), and:

(a)	if, at any time while any of the Notes remains outstanding, a Restructuring Event (as defined below) occurs and prior to the commencement of or during the Restructuring Period (as defined below):

(A)
an independent financial adviser (as described below) shall have certified in writing to the Note Trustee that such Restructuring Event will not be or is not, in its opinion, materially prejudicial to the interests of the Noteholders; or

(B)
if there are Rated Securities (as defined below), each Rating Agency (as defined below) that at such time has assigned a current rating to the Rated Securities confirms in writing to the Relevant Issuer at its request (which it shall make as set out below) that it will not be withdrawing or reducing the then current rating assigned to the Rated Securities by it from an investment grade rating (BBB-/Baa3, or their respective equivalents for the time being, or better) to a non-investment grade rating (BB+/Bal, or their respective equivalents for the time being, or worse) or, if the Rating Agency shall have already rated the Rated Securities below investment grade (as described above), the rating will not be lowered by one full rating category or more, in each case as a result, in whole or in part, of any event or circumstance comprised in or arising as a result of the applicable Restructuring Event, the following provisions of this Condition 6(g) (Redemption at the Option of the Noteholders on a Restructuring Event) shall cease to have any further effect in relation to such Restructuring Event.

(b)	if, at any time while any of the Notes remains outstanding, a Restructuring Event occurs and (subject to Condition 6(g)(i)(a) (Redemption at the Option of the Noteholders on a Restructuring Event):

(A)	within the Restructuring Period, either:

(i)	if at the time such Restructuring Event occurs there are Rated Securities, a Rating Downgrade (as defined below) in respect of such Restructuring Event also occurs; or

(ii)	if at such time there are no Rated Securities, a Negative Rating Event (as defined below) in respect of such Restructuring Event also occurs; and

(B)
an independent financial adviser shall have certified in writing to the Note Trustee that such Restructuring Event is, in its opinion, materially prejudicial to the interests of the Noteholders (a Negative Certification), then, unless at any time the Relevant Issuer shall have given notice under Condition 6(e) (Redemption at the Option of the Relevant Issuer) or the holder shall have given notice under Condition 6(f) (Redemption at the Option of Noteholders) (if applicable), the holder of each Note will, upon the giving of a Put Event Notice (as defined below), have the option (the Restructuring Put Option) to require the Relevant Issuer to redeem or, at the option of the Relevant Issuer, purchase (or procure the purchase of) that Note on the Put Date (as defined below), at its Optional Redemption Amount (specified in the Final Terms) together with (or, where purchased, together with an amount equal to) interest (if any) accrued to (but excluding) the Put Date..

A Restructuring Event shall be deemed not to be materially prejudicial to the interests of the Noteholders if, notwithstanding the occurrence of a Rating Downgrade or a Negative Rating Event, the rating assigned to the Rated Securities by any Rating Agency (as defined below) is subsequently increased to, or, as the case may be, there is assigned to the Notes or other unsecured and unsubordinated debt of the Relevant Issuer having an initial maturity of five years or more by any Rating Agency, an investment grade rating (BBB-/Baa3) or their respective equivalents for the time being) or better prior to any Negative Certification being issued.
Any Negative Certification shall be conclusive and binding on the Note Trustee, the Relevant Issuer and the Noteholders. The Relevant Issuer may, at any time, with the approval of the Note Trustee appoint an independent financial adviser for the purposes of this Condition 6(g) (Redemption at the Option of the Noteholders on a Restructuring Event). If, within five Business Days following the occurrence of a Rating Downgrade or a Negative Rating Event, as the case may be, in respect of a Restructuring Event, the Relevant Issuer shall not have appointed an independent financial adviser for the purposes of Condition 6(g)(i)(b)(B) and (if so required by the Note Trustee) the Note Trustee is indemnified and/or prefunded and/or secured to its satisfaction against the costs of such adviser, the Note Trustee may appoint an independent financial adviser for such purpose following consultation with the Relevant Issuer.

(ii)
Promptly upon the Relevant Issuer becoming aware that a Put Event (as defined below) has occurred, and in any event not later than 14 days after the occurrence of a Put Event, the Relevant Issuer shall, and at any time upon the Note Trustee if so requested by the holders of at least one-quarter in nominal amount of the Notes then outstanding shall, give notice (a Put Event Notice) to the Noteholders in accordance with Condition 18 (Notices) specifying the nature of the Put Event and the procedure for exercising the Restructuring Put Option.

(iii)
To exercise the Restructuring Put Option, the holder of a Note must comply with the provisions of Condition 6(f) (Redemption at the Option of Noteholders). The applicable notice period for the purposes of Condition 6(f) (Redemption at the Option of Noteholders), as applied to a Restructuring Put Option, shall be the period (the Put Period) of 45 days after that on which a Put Event Notice is given. Subject to the relevant Noteholder having complied with Condition 6(f) (Redemption at the Option of Noteholders), the Relevant Issuer shall redeem or, at the option of that Relevant Issuer, purchase (or procure the purchase of) the relevant Note on the fifteenth day after the date of expiry of the Put Period (the Put Date) unless previously redeemed or purchased.

(iv)	For the purposes of these Conditions:

(a)
Distribution Services Area means, in respect of a Relevant Issuer, the area specified as such in the distribution licence granted to it on 1 October 2001 under section 6(l)(c) of the Electricity Act 1989 (as amended by section 30 of the Utilities Act 2000), as of the date of such distribution licence.

(b)
A Negative Rating Event shall be deemed to have occurred if (1) a Relevant Issuer does not, either prior to or not later than 14 days after the date of the relevant Restructuring Event, seek, and thereupon use all reasonable endeavours to obtain, a rating of the Notes or any other unsecured and unsubordinated debt of that Relevant

Issuer having an initial maturity of five years or more from a Rating Agency or (2) if it does so seek and use such endeavours, it is unable, as a result of such Restructuring Event, to obtain such a rating of at least investment grade (BBB-/Baa3, or their respective equivalents for the time being).

(c)
A Put Event occurs on the date of the last to occur of (1) a Restructuring Event, (2) either a Rating Downgrade or, as the case may be, a Negative Rating Event and (3) the relevant Negative Certification.

(d)
Rating Agency means Standard & Poor’s Credit Market Services Europe Limited or any of its subsidiaries and their successors (Standard & Poor’s) or Moody’s Investors Service Limited or any of its subsidiaries and their successors (Moody’s) or any rating agency substituted for any of them (or any permitted substitute of them) by the Relevant Issuer from time to time with the prior written approval of the Note Trustee.

(e)
A Rating Downgrade shall be deemed to have occurred in respect of a Restructuring Event if the then current rating assigned to the Rated Securities by any Rating Agency (whether provided by a Rating Agency at the invitation of the Relevant Issuer or by its own volition) is withdrawn or reduced from an investment grade rating (BBB-/Baa3), or their respective equivalents for the time being, or better) to a non-investment grade rating (BB+/Bal), or their respective equivalents for the time being, or worse) or, if the Rating Agency shall then have already rated the Rated Securities below investment grade (as described above), the rating is lowered one full rating category or more.

(f)
Rated Securities means the Notes, if at any time and for so long as they have a rating from a Rating Agency, and otherwise any other unsecured and unsubordinated debt of a Relevant Issuer having an initial maturity of five years or more which is rated by a Rating Agency.

(g)	Restructuring Event means the occurrence of any one or more of the following events:
(A)       (i)         the Secretary of State for Business, Innovation and Skills (or any successor) giving the Relevant Issuer written notice of any revocation of its Distribution Licence; or

(ii)	the Relevant Issuer agreeing in writing with the Secretary of State for Business, Innovation and Skills (or any successor) to any revocation or surrender of its Distribution Licence; or

(iii)	any legislation (whether primary or subordinate) being enacted which terminates or revokes the Distribution Licence of the Relevant Issuer;
except, in each such case, in circumstances where a licence or licences on substantially no less favourable terms is or are granted to the Relevant Issuer or a wholly-owned subsidiary of the Relevant Issuer where such subsidiary at the time of such grant either executes in favour of the Note Trustee an unconditional and irrevocable guarantee in respect of all Notes issued by the

Relevant Issuer in such form as the Note Trustee may approve or becomes the primary obligor under the Notes issued by the Relevant Issuer in accordance with Condition 13(c) (Substitution); or

(B)
any modification (other than a modification which is of a formal, minor or technical nature) being made to the terms and conditions upon which a Relevant Issuer is authorised and empowered under relevant legislation to distribute electricity in the Distribution Services Area unless two directors of such Issuer have certified in good faith to the Note Trustee that the modified terms and conditions are not materially less favourable to the business of that Relevant Issuer;

(C)
any legislation (whether primary or subordinate) is enacted which removes, qualifies or amends (other than an amendment which is of a formal, minor or technical nature) the duties of the Secretary of State for Business, Innovation and Skills (or any successor) and/or the Gas and Electricity Markets Authority (or any successor) under section 3A of the Electricity Act 1989 (as amended by the Utilities Act 2000) (as this may be amended from time to time) unless two directors of such Relevant Issuer have certified in good faith to the Note Trustee that such removal, qualification or amendment does not have a materially adverse effect on the financial condition of that Relevant Issuer.

(h)	Restructuring Period means:

(A)	if at the time a Restructuring Event occurs there are Rated Securities, the period of 90 days starting from and including the day on which that Restructuring Event occurs; or

(B)
if at the time a Restructuring Event occurs there are no Rated Securities, the period starting from and including the day on which that Restructuring Event occurs and ending on the day 90 days following the later of (aa) the date (if any) on which the Relevant Issuer shall seek to obtain a rating as contemplated by the definition of Negative Rating Event; (bb) the expiry of the 14 days referred to in the definition of Negative Rating Event and (cc) the date on which a Negative Certification shall have been given to the Note Trustee in respect of that Restructuring Event.

(i)
A Rating Downgrade or a Negative Rating Event or a non-investment grade rating shall be deemed not to have occurred as a result or in respect of a Restructuring Event if the Rating Agency making the relevant reduction in rating or, where applicable, refusal to assign a rating of at least investment grade as provided in this Condition 6(g) (Redemption at the Option of the Noteholders on a Restructuring Event), does not announce or publicly confirm or inform the Relevant Issuer in writing at its request (which it shall make as set out in the following paragraph) that the reduction or, where applicable, declining to assign a rating of at least investment grade, was the result, in whole or in part, of any event or circumstance comprised in or arising as a result of the applicable Restructuring Event.

The Relevant Issuer undertakes to contact the relevant Rating Agency immediately following that reduction, or where applicable the refusal to assign a rating of at least investment grade, to confirm whether that reduction, or refusal to assign a rating of at least investment grade was the result, in whole or in part, of any event or circumstance comprised in or arising as a result of the applicable Restructuring Event. The Relevant Issuer shall notify the Note Trustee immediately upon receipt of any such confirmation from the relevant Rating Agency.

(h)
Purchases: The Relevant Issuer may at any time purchase Notes (provided that all unmatured Coupons and unexchanged Talons relating thereto are attached thereto or surrendered therewith) in the open market or otherwise at any price.

(i)
Cancellation: All Notes purchased by or on behalf of the Relevant Issuer or its Subsidiaries may be surrendered for cancellation, in the case of Bearer Notes, by surrendering each such Note together with all unmatured Coupons and all unexchanged Talons to the Issuing and Paying Agent and, in the case of Registered Notes, by surrendering the Certificate representing such Notes to the Registrar and, in each case, if so surrendered, shall, together with all Notes redeemed by the Relevant Issuer, be cancelled forthwith (together with all unmatured Coupons and unexchanged Talons attached thereto or surrendered therewith). Any Notes so surrendered for cancellation may not be reissued or resold and the obligations of the Relevant Issuer in respect of any such Notes shall be discharged.

7.	Indexation

This Condition 7 (Indexation) is applicable only if the relevant Final Terms specifies that the Notes are Index Linked Interest Notes and/or Index Linked Redemption Notes.

(a)	Application of the Index Ratio
Each payment of interest in respect of the Index Linked Interest Notes shall be the amount provided in, or determined in accordance with, these Conditions, multiplied by the Index Ratio (or Limited Index Ratio in the case of Limited Indexed Notes) applicable to the month in which such payment falls to be made and rounded in accordance with Condition 5(e) (Margin, Maximum/Minimum Rates of Interest, Redemption Amounts and Rounding).
Each payment of principal in respect of the Index Linked Redemption Notes shall be the amount provided in, or determined in accordance with, these Conditions, multiplied by the Index Ratio (or Limited Index Ratio in the case of Limited Indexed Notes) applicable to the month in which such payment falls to be made and rounded in accordance with Condition 5(e) (Margin, Maximum/Minimum Rates of Interest, Redemption Amounts and Rounding).

(b)	Changes in Circumstances Affecting the Index

(i)
Change in base: If at any time and from time to time the Index is changed by the substitution of a new base therefore, then with effect from the calendar month from and including that in which such substitution takes effect (1) the definition of “Index” and “Index Figure” in Condition 8 (Definitions) shall be deemed to refer to the new date or month in substitution for January 1987 (or, as the case may be, to such other date or month as may have been substituted therefore); and (2) the new Base Index Figure shall be the product of the existing Base Index

Figure and the Index Figure immediately following such substitution, divided by the Index Figure immediately prior to such substitution.

(ii)
Delay in publication of Index: If the Index Figure relating to any month (the relevant month) which is required to be taken account for the purposes of the determination of the Index Figure applicable for any date is not published on or before the fourteenth business day before the date on which any payment of interest or principal on the Notes is due (the date for payment), the Index Figure relating to the relevant month shall be (1) such substitute index figure (if any) as an Indexation Adviser considers to have been published by the Bank of England or, as the case may be, the United Kingdom Debt Management Office (or such other designated debt manager of Her Majesty’s Treasury, from time to time) for the purposes of indexation of payments on the Reference Gilt or, failing such publication, on any one or more issues of index-linked Treasury Stock selected by the Indexation Adviser (and approved by the Note Trustee); or (1) if no such determination is made by such Indexation Adviser within 7 days, the Index Figure last published (or, if later, the substitute index figure last determined pursuant to Condition 7(b)(i) (Change in base)) before the date for payment.

(c)	Application of Changes
Where the provisions of Condition 7(b)(ii) (Delay in publication of Index) apply, the determination of the Indexation Adviser as to the Index Figure applicable to the month in which the date for payment falls shall be conclusive and binding. If, an Index Figure having been applied pursuant to Condition 7(b)(ii)(2), the Index Figure relating to the relevant month is subsequently published while a Note is still outstanding, then:

(i)
in relation to a payment of principal or interest in respect of such Note other than upon final redemption of such Note, the principal or interest (as the case may be) next payable after the date of such subsequent publication shall be increased or reduced by an amount equal to (respectively) the shortfall or excess of the amount of the relevant payment made on the basis of the Index Figure applicable by virtue of Condition 7(b)(ii)(2), below or above the amount of the relevant payment that would have been due if the Index Figure subsequently published had been published on or before the fourteenth Business Day before the date for payment; and

(ii)	in relation to a payment of principal or interest upon final redemption, no subsequent adjustment to amounts paid will be made.

(d)	Cessation of or Fundamental Changes to the Index

(i)
If (1) the Note Trustee has been notified by the Agent Bank (or the Calculation Agent, if applicable) that the Index has ceased to be published; or (2) the Note Trustee has been notified by the Agent Bank (or the Calculation Agent, if applicable) when any change is made to the coverage or the basic calculation of the Index which constitutes a fundamental change which would, in the opinion of the Note Trustee acting solely on the advice of an Indexation Adviser, be materially prejudicial to the interests of the Noteholders, the Note Trustee will give written notice of such occurrence to the Relevant Issuer, and the Relevant Issuer and the Note Trustee together shall seek to agree for the purpose of the Notes one or more adjustments to the Index or a substitute index (with or without adjustments) with the intention that the same should leave the Relevant Issuer and the Noteholders in no better and no worse position than they would have been had the Index not ceased to be published or the relevant fundamental change not been made.

(ii)
If the Relevant Issuer and the Note Trustee fail to reach agreement as mentioned above within 20 Business Days following the giving of notice as mentioned in paragraph (i), a bank or other person in London shall be appointed by the Relevant Issuer and the Note Trustee or, failing agreement on and the making of such appointment within 20 Business Days following the expiry of the day period referred to above, by the Note Trustee (in each case, such bank or other person so appointed being referred to as the Expert), to determine for the purpose of the Notes one or more adjustments to the Index or a substitute index (with or without adjustments) with the intention that the same should leave the Relevant Issuer and the Noteholders in no better and no worse position than they would have been had the Index not ceased to be published or the relevant fundamental change not been made. Any Expert so appointed shall act as an expert and not as an arbitrator and all fees, costs and expenses of the Expert and of any Indexation Adviser and of any of the Relevant Issuer and the Note Trustee in connection with such appointment shall be borne by the Relevant Issuer.

(iii)
The Index shall be adjusted or replaced by a substitute index as agreed by the Relevant Issuer and the Note Trustee or as determined by the Expert pursuant to the foregoing paragraphs, as the case may be, and references in these Conditions to the Index and to any Index Figure shall be deemed amended in such manner as the Note Trustee and the Relevant Issuer agree are appropriate to give effect to such adjustment or replacement. Such amendments shall be effective from the date of such notification and binding upon the Relevant Issuer, the other Secured Creditors, the Note Trustee and the Noteholders, and the Relevant Issuer shall give notice to the Noteholders in accordance with Condition 18 (Notices) of such amendments as promptly as practicable following such notification.

8.	Definitions
In these Conditions:
Affiliate means in relation to any person, any entity controlled, directly or indirectly, by that person, any entity that controls directly or indirectly, that person or any entity, directly or indirectly under common control with that person and, for this purpose, control means control as defined in the Companies Act;
Base Index Figure means (subject to Condition 7(b)(i) (Change in base)) the base index figure as specified in the relevant Final Terms;
Calculation Date means any date when a payment of interest or, as the case may be, principal falls due;
Capital and Reserves means the aggregate of:

(i)	the amount paid up or credited as paid up on the share capital of the Relevant Issuer; and

(ii)
the total of the capital, revaluation and revenue reserves of the Group (as defined below), including any share premium account, capital redemption reserve and credit balance on the profit and loss account, but excluding sums set aside for taxation and amounts attributable to outside shareholders in Subsidiary Undertakings (as defined below) and deducting any debit balance on the profit and loss account, all as shown in the then latest audited consolidated balance sheet and profit and loss account of the Group prepared in accordance with the historical cost convention (as modified by the revaluation of certain fixed assets) for the purposes of the Companies Act 2006, but adjusted as may be necessary in respect of any variation in the paid up share capital or share premium account of the Relevant Issuer since the date of that balance sheet and further adjusted as may be necessary to reflect any change since the date of that balance sheet in the Subsidiary Undertakings comprising the Group and/or as the Auditors (as defined in the Trust Deed) may consider appropriate.
consolidated means in relation to the financial statements and accounts of the Relevant Issuer and/or the Group, those statements and accounts as consolidated under International Financial Reporting Standards, provided that if such consolidated accounts are not prepared, it shall mean the non-consolidated financial statements and accounts of the Relevant Issuer prepared in accordance with generally accepted accounting principles in the United Kingdom.
Distribution Licence means an electricity distribution licence granted under section 6(1)(c) of the Electricity Act 1989, as amended from time to time.
Group means the Relevant Issuer and, if and to the extent it has any, its Subsidiary Undertakings and “member of the Group” shall be construed accordingly.
Index or Index Figure means, in relation to any relevant month (as defined in Condition 7(b)(ii) (Delay in publication of Index)), subject as provided in Condition 7(b)(i) (Change in base), the UK Retail Price Index (RPI) (for all items) published by the Office for National Statistics (January 1987 = 100) (currently contained in the Monthly Digest of Statistics) or any comparable index which may replace the UK Retail Price Index for the purpose of calculating the amount payable on repayment of the Reference Gilt.
Any reference to the Index Figure applicable to a particular Calculation Date shall, subject as provided in Condition 7(b) (Changes in Circumstances Affecting the Index) and Condition 7(d) (Cessation of or Fundamental Changes to the Index) below, and if “3 months lag” is specified in the relevant Final Terms, be calculated in accordance with the following formula:

IFA = RPIm3 +	(Day of Calculation Date 1)	(RPIm2 RPIm3)
Days in month of Calculation Date
and rounded to five decimal places (0.000005 being rounded upwards) and where:
IFA means the Index Figure applicable;
RPIm–3 means the Index Figure for the first day of the month that is three months prior to the month in which the payment falls due;
RPIm–2 means the Index Figure for the first day of the month that is two months prior to the month in which the payment falls due;

Any reference to the Index Figure applicable to a particular Calculation Date shall, subject as provided in Condition 7(b) (Changes in Circumstances Affecting the Index) and Condition 7(d) (Cessation of or Fundamental Changes to the Index) below, and if “8 months lag” is specified in the relevant Final Terms, be construed as a reference to the Index Figure published in the seventh month prior to that particular month and relating to the month before that of publication;
Index Linked Interest Notes means Notes with an Interest Basis specified as being Index Linked Interest in the relevant Final Terms.
Index Linked Redemption Notes means Notes with a Redemption Basis specified as being Index Linked Redemption in the relevant Final Terms.
Index Ratio applicable to any Calculation Date means the Index Figure applicable to such date divided by the Base Index Figure;
Indexed Notes means Index Linked Interest Notes and Index Linked Redemption Notes.
Limited Index Ratio means (a) in respect of any month prior to the relevant Issue Date, the Index Ratio for that month; (b) in respect of any Limited Indexation Month after the relevant Issue Date, the product of the Limited Indexation Factor for that month and the Limited Index Ratio as previously calculated in respect of the month twelve months prior thereto; and (c) in respect of any other month, the Limited Index Ratio as previously calculated in respect of the most recent Limited Indexation Month;
Limited Indexation Factor means, in respect of a Limited Indexation Month, the ratio of the Index Figure applicable to that month divided by the Index Figure applicable to the month twelve months prior thereto, provided that (a) if such ratio is greater than the Maximum Indexation Factor specified in the relevant Final Terms, it shall be deemed to be equal to such Maximum Indexation Factor and (b) if such ratio is less than the Minimum Indexation Factor specified in the relevant Final Terms, it shall be deemed to be equal to such Minimum Indexation Factor;
Limited Indexation Month means any month specified in the relevant Final Terms for which a Limited Indexation Factor is to be calculated;
Limited Indexed Notes means Indexed Notes to which a Maximum Indexation Factor and/or a Minimum Indexation Factor (as specified in the relevant Final Terms) applies;
Maximum Indexation Factor means the indexation factor specified as such in the relevant Final Terms;
Minimum Indexation Factor means the indexation factor specified as such in the relevant Final Terms; and
Reference Gilt means the Treasury Stock specified as such in the relevant Final Terms for so long as such stock is in issue, and thereafter such issue of index-linked Treasury Stock determined to be appropriate by a gilt-edged market maker or other adviser selected by the Relevant Issuer and approved by the Note Trustee (an Indexation Adviser).
Subsidiary means a subsidiary within the meaning of section 1159 of the Companies Act 2006.

Subsidiary Undertaking shall have the meaning given to it by section 1162 of the Companies Act 2006 (but, in relation to the Relevant Issuer, shall exclude any undertaking (as defined in section 1161 of the Companies Act 2006) whose accounts are not included in the then latest published audited consolidated accounts of the Relevant Issuer, or (in the case of an undertaking which has first become a subsidiary undertaking of a member of the Group since the date as at which any such audited accounts were prepared) would not have been so included or consolidated if it had become so on or before that date).

9.	Payments and Talons

(a)
Bearer Notes: Payments of principal and interest in respect of Bearer Notes shall, subject as mentioned below, be made against presentation and surrender of the relevant Notes (in the case of all other payments of principal and, in the case of interest, as specified in Condition 9(f)(v) (Unmatured Coupons and unexchanged Talons)) or Coupons (in the case of interest, save as specified in Condition 9(f)(ii) (Unmatured Coupons and unexchanged Talons)), as the case may be, at the specified office of any Paying Agent outside the United States by a cheque payable in the relevant currency drawn on, or, at the option of the holder, by transfer to an account denominated in such currency with, a Bank. Bank means a bank in the principal financial centre for such currency or, in the case of euro, in a city in which banks have access to the TARGET System.

(b)	Registered Notes:

(i)
Payments of principal in respect of Registered Notes shall be made against presentation and surrender of the relevant Certificates at the specified office of any of the Transfer Agents or of the Registrar and in the manner provided in paragraph (ii) below.

(ii)
Interest on Registered Notes shall be paid to the person shown on the Register at the close of business on the day before the due date for payment thereof (the Record Date). Payments of interest on each Registered Note shall be made in the relevant currency by cheque drawn on a Bank and mailed to the holder (or to the first named of joint holders) of such Note at its address appearing in the Register. Upon application by the holder to the specified office of the Registrar or any Transfer Agent before the Record Date, such payment of interest may be made by transfer to an account in the relevant currency maintained by the payee with a Bank.

(c)
Payments in the United States: Notwithstanding the foregoing, if any Bearer Notes are denominated in U.S. dollars, payments in respect thereof may be made at the specified office of any Paying Agent in New York City in the same manner as aforesaid if (i) the Relevant Issuer shall have appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment of the amounts on the Notes in the manner provided above when due, (ii) payment in full of such amounts at all such offices is illegal or effectively precluded by exchange controls or other similar restrictions on payment or receipt of such amounts and (iii) such payment is then permitted by United States law, without involving, in the opinion of the Relevant Issuer, any adverse tax consequence to the Relevant Issuer.

(d)
Payments subject to Fiscal Laws: All payments are subject in all cases (i) to any applicable fiscal or other laws, regulations and directives in the place of payment, but without prejudice to the provisions of Condition 10 (Taxation) and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the Code) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or (without prejudice to Condition 10 (Taxation)) any law implementing an intergovernmental approach thereto. No commission or expenses shall be charged to the Noteholders or Couponholders in respect of such payments.

(e)
Appointment of Agents: The Issuing and Paying Agent, the Paying Agents, the Registrar, the Transfer Agents and the Calculation Agent initially appointed by the Issuers are listed in the Agency Agreement. The Issuing and Paying Agent, the Paying Agents, the Registrar, the Transfer Agents and the Calculation Agent act solely as agents of the Issuers and do not assume any obligation or relationship of agency or trust for or with any Noteholder or Couponholder. The Issuers reserve the right at any time with the approval of the Note Trustee to vary or terminate the appointment of the Issuing and Paying Agent, any other Paying Agent, the Registrar, any Transfer Agent or the Calculation Agent(s) and to appoint additional or other Paying Agents or Transfer Agents, provided that the Issuers shall at all times maintain (i) an Issuing and Paying Agent, (ii) a Registrar in relation to Registered Notes, (iii) a Transfer Agent in relation to Registered Notes, (iv) one or more Calculation Agent(s) where the Conditions so require, (v) Paying Agents having specified offices in at least two major European cities, and (vi) such other agents as may be required by any other stock exchange on which the Notes may be listed in each case, as approved by the Note Trustee.

Notice of any such change or any change of any specified office shall promptly be given to the Noteholders.

(f)	Unmatured Coupons and unexchanged Talons:

(i)
Upon the due date for redemption of Bearer Notes which comprise Fixed Rate Notes (other than Indexed Notes), such Notes should be surrendered for payment together with all unmatured Coupons (if any) relating thereto, failing which an amount equal to the face value of each missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the amount of such missing unmatured Coupon that the sum of principal so paid bears to the total principal due) shall be deducted from the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, due for payment. Any amount so deducted shall be paid in the manner mentioned above against surrender of such missing Coupon within a period of 10 years from the Relevant Date for the payment of such principal (whether or not such Coupon has become void pursuant to Condition 11 (Prescription)).

(ii)
Upon the due date for redemption of any Bearer Note comprising a Floating Rate Note or Indexed Notes, unmatured Coupons relating to such Note (whether or not attached) shall become void and no payment shall be made in respect of them.

(iii)	Upon the due date for redemption of any Bearer Note, any unexchanged Talon relating to such Note (whether or not attached) shall become void and no Coupon shall be delivered in respect of such Talon.

(iv)
Where any Bearer Note that provides that the relative unmatured Coupons are to become void upon the due date for redemption of those Notes is presented for redemption without all unmatured Coupons, and where any Bearer Note is presented for redemption without any unexchanged Talon relating to it, redemption shall be made only against the provision of such indemnity as the Relevant Issuer may require.

(v)
If the due date for redemption of any Note is not a due date for payment of interest, interest accrued from the preceding due date for payment of interest or the Interest Commencement Date, as the case may be, shall only be payable against presentation (and surrender if appropriate) of the relevant Bearer Note or Certificate representing it, as the case may be. Interest accrued on a Note that only bears interest after its Maturity Date shall be payable on redemption of such Note against presentation of the relevant Note or Certificate representing it, as the case may be.

(g)
Talons: On or after the Interest Payment Date for the final Coupon forming part of a Coupon sheet issued in respect of any Bearer Note, the Talon forming part of such Coupon sheet may be surrendered at the specified office of the Issuing and Paying Agent in exchange for a further Coupon sheet (and if necessary another Talon for a further Coupon sheet) (but excluding any Coupons that may have become void pursuant to Condition 11 (Prescription)).

(h)
Non-Business Days: Subject as provided in the relevant Final Terms, if any date for payment in respect of any Note or Coupon is not a business day, the holder shall not be entitled to payment until the next following business day nor to any interest or other sum in respect of such postponed payment. In this paragraph, business day means a day (other than a Saturday or a Sunday) on which banks are open for presentation and payment of debt securities and for dealings in foreign currency in the relevant place of presentation in such jurisdiction as shall be specified as “Additional Financial Centre(s)” in the relevant Final Terms and (in the case of a payment in a currency other than euro), where payment is to be made by transfer to an account maintained with a bank in the relevant currency, on which dealings may be carried on in the relevant currency in the principal financial centre of the country of such currency and, in relation to any sum payable in euro, a day on which the TARGET System is open.

10.	Taxation

All payments of principal and interest by or on behalf of the Relevant Issuer in respect of the Notes, and the Coupons shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the United Kingdom or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the Relevant Issuer shall pay such additional amounts as shall result in receipt by the Noteholders and Couponholders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to any Note or Coupon:

(a)
Other connection: to, or to a third party on behalf of, a holder who is liable for such taxes, duties, assessments or governmental charges in respect of such Note or Coupon by reason of his having some connection with the United Kingdom other than the mere holding of the Note or Coupon; or

(b)
Lawful avoidance of withholding: to, or to a third party on behalf of, a holder who could lawfully avoid (but has not so avoided) such deduction or withholding by complying or procuring that any third party complies with any statutory requirements or by making or procuring that any third party makes a declaration of non-residence or other similar claim for exemption to any tax authority in the place where the relevant Note (or the Certificate representing it) or Coupon is presented for payment; or

(c)
Presentation more than 30 days after the Relevant Date: presented or surrendered (or in respect of which the Certificate representing it is presented or surrendered) for payment more than 30 days after the Relevant Date except to the extent that the holder of it would have been entitled to such additional amounts on presenting it for payment on the thirtieth day.

As used in these Conditions, Relevant Date in respect of any Note or Coupon means the date on which payment in respect of it first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date seven days after that on which notice is duly given to the Noteholders that, upon further presentation of the Note (or relative Certificate) or Coupon being made in accordance with the Conditions, such payment will be made, provided that payment is in fact made upon such presentation. References in these Conditions to (i) principal shall be deemed to include any premium payable in respect of the Notes, Final Redemption Amounts, Early Redemption Amounts, Optional Redemption Amounts, Amortised Face Amounts and all other amounts in the nature of principal payable pursuant to Condition 6 (Redemption, Purchase and Options) or any amendment or supplement to it, (ii) interest shall be deemed to include all Interest Amounts and all other amounts payable pursuant to Condition 5 (Interest and other Calculations) or any amendment or supplement to it and (iii) principal and/or interest shall be deemed to include any additional amounts that may be payable under this Condition or any undertaking given in addition to or in substitution for it under the Trust Deed.

11.	Prescription
Claims against the Relevant Issuer for payment in respect of the Notes and Coupons (which, for this purpose, shall not include Talons) shall be prescribed and become void unless made within 10 years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect of them.

12.	Events of Default
If any of the following events (Events of Default) occurs and is continuing, the Note Trustee at its discretion may, and if so requested by holders of at least one-quarter in nominal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution shall, give notice to the Relevant Issuer that the Notes are, and they shall immediately become, due and payable at their Early Redemption Amount together (if applicable) with accrued interest:

(i)
Non-Payment: if default is made in the payment of any principal or interest due in respect of the Notes or any of them and the default continues for a period of 14 days in the case of principal and 21 days in the case of interest or, where relevant, the Relevant Issuer, having become obliged to redeem, purchase or procure the purchase of (as the case may be) any Notes pursuant to Condition 6 (Redemption, Purchase and Options) fails to do so within a period of 14 days of having become so obliged; or

(ii)
Breach of Other Obligations: the Relevant Issuer does not perform, observe or comply with any one or more of its other obligations, covenants, conditions or provisions under the Notes or the Trust Deed and (except where the Note Trustee shall have certified to the Issuer in writing that it considers such failure to be incapable of remedy in which case no such notice or continuation as is hereinafter mentioned will be required) the failure continues for the period of 30 days (or such longer period as the Note Trustee may in its absolute discretion permit) next following the service by the Note Trustee on the Issuer of notice requiring the same to be remedied; or

(iii)
Cross-Acceleration: if (A) any other indebtedness for borrowed money (as defined in Condition 4 (Negative Pledge and Restriction on Distribution of Dividends) but, for the purposes of this paragraph (iii), excluding Non-recourse Indebtedness) of the Relevant Issuer or any Principal Subsidiary becomes due and repayable prior to its stated maturity by reason of a default or (B) any such indebtedness for borrowed money is not paid when due or, as the case may be, within any applicable grace period (as originally provided) or (C) the Relevant Issuer or any Principal Subsidiary fails to pay when due (or, as the case may be, within any originally applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any indebtedness for borrowed money of any person or (D) any security given by the Relevant Issuer or any Principal Subsidiary for any indebtedness for borrowed money of any person or any guarantee or indemnity of indebtedness for borrowed money of any person becomes enforceable by reason of default in relation thereto and steps are taken to enforce such security save in any such case where there is a bona fide dispute as to whether the relevant indebtedness for borrowed money or any such guarantee or indemnity as aforesaid shall be due and payable, provided that the aggregate amount of the relevant indebtedness for borrowed money in respect of which any one or more of the events mentioned above in this paragraph (iii) has or have occurred equals or exceeds whichever is the greater of £20,000,000 or its equivalent in other currencies (on the basis of the middle spot rate for the relevant currency against pounds sterling as quoted by any leading bank on the day on which this paragraph (iii) applies) and two per cent. of the Capital and Reserves; or

(iv)
Enforcement Proceedings: a distress, attachment, execution or other legal process is levied, enforced or sued out on or against any substantial part of the property, assets or revenues of the Relevant Issuer and is not discharged or stayed within 90 days; or

(v)
Insolvency: the Relevant Issuer is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of its debts generally or a material part of a particular type of its debts, proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared or comes into effect in respect of or affecting its debts generally or any part of a particular type of the debts of the Relevant Issuer; or

(vi)
Winding-up: (A) an administrator or liquidator is appointed in relation to the Relevant Issuer (and, in each case, not discharged within 90 days) or (B) an order is made or an effective resolution passed for the winding-up or dissolution or administration of the Relevant Issuer, or (C) the Relevant Issuer shall apply or petition for a winding-up or administration order in respect of itself or (D) the Relevant Issuer ceases or threatens to cease to carry on all or substantially all of its business or operations, in each case ((A) to (D) inclusive) except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation on terms approved by the Note Trustee or by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders; or

(vii)	Nationalisation: any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or a material part of the assets of the Relevant Issuer; or

(viii)	Illegality: it is or will become unlawful for the Relevant Issuer to perform or comply with any one or more of its obligations under any of the Notes or the Trust Deed, provided that in the case of paragraph (ii) the Note Trustee shall have certified (without liability on its part) that in its opinion such event is materially prejudicial to the interests of the Noteholders.

(ix)	Definitions: in this Condition:
Excluded Subsidiary means any Subsidiary (as defined in Condition 4 (Negative Pledge and Restriction on Distribution of Dividends)) of the Relevant Issuer:

(A)	which is a single purpose company whose principal assets and business are constituted by the ownership, acquisition, development and/or operation of an asset;

(B)
none of whose indebtedness for borrowed money in respect of the financing of such ownership, acquisition, development and/or operation of an asset is subject to any recourse whatsoever to any member of the Group (other than another Excluded Subsidiary) in respect of the repayment thereof, except as expressly referred to in subparagraph (B)(II). of the definition of Non-recourse Indebtedness below; and

(C)
which has been designated as such by the Relevant Issuer by written notice to the Note Trustee, provided that the Relevant Issuer may give written notice to the Note Trustee at any time that any Excluded Subsidiary is no longer an Excluded Subsidiary, whereupon it shall cease to be an Excluded Subsidiary.

Non-recourse Indebtedness means any indebtedness for borrowed money:

(A)	which is incurred by an Excluded Subsidiary; or

(B)
in respect of which the person or persons to whom any such indebtedness for borrowed money is or may be owed by the relevant borrower (whether or not a member of the Group) has or have no recourse whatsoever to any member of the Group (other than an Excluded Subsidiary) for the repayment thereof other than:

I.
recourse to such borrower for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from any specific asset or assets over or in respect of which security has been granted in respect of such indebtedness for borrowed money; and/or

II.
recourse to such borrower for the purpose only of enabling amounts to be claimed in respect of such indebtedness for borrowed money in an enforcement of any encumbrance given by such borrower over any such asset or assets or the income, cash flow or other proceeds deriving therefrom (or given by any shareholder or the like in the borrower over its shares or the like in the capital of the borrower) to secure such indebtedness for borrowed money, provided that (aa) the extent of such recourse to such borrower is limited solely to the amount of any recoveries made on any such enforcement, and (bb) such person or persons is/are not entitled, by virtue of any right or claim arising out of or in connection with such indebtedness for borrowed money, to commence proceedings for the winding up or dissolution of the borrower or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of the borrower or any of its assets (save for the assets the subject of such encumbrance); and/or

III.
recourse to such borrower generally, or directly or indirectly to a member of the Group, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation (not being a payment obligation or an obligation to procure payment by another or an indemnity in respect thereof or any obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the person against whom such recourse is available.

Principal Subsidiary at any time shall mean each Subsidiary of the Relevant Issuer (in each case not being an Excluded Subsidiary or any other Subsidiary of the Relevant Issuer, as the case may be, whose only indebtedness for borrowed money is Non-recourse Indebtedness):

(A)
whose (a) profits on ordinary activities before tax or (b) gross assets, in each case attributable to the Relevant Issuer represent 20 per cent. or more of the consolidated profits on ordinary activities before tax of the Group or, as the case may be, consolidated gross assets of the Group, in each case as calculated by reference to the then latest audited financial statements of such Subsidiary (consolidated in the case of a company which itself has Subsidiaries) and the then latest audited consolidated financial statements of the Group provided that in the case of a Subsidiary acquired after the end of the financial period to which the then latest audited consolidated financial statements of the Group relate, the reference to the then latest audited consolidated financial statements of the Group for the purposes of the calculation above shall, until consolidated financial statements for the financial period in which the acquisition is made have been prepared and audited as aforesaid, be deemed to be a reference to such first-mentioned financial statements as if such Subsidiary had been shown in such financial statements by reference to its then latest relevant audited financial statements, adjusted as deemed appropriate by the Auditors; or

(B)
to which is transferred all or substantially all of the business, undertaking and assets of a Subsidiary of the Relevant Issuer which immediately prior to such transfer is a Principal Subsidiary, whereupon the transferor Subsidiary shall cease to be a Principal Subsidiary and the transferee Subsidiary shall cease to be a Principal Subsidiary under the provisions of this sub-paragraph (B), upon publication of its next audited financial statements (but without prejudice to the provisions of sub-paragraph (A) above) but so that such transferor Subsidiary or such transferee Subsidiary may be a Principal Subsidiary of the Relevant Issuer on or at any time after the date on which such audited financial statements have been published by virtue of the provisions of sub-paragraph (A) above or before, on or at any time after such date by virtue of the provisions of this sub-paragraph (B).

A certificate by two directors of the Relevant Issuer that, in their opinion, a Subsidiary of the Relevant Issuer is or is not or was or was not at any particular time or throughout any specified period a Principal Subsidiary may be relied upon by the Note Trustee without further enquiry or evidence and the Note Trustee will not be responsible or liable for any loss occasioned by acting on such a certificate and, if relied upon by the Note Trustee, shall be conclusive and binding on all parties, whether or not addressed to each such party.

13.	Meetings of Noteholders, Modification, Waiver and Substitution

(a)
Meetings of Noteholders: The Trust Deed contains provisions for convening meetings of Noteholders of one or more Series of Notes to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution (as defined in the Trust Deed) of a modification of any of these Conditions or any provisions of the Trust Deed. Such a meeting may be convened by Noteholders holding not less than 10 per cent. in nominal amount of the affected Series of Notes for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution shall be two or more persons holding or representing one more than 50 per cent. in nominal amount of the affected Series of Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the affected Series of Notes held or represented, unless the business of such meeting includes consideration of proposals, inter alia:

(i)	to amend the dates of maturity or redemption of the Notes or any date for payment of interest or Interest Amounts on the Notes;

(ii)	to reduce or cancel the nominal amount of, or any premium payable on redemption of, the Notes;

(iii)
to reduce the rate or rates of interest in respect of the Notes or to vary the method or basis of calculating the rate or rates or amount of interest or the basis for calculating any Interest Amount in respect of the Notes;

(iv)	if a Minimum and/or a Maximum Rate of Interest or Redemption Amount is shown in the Final Terms, to reduce any such Minimum and/or Maximum;

(v)
to vary any method of, or basis for, calculating the Final Redemption Amount, the Early Redemption Amount or the Optional Redemption Amount, including the method of calculating the Amortised Face Amount;

(vi)	to vary the currency or currencies of payment or denomination of the Notes;

(vii)
to sanction the exchange or substitution for the Notes of, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Relevant Issuer, whether or not those rights arise under the Trust Deed; or

(viii)	to modify the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass the Extraordinary Resolution, in which case the necessary quorum shall be two or more persons holding or representing not less than 75 per cent., or at any adjourned meeting not less than 25 per cent., in nominal amount of the affected Series of Notes for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on all Noteholders (whether or not they were present at the meeting at which such resolution was passed) and on all Couponholders.
The Trust Deed provides that a resolution in writing signed by or on behalf of the holders of not less than 75 per cent. in nominal amount of the Notes outstanding shall for all purposes be as valid and effective as an Extraordinary Resolution passed at a meeting of affected Series of Noteholders duly convened and held. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders.

(b)
Modification of the Trust Deed: The Note Trustee may agree, without the consent of the Noteholders or Couponholders, (i) to any modification of any of the provisions of the Trust Deed or the Notes, or Coupons or these Conditions that is of a formal, minor or technical nature or is made to correct a manifest error, and (ii) if in the opinion of the Note Trustee the interests of the Noteholders will not be materially prejudiced thereby, to any other modification (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach of any of the provisions of the Trust Deed or the Notes, or Coupons or these Conditions, or determine that any Event of Default shall not be treated as such. Any such modification, authorisation or waiver shall be binding on the Noteholders and the Couponholders and, if the Note Trustee so requires, such modification shall be notified to the Noteholders as soon as practicable.

(c)
Substitution: The Note Trustee may agree, subject to the execution of a deed or undertaking supplemental to the Trust Deed in form and manner satisfactory to the Note Trustee and such other conditions as the Note Trustee may require, but without the consent of the Noteholders or the Couponholders, to the substitution of the Relevant Issuer’s successor in business in place of the Relevant Issuer or of any previous substituted company, as principal debtor under the Trust Deed and the Notes. In the case of such a substitution the Note Trustee may agree, without the consent of the Noteholders or the Couponholders, to a change of the law governing the Notes, the Coupons, the Talons and/or the Trust Deed provided that such change would not in the opinion of the Note Trustee be materially prejudicial to the interests of the Noteholders.

(d)
Entitlement of the Note Trustee: In connection with the exercise of its functions (including but not limited to those referred to in this Condition) the Note Trustee shall have regard to the interests of the Noteholders as a class and shall not have regard to the consequences of such exercise for individual Noteholders or Couponholders and the Note Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Relevant Issuer any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders.

(e)	Modifications
These Conditions may be amended, modified or varied in relation to any Series of Notes by the terms of the relevant Final Terms in relation to such Series.

14.	Enforcement
At any time after the occurrence of an Event of Default which is continuing, and, in the case of paragraph (ii) of Condition 12 (Events of Default) where the Note Trustee has certified (without liability on its part) that in its opinion such event is materially prejudicial to the interests of the Noteholders, the Note Trustee may, at its discretion and without further notice, institute such proceedings against the Relevant

Issuer as it may think fit to enforce the terms of the Trust Deed, the Notes and the Coupons, but it need not take any such proceedings unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by Noteholders holding at least one-quarter in nominal amount of the Notes outstanding, and (b) it shall have been indemnified and/or secured and/or prefunded to its satisfaction. No Noteholder or Couponholder may proceed directly against the Relevant Issuer unless the Note Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

15.	Indemnification of the Note Trustee
The Trust Deed contains provisions for the indemnification of the Note Trustee and for its relief from responsibility. The Note Trustee is entitled to enter into business transactions with the Issuers and any entity related to the Issuers without accounting for any profit.
The Note Trustee may rely without liability on a report, confirmation or certificate or any advice of any accountants, financial advisers, financial institution or any other expert, whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Note Trustee or in any other manner) by reference to a monetary cap, methodology or otherwise. The Note Trustee may accept and shall be entitled to rely on any such report, confirmation or certificate or advice and such report, confirmation or certificate or advice shall be binding on the Issuers, the Note Trustee and the Noteholders.

16.	Replacement of Notes, Certificates, Coupons and Talons
If a Note, Certificate, Coupon or Talon is lost, stolen, mutilated, defaced or destroyed, it may be replaced, subject to applicable laws, regulations and stock exchange or other relevant authority regulations, at the specified office of the Issuing and Paying Agent in London (in the case of Bearer Notes, Coupons or Talons) and of the Registrar (in the case of Certificates) or such other Paying Agent or Transfer Agent, as the case may be, as may from time to time be designated by the Relevant Issuer for the purpose and notice of whose designation is given to Noteholders, in each case on payment by the claimant of the fees and costs incurred in connection therewith and on such terms as to evidence, security and indemnity (which may provide, inter alia, that if the allegedly lost, stolen or destroyed Note, Certificate, Coupon or Talon is subsequently presented for payment or, as the case may be, for exchange for further Coupons, there shall be paid to the Relevant Issuer on demand the amount payable by the Relevant Issuer in respect of such Notes, Certificates, Coupons or further Coupons) and otherwise as the Relevant Issuer may require. Mutilated or defaced Notes, Certificates, Coupons or Talons must be surrendered before replacements will be issued.

17.	Further Issues
The Relevant Issuer may from time to time without the consent of the Noteholders or Couponholders create and issue further securities either having the same terms and conditions as the Notes in all respects (or in all respects save for the Issue Date, Interest Commencement Date and Issue Price) and so that such further issue shall be consolidated and form a single series with the outstanding securities of any series (including the Notes) or upon such different terms as the Relevant Issuer may determine at the time of their issue. References in these Conditions to the Notes include (unless the context requires otherwise) any other securities issued pursuant to this Condition and forming a single series with the Notes. Any further issues may be constituted by the Trust Deed or any deed supplemental to

it. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of securities of other series where the Note Trustee so decides.

18.	Notices
Notices to the holders of Registered Notes shall be mailed to them at their respective addresses in the Register and deemed to have been given on the fourth weekday (being a day other than a Saturday or a Sunday) after the date of mailing. Notices to the holders of Bearer Notes shall be valid if published in a daily newspaper of general circulation in London (which is expected to be the Financial Times). If in the opinion of the Note Trustee any such publication is not practicable, notice shall be validly given if published in another leading daily English language newspaper with general circulation in Europe. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made, as provided above.
Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Bearer Notes in accordance with this Condition.

19.	Contracts (Rights of Third Parties) Act 1999
No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999.

20.	Governing Law and Jurisdiction

(a)
Governing Law: The Trust Deed, the Notes, the Coupons and the Talons and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, English law.

(b)
Jurisdiction: The Courts of England are to have jurisdiction to settle any disputes that may arise out of or in connection with any Notes, Coupons or Talons and accordingly any legal action or proceedings arising out of or in connection with any Notes, Coupons or Talons (Proceedings) may be brought in such courts. The Issuers have in the Trust Deed irrevocably submitted to the jurisdiction of such courts.

USE OF PROCEEDS
The net proceeds from each issue of Notes will be applied by the Relevant Issuer for general corporate purposes.

DESCRIPTION OF THE ISSUERS

The four Issuers, WPDE, WPDW, WPD South West and WPD South Wales are the regulated monopoly distributors of electricity in the Midlands area of England, the South West of England and South Wales. All four companies are indirectly wholly owned subsidiaries of Western Power Distribution Limited, (registered number 09223384) (WPD, together with WPD Distribution Network Holdings Ltd (registered number 08857746), WPDE, WPDW, WPD South West and WPD South Wales, the WPD Group). The WPD Group is a wholly owned subsidiary of PPL WPD Ltd whose registered number is 09172857 and whose registered office is Avonbank, Feeder Road, Bristol, BS2 0TB. The ultimate parent of PPL WPD Limited is PPL Corporation (PPL), an energy and utility holding company based in Pennsylvania, USA. The WPD Group has been wholly-owned by PPL since 6 September 2002.
Each of the four Issuers is regulated by the Great Britain Office of Gas and Electricity Markets (Ofgem).
Key Strengths
The Issuers believe they have possession of key operational and credit strengths outlined below. The offer of the Notes presents an opportunity to invest in an investment grade regulated UK electricity distribution network business that benefits from:

•	A stable, well established transparent regulatory regime;

•	Strong and predictable operating cash flow;

•	No volume risk;

•	Inflation linked earnings and asset base;

•	Positive cash flow generation before financing;

•	Industry leading delivery of Ofgem output targets; and

•	Accurate forecasting and efficient delivery of investment programmes.
Description of WPDE
History
WPDE is the regulated monopoly distributor of electricity in the East Midlands area of England. WPDE was incorporated as a public limited company under the Companies Act 1985 on 1 April 1989. The registered office of WPDE is at Avonbank, Feeder Road, Bristol, BS2 0TB and its telephone number is + 44-117-9332000. WPDE joined the WPD Group on 1 April 2011.
At the date of this Prospectus WPDE has no subsidiary companies.
WPDE was formerly known as Central Networks East plc and changed its name to Western Power Distribution (East Midlands) plc on 1 April 2011.

Description of Principal Activity
WPDE is one of the 14 regulated electricity distribution network operators (DNO) in England, Wales and Scotland. It is the regulated distributor of electricity with a distribution licence authorising it to distribute electricity in the East Midlands area of England and its principal activity is the distribution of electricity to industrial, commercial and domestic customers within its regulated area.
Its network covers approximately 16,000 square kilometres, extending from the Lincolnshire coast to the outskirts of Coventry, and from Milton Keynes in the south to the Derbyshire Peak District in the north. As a result, it serves a diverse customer base including large urban areas such as Nottingham, Derby, Northampton and Leicester, as well as rural communities.
As at 31 March 2016, WPDE distributed electricity to over 2.6 million customers through approximately 72,000 kilometres of network.
Western Power Distribution (East Midlands) plc Distribution Service Area map

Chesterfield
Lincoln
Skegness
Nottingham
Derby
Boston
Leicester
Coventry
Warwick
Northampton
Milton
Keynes

Description of WPDW

WPDW is the regulated monopoly distributor of electricity in the West Midlands area of England. WPDW was incorporated as a public limited company under the Companies Act 1985 on 1 April 1989. The registered office of WPDW is at Avonbank, Feeder Road, Bristol, BS2 0TB and its telephone number is + 44-117-9332000. WPDW joined the WPD Group on 1 April 2011.
At the date of this Prospectus WPDW has no subsidiary companies.
WPDW was formerly known as Central Networks West plc and changed its name to Western Power Distribution (West Midlands) plc on 1 April 2011.
Description of Principal Activity
WPDW is also one of the 14 DNOs in England, Wales and Scotland. It is the regulated distributor of electricity with a distribution licence authorising it to distribute electricity in the West Midlands area of England and its principal activity is the distribution of electricity to industrial, commercial and domestic customers.

Its network covers approximately 13,300 square kilometres, extending from the outskirts of Bristol in the South to Staffordshire in the North and from approximately the M6 motorway to the Welsh border. As a result, WPDW serves a diverse customer base including England’s second largest city, Birmingham, as well as rural communities.
As at 31 March 2016, WPDW distributed electricity to almost 2.5 million customers through approximately 64,000 kilometres of network.

Western Power Distribution (West Midlands) plc Distribution Service Area map

Stoke-on-Trent
Shrewsbury
Stafford
Telford
Birmingham
Worcester
Hereford
Banbury
Cheltenham
Gloucester

Description of WPD South West

WPD South West is the regulated monopoly distributor of electricity in the south-western area of England. WPD South West was incorporated as a public limited company under the Companies Act 1985 on 1 April 1989. The registered office of WPD South West is Avonbank, Feeder Road, Bristol, BS2 0TB. Its telephone number is + 44-117-933-2000. WPD South West joined the WPD Group on 1 April 2011.
At the date of this Prospectus WPD South West has no subsidiary companies.
WPD South West was formerly known as South Western Electricity plc and changed its name to Western Power Distribution (South West) plc on 31 July 2001.

Description of Principal Activity

WPD South West is also one of the 14 DNOs in England, Wales and Scotland. It is the regulated distributor of electricity with a distribution licence authorising it to distribute electricity in the South West area of England and its principal activity is the distribution of electricity to industrial, commercial and domestic customers.

Its network covers approximately 14,400 square kilometres, extending from Bristol and Bath in the northeast, southwest along the peninsula to Land's End and beyond to the Isles of Scilly. WPD South West serves a diverse customer base from the largest cities and towns in WPD South West's service area of Bath, Bristol, Exeter, Plymouth and Taunton to small rural communities.
As at 31 March 2016, WPD South West distributed electricity to almost 1.6 million customers through approximately 50,000 kilometres of network.

Western Power Distribution (South West) plc Distribution Service Area map

Bristol
Bath
Barnstaple
Taunton
Exeter
Bodmin
Plymouth
Penzance

Description of WPD South Wales
WPD South Wales is the regulated monopoly distributor of electricity in South Wales. WPD South Wales was incorporated as a public limited company under the Companies Act 1985 on 1 April 1989. The registered office of WPD South Wales is Avonbank, Feeder Road, Bristol, BS2 0TB. Its telephone number is + 44-117-933-2000. WPD South Wales joined the WPD Group on 1 April 2011.
At the date of this Prospectus WPD South Wales has no subsidiary companies.
WPD South Wales was formerly known as South Wales Electricity plc and changed its name to Western Power Distribution (South Wales) plc on 31 July 2001.

Description of Principal Activity

WPD South Wales is also one of the 14 DNOs in England, Wales and Scotland. It is the regulated distributor of electricity with a distribution licence authorising it to distribute electricity in South Wales and its principal activity is the distribution of electricity to industrial, commercial and domestic customers.

Its network covers approximately 11,800 square kilometres. The service area in Wales covers the south of the country. It covers an extremely diverse region including areas such as the Brecon Beacons National Park to the north, the Pembrokeshire Coast National Park in the West and city of Cardiff in the south. The largest cities and towns in WPD South Wales' service area are Cardiff, Swansea and Newport. Most of the population of South Wales is located in the coastal belt region between Newport and Llanelli, (to the east and west of Cardiff), or in the valleys region to the north of this coastal belt. The remainder of the area is sparsely populated.
As at 31 March 2016, WPD South Wales distributed electricity to over 1.1 million customers through approximately 35,000 kilometres of network.

Western Power Distribution (South Wales) plc Distribution Service Area map

Builth
Wells
Cardigan
Fishguard
Llandovery
Pembroke
Swansea
Cardiff

WPD Summary Group Structure Chart

PPL Corporation
.PPL Capital Funding, Inc.
PPL Energy Funding Corp.
PPL Global LLC
PPL WPD Ltd
Western Power Distribution plc
WPD Distribution Network Holdings Ltd
Western Power Distribution (West Midlands) plc
Western Power Distribution (East Midlands) plc
Western Power Distribution (South Wales) plc
Western Power Distribution (South West) plc

Description of PPL Corporation
PPL Corporation, headquartered in Allentown, Pennsylvania, is an energy and utility holding company that was incorporated in 1994. Through its subsidiaries, PPL owns or controls nearly 8,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets and delivers electricity and natural gas to over 10 million customers in the United States and the United Kingdom.
Business Overview
The Western Power Distribution Business
WPDE, WPDW, WPD South West and WPD South Wales are all indirect subsidiaries of WPD which is an indirect subsidiary of PPL and operate together as a single commercial entity under the brand “Western Power Distribution”. “Western Power Distribution”, as used in this Prospectus, means the multiparty commercial operations of WPDE, WPDW, WPD South West and WPD South Wales.

As required by Ofgem in its regulation of DNOs, WPDE, WPDW, WPD South West and WPD South Wales, are separate legal entities, which are subject to financial ring-fencing and which hold separate distribution licences. As a result of this, all four entities are separately assessed by Ofgem and undergo a separate distribution price control review process (as further explained in the section entitled “Regulation applying to the Issuers”).
However, on a management and commercial level, WPDE, WPDW, WPD South West and WPD South Wales, are operated on a combined basis through shared divisional management (as further explained in the section entitled “Description of the Western Power Distribution Business”). According to publicly available information accessed through the Energy Networks Association website, Western Power Distribution is the second largest electricity network operator in the United Kingdom (by customer numbers) as at 31 March 2016, with more than 7.8 million customers.
As WPDE, WPDW, WPD South West and WPD South Wales are separate entities for legal and regulatory purposes they each produce accounts. The costs of shared services, employees and operations are allocated back to each entity (as appropriate) in order to produce such accounts.
As at 31 March 2016, WPDE and WPDW had a regulated asset value (RAV) of £2.13 billion and £2.14 billion respectively. In addition the WPD South West and WPD South Wales operations had a RAV of £1.35 billion and £0.93 billion respectively. In total Western Power Distribution have a total RAV of £6.55 billion making it the largest electricity network operator in the United Kingdom by RAV.

Potential investors are also referred to the section entitled “Combined Operating Activities of WPDE, WPDW, WPD South West and WPD South Wales” within the section entitled “Risk Factors” above.
Strategy
Monitoring the satisfaction of end users connected to the network with the quality of supply provided is a key element of the Western Power Distribution strategy. Each Western Power Distribution entity aims to meet or exceed all the performance criteria established by Ofgem. Network performance is measured by two key criteria:

(a)	availability: the number of customer minutes lost per connected customer (CML); and

(b)	security: the number of supply interruptions (if greater than 3 minutes) recorded per 100 connected customers (CI).
All licensees who operate a distribution system are required to report annually to Ofgem on their performance in maintaining system security and availability. The IIS incentive scheme financially incentivises all licensees including WPDE, WPDW, WPD South West and WPD South Wales with respect to both key measures of supply delivered to customers. Ofgem also incentivises the quality of telephone response the customer receives when they contact the licensees, which is assessed by a customer survey carried out on a monthly basis.

For the year 2015/16, the reported adjusted minutes lost per customer and the adjusted interruptions per 100 customers for each of the four companies were:

	WPD South West		WPD South Wales		WPD East Midlands		WPD West Midlands
	CI	CML	CI	CML	CI	CML	CI	CML
OFGEM IIS Target 2015/16	59.2	43.9	55.1	35.4	53.2	40.2	89.1	55.7
IIS Outturn 2015/16	51.4	37.5	47.4	26.3	42.6	21.5	65.4	32.2
% Out Performance	13.2%	14.6%	14.0%	25.7%	19.9%	46.2%	26.6%	42.2%
(Figures unaudited)

In addition to this in 2015/16, 85.1 per cent of customers off supply in the South West as a result of a High Voltage ("HV") fault were restored within one hour of a fault occurring, with the figure being 86.4% for South Wales, 89.4% for WPDE and 91.5% for WPDW.
The Energy Ombudsman has the role of complaint handling and customer representation for the electricity sector in the United Kingdom and replaced energywatch in October 2008.
Directors of WPDE, WPDW, WPD South West and WPD South Wales

All four entities are managed by a Board of Directors comprising the following individuals:
Name	Position	Principal non-Group activities
R A Symons	Chief Executive Officer	None
D C S Oosthuizen	Finance Director	None
I R Williams	Resources and External Affairs Director	None
P Swift	Operations Director	None
M E Fletcher	Sufficiently Independent Director*	None
C R Watts	Sufficiently Independent Director*	None
W H Spence	Director	Chairman, President and Chief Executive Officer, PPL Corporation

*As required by OFGEM.
The business address of each of the Directors is Avonbank, Feeder Road, Bristol BS2 0TB. No Director has any actual or potential conflict of interest between his duties to WPDE, WPDW, WPD South West and WPD South Wales and his private interests and/or other duties.

Regulation applying to the Issuers
Licences
The distribution licences held by WPDE, WPDW, WPD South West and WPD South Wales authorise the licensees to distribute electricity for the purpose of providing a supply in Great Britain with additional obligations under Section B of the distribution licence for any premises in the distribution services area specified in the distribution licence. The licence exists in perpetuity, and can only be revoked by Ofgem (giving no less than 25 years’ notice) or by breach of licence. A failure of an Issuer to comply with its licence could lead to an enforcement order being issued by Ofgem. Ofgem has the power to levy fines of up to 10 per cent. of turnover for any breach. In certain circumstances, for example, insolvency, the distribution licence itself may be revoked. The licences provide for a distribution services area, equating to the former authorised area of the former public electricity suppliers in the East Midlands and West Midlands areas the South West of England and South Wales, respectively, in which the respective licensee has certain specific distribution services obligations.
Under the Electricity Act 1989 (as amended), an electricity distributor has a duty, except in certain circumstances, to make a connection between its distribution system and any premises within the designated area for the purpose of enabling electricity to be conveyed to or from the premises and to make a connection between its distribution system and any distribution system of another authorised distributor, for the purpose of enabling electricity to be conveyed to or from that other system.
Each DNO benefits from a regional monopoly and its operations are regulated by its distribution licence. Each DNO is subject to annual limits on its regulated revenues and the quality of supply it must provide, and is provided with financial incentives to minimise its costs and improve the service it provides to its customers.
Distribution Price Controls
Distribution price controls (each a Distribution Price Control) are intended to provide companies with sufficient revenues to allow them to finance their efficient operating costs and capital investment. In addition to setting revenues, the price controls also include targets for the overall quality of network performance based upon the average number and duration of supply outages experienced by customers. Companies can be either rewarded or penalised for exceeding or failing these targets.
The charges made for the use of the distribution network are regulated on the basis of annually profiled revenues adjusted for RPI. The RPI is a measure of inflation and in RIIO-ED1 prices are set using a forecast of RPI; subsequently reconciled 2 years later for the actual RPI observed.
It is then for DNOs to develop a charging regime in accordance with Ofgem’s approved methodology in order to recover from suppliers an amount up to the allowed revenue. Historically, these tariffs have been a matter for each company individually but Ofgem has implemented licence conditions which compel distributors to work together and set tariffs based upon a common methodology.
The current distribution price control was agreed with Ofgem in May 2014 for the period from 1 April 2015 to 31 March 2023. This has resulted in a reduction in the price for the distribution of electricity in the first year of RIIO-ED1 (2015/16). The decreases, before taking into account inflation are 9.1 per cent. for WPDE, 9.4 per cent. for WPDW and respective decreases of 17.5 per cent. and 23.8 per cent. for South West and South Wales. For the remaining seven years of RIIO-ED1 the revenues increase annually. All of these annual movements will have RPI inflation applied to them.

DNOs must also meet the standards of performance, which are set by Ofgem to ensure an appropriate level of quality of supply (the Guaranteed Standards of Performance). If a company fails to provide the level of service specified, it must make a fixed payment to the end user affected.
The objective of RIIO-ED1 is to drive real benefits for consumers; providing companies with strong incentives to meet the challenges of delivering a sustainable energy sector at a lower cost.
Key features of the regulation of electricity distribution businesses in RIIO-ED1 and beyond, include:

(a)	a move to eight year price controls with mid-point reviews restricted to outputs and whether they remain appropriate;

(b)
The RIIO-ED1 price control includes an Annual Iteration Process. This allows base revenues to be updated during the price control for financial adjustments covering tax, pension deficit payments and the cost of debt allowed to be recovered in revenues, adjustments relating to actual and allowed total expenditure (Totex) and the Totex Incentive Mechanism and legacy price control adjustments from preceding price control periods. Under the Annual Iteration Process, the financial model used to calculate base revenue is re-run using a series of revised input values. This process calculates an incremental change to base revenue, the "MOD" term, which is advised by 30th November preceding each regulatory year.

(c)
more closely align regulatory and physical asset lives on new assets purchased after 2015. This resulted in a decision to extend the regulatory depreciation lives for new expenditure on assets installed after 1 April 2015 from 20 years to 45 years over the course of RIIO-ED1.

(d)	the delivery of 76 different outputs to customers (both qualitative and quantitative) across the areas of safety, reliability, environment, connections, customer satisfaction and social obligations.

(e)
the introduction of a proportionate treatment concept where the degree of scrutiny of licence holders' business plans for any forthcoming price control period is related to the quality of the business plan and records of previous performance, with the possibility of some companies achieving limited scrutiny and an early settlement decision (to be known as a "Fast Track" decision); and

(f)
more clarity around the cost of capital and capitalisation policies at the beginning of the review period as well as recognising the role of equity in financing network businesses, together with a move to a rolling cost of debt allowance based on trailing averages of corporate bond indices. The allowed cost of equity for each of the Issuers is 6.4 per cent. As fast tracked companies, the cost of debt for the Issuers is calculated from a 10 year rolling average of real rates that will be determined from the arithmetical average of the iBoxx A-rated and BBB-rated non-financial indices (of eligible bonds greater than 10 years) less the implied 10-year gilt inflation break evens published daily by the Bank of England. For the year 2016/17, the cost of debt for the Issuers is set at 2.38 per cent.

The WPD business plan, covering all four DNOs, can be found on the WPD website, www.westernpower.co.uk. The comprehensive plan provides details of the level of investment, the improvements in customer service, the financing requirements, the 76 outputs, etc. that will occur within the RIIO-ED1 period.

Customer Information
WPDE’s network, which consists of approximately 51,000 kilometres of underground cables and 22,000 kilometres of overhead line (as at 31 March 2016), distributed 26.1 terawatt hours of electricity in the year ended 31 March 2016 to approximately 2.6 million end customers. While over 99 per cent. of these end users are domestic premises and smaller businesses, this group accounts for 62 per cent. of revenues and 53 per cent. of units distributed (for the year ended 31 March 2016). WPDE has approximately 13,000 larger customers as of 31 March 2016 (large commercial and industrial customers based on consumption above 100kW and half hourly metering) who account for the remaining 38 per cent. of revenues and 47 per cent. of units distributed (for the year ended 31 March 2016).
WPDW’s network, which consists of approximately 40,000 kilometres of underground cables and 24,000 kilometres of overhead line (as at 31 March 2016), distributed 23.5 terawatt hours of electricity in the year ended 31 March 2016 to approximately 2.5 million end customers. While over 99 per cent. of these end users are domestic premises and smaller businesses, this group accounts for 63 per cent. of revenues and 55 per cent. of units distributed (for the year ended 31 March 2016). WPDW has approximately 12,000 larger customers as of 31 March 2016 (large commercial and industrial customers based on consumption above 100kW and half hourly metering) who account for the remaining 37 per cent. of revenues and 45 per cent. of units distributed (for the year ended 31 March 2016).
WPD South West’s network, which consists of approximately 22,000 kilometres of underground cables and 28,000 kilometres of overhead line (as at 31 March 2016), distributed 13.5 terawatt hours of electricity in the year ended March 2016 to approximately 1.6 million end customers. While over 99 per cent. of these end users are domestic premises and smaller businesses, this group accounts for 73 per cent. of revenues and 63 per cent. of units distributed (for the year ended 31 March 2016). WPD South West has approximately 6,700 larger customers as of 31 March 2016 (large commercial and industrial customers based on consumption above 100kW and half hourly metering) who account for the remaining 27 per cent. of revenues and 37 per cent. of units distributed (for the year ended 31 March 2016).
WPD South Wales’ network, which consists of approximately 18,000 kilometres of underground cables and 18,000 kilometres of overhead line (as at 31 March 2016), distributed 11.2 terawatt hours of electricity in the year ended 31 March 2016 to approximately 1.1 million end customers. While over 99 per cent. of these end users are domestic premises and smaller businesses, this group accounts for 65 per cent. of revenues and only 47 per cent. of units distributed (for the year ended 31 March 2016). WPD South Wales has approximately 4,700 larger customers as of 31 March 2016 (large commercial and industrial customers based on consumption above 100kW and half hourly metering) who account for the remaining 35 per cent. of revenues and 53 per cent. of units distributed (for the year ended 31 March 2016).
Transmission and Distribution Facilities
Electricity is transported across National Grid Electricity Transmission plc’s transmission system at 400kV or 275kV to 14 Grid Supply Points (GSPs) connected to WPDE’s distribution network and 16 GSPs connected to WPDW’s network, and 11 GSPs connected to both the WPD South West and WPD South Wales networks, where it is transformed to 132kV and enters Western Power Distribution's distribution systems. 89 per cent. of all electricity that enters Western Power Distribution's system is received at these 52 GSPs (as at 31 March 2016). Within the last few years there has been a substantial increase in distributed generation within the WPD area, which accounts for the remaining 11 per cent. that is distributed by WPD.

Whilst Western Power Distribution supplies some 7.8 million connected customers, revenue is derived via some 73 electricity suppliers operating in Western Power Distribution's area with the following market shares as of March 2016:
Operation and control of Western Power Distribution's distribution systems are continuously monitored and coordinated from three control centres located on the outskirts of Birmingham for the West Midlands, near Nottingham for the East Midlands and on the outskirts of Cardiff for the South West and South Wales. Electricity is received by end users at various voltages depending upon their requirements.
Employee Relations
The WPD Group places considerable value on the involvement of its employees in its affairs. Staff are kept informed of the WPD Group’s aims, objectives, performance and plans and their effect on them as employees through newsletters, regular team briefings and other meetings, as well as through the WPD Group’s in-house journal. Formal meetings are held regularly between senior managers and representatives of staff and their unions to discuss matters of common interest. A series of roadshow presentations by the directors of the WPD Group each year ensure that all staff are aware of, and can contribute to, the WPD Group’s corporate goals.

Pensions – WPDE and WPDW
Background
WPDW and WPDE (together the Midlands Issuers) have an obligation to fund pensions in a number of pension arrangements. The pension arrangement which currently represents the majority of the funding the Midlands Issuers will be required to make towards their pension arrangements is the Central Networks Group of the Electricity Supply Pension Scheme (the Central Networks Group and ESPS respectively). The Central Networks Group is closed to new members and new employees join the Issuers’ Defined Contribution Scheme called the Western Power Pension Scheme (or WPPS).
The Central Networks Group is a sectionalised group of the ESPS which was established on 1 April 2011 in order to receive a transfer of the assets and liabilities of the current and former employees of the Midlands Issuers or certain of their subsidiaries who were members of the E.On Group of the ESPS. The second actuarial valuation of the Central Networks Group, which determined future cash contributions payable, was completed as at 31 March 2013, and the third actuarial valuation as at 31 March 2016 is currently in progress.

Cash contributions – Central Networks Group
The deficit repair payments currently agreed in relation to the 2013 Valuation (deficit of £770m) are as follows2:

•	a total of £80m per annum payable by the Midlands Issuers between 1 April 2014 to 31 March 2022 payable in equal monthly instalments (subject to RPI indexation each year); plus

•
an additional lump sum payable by the Midlands Issuers payable by 1 April 2022 equal to ten times the monthly instalments that would be payable over the year from 1 April 2022 after allowing for indexation.

Cash contributions - Other
In addition to contributions to eliminate the deficit, the Midlands Issuers will be required to pay contributions towards the benefits that members will continue to accrue in the Central Networks Group and the WPPS, along with contributions to meet the running costs of the Central Networks Group and the Pension Protection Fund levies payable.
_________________
2 Deficit repair payments may be subject to change following the conclusion of the 2016 valuation.

Pensions – WPD South West and WPD South Wales
Background
WPD South West and WPD South Wales (together the WW Issuers) have an obligation to fund pensions in a number of pension arrangements. The pension arrangement requirements in relation to the WPD ESPS Schemes currently represent the majority of the pension funding requirements the WW Issuers will be required to meet. The WPD ESPS Schemes are closed to new members and new employees are to join the WPPS.
In addition, WPD South Wales is the principal employer of the Western Power Utilities Pension Scheme (WPUPS), which is a defined benefit scheme providing benefits to previous employees of various Hyder group companies and was transferred from Hyder in April 2002. However PPL WPD Limited has taken financial responsibility for this scheme. Hyder (in liquidation) was acquired by an affiliate of PPL WPD Limited and previously owned WPD South Wales. WPUPS is closed to new members and future accrual.
WPD (South Wales) is also the principal employer of the Infralec 92 Pension Scheme (I92), which is an hybrid defined contribution/defined benefit scheme providing benefits to previous employees of a Hyder group subsidiary company formerly known as Swalec and which was transferred from Swalec in August 2000.
Cash contributions – WPD Group
The deficit repair payments currently agreed in relation to the WPD Group 2013 valuation (Deficit = £828m) are as follows3:

•	A total of £85m payable by the WW Issuers per annum from 1 April 2014 to 31 January 2023, payable in equal monthly instalments (subject to RPI indexation each year)
Cash contributions – WPUPS
The deficit repair payments currently agreed in relation to the 2013 valuation (deficit of £146.5m) are as follows4:

•	£16m per annum payable by WPD South Wales[5] between 1 April 2014 to 30 November 2023, payable in equal monthly instalments (subject to RPI indexation each year); plus

•	A lump sum payable by WPD South Wales equal to four monthly payments in December 2023.
_______________
3Deficit repair payments may be subject to change following the conclusion of the 2016 valuation.
4Deficit repair payments may be subject to change following the conclusion of the 2016 valuation.
5Reimbursed by PPL WPD Limited - See Pensions/WPD South West and WPD South Wales/Background above.

Cash contributions – I92
The deficit repair payments currently agreed in relation to the 2013 Valuation (deficit of £3.96m) are as follows6:

•	£400k per annum payable by WPD (South Wales) plc between 31 March 2014 and 31 March 2020 (inclusive); plus

•	Up to a further £245,000 each year if actual investment returns are less than 6.1 per cent. per annum.
Cash contributions – Other
In addition to contributions to eliminate the deficits, the WW Issuers will be required to pay contributions towards the benefits that members will continue to accrue in the WPD Group and the WPPS, along with contributions to meet the running costs of the WPD Group, the WPUPS, the WPPS and the Pension Protection Fund levies payable.

_______________
6Deficit repair payments may be subject to change following the conclusion of the 2016 valuation.

TAXATION

UK Taxation
The following is a summary of each Issuer’s understanding of current United Kingdom law and published HM Revenue & Customs (HMRC) practice relating only to the United Kingdom withholding tax treatment of payments of interest (as that term is understood for United Kingdom tax purposes) in respect of the Notes. It does not necessarily apply where income is deemed for tax purposes to be the income of any other person. Some aspects do not apply to certain classes of person to whom special rules may apply and it is not intended to be exhaustive. It does not deal with any other United Kingdom taxation implications of acquiring, holding or disposing of the Notes. The United Kingdom tax treatment of prospective Noteholders depends on their individual circumstances and may be subject to change in the future. Prospective Noteholders who may be subject to tax in a jurisdiction other than the United Kingdom or who may be unsure as to their tax position should seek their own professional advice.
Interest on the Notes

1.
Payments of interest on the Notes may be made without deduction of or withholding on account of United Kingdom income tax provided that the Notes carry a right to interest and the Notes are and continue to be listed on a "recognised stock exchange", within the meaning of section 1005 of the Income Tax Act 2007. The London Stock Exchange is a recognised stock exchange. Securities will be treated as listed on the London Stock Exchange if they are included in the Official List (within the meaning of, and in accordance with, the provisions of Part 6 of the Financial Services and Markets Act 2000) and admitted to trading on the London Stock Exchange. Provided, therefore, that the Notes carry a right to interest and are and remain so listed on a "recognised stock exchange", interest on the Notes will be payable without withholding or deduction on account of United Kingdom tax.

Payments of interest on the Notes may be made without withholding or deduction on account of United Kingdom tax where the maturity of the Notes is less than 365 days and those Notes do not form part of a scheme or arrangement or borrowing intended to be capable of remaining outstanding for more than 364 days.
In other cases, an amount must generally be withheld from payments of interest on the Notes that has a United Kingdom source on account of United Kingdom income tax at the basic rate (currently 20 per cent.), subject to any other available exemptions and reliefs. However, where an applicable double tax treaty provides for a lower rate of withholding tax (or for no tax to be withheld) in relation to a Noteholder, HMRC can issue a notice to the Issuer to pay interest to the Noteholder without deduction or tax (or for interest to be paid with tax deducted at the rate provided for in the relevant double tax treaty).
The proposed financial transactions tax (FTT)
On 14 February 2013, the European Commission published a proposal (the Commission’s Proposal) for a Directive for a common FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the participating Member States). However, Estonia has since stated that it will not participate.

The Commission’s Proposal has very broad scope and could, if introduced, apply to certain dealings in the Notes (including secondary market transactions) in certain circumstances.
Under the Commission’s Proposal the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the Notes where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, "established" in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.
However, the FTT proposal remains subject to negotiation between the participating Member States. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate.
Prospective holders of the Notes are advised to seek their own professional advice in relation to the FTT.
Foreign Account Tax Compliance Act
Pursuant to certain provisions of the U.S. Internal Revenue Code of 1986, commonly known as "FATCA", a "foreign financial institution" (as defined by FATCA) may be required to withhold on certain payments it makes ("foreign passthru payments") to persons that fail to meet certain certification, reporting or related requirements. The Issuer may be a foreign financial institution for these purposes. A number of jurisdictions (including the United Kingdom) have entered into, or have agreed in substance to, intergovernmental agreements with the United States to implement FATCA ("IGAs"), which modify the way in which FATCA applies in their jurisdictions. Under the provisions of IGAs as currently in effect, a foreign financial institution in an IGA jurisdiction would generally not be required to withhold under FATCA or an IGA from payments that it makes. Certain aspects of the application of FATCA provisions and IGAs to instruments such as Notes, including whether withholding would ever be required pursuant to FATCA or an IGA with respect to payments on instruments such as the Notes, are uncertain and may be subject to change. Even if withholding would be required pursuant to FATCA or an IGA with respect to payments on instruments such as Notes, such withholding would not apply prior to 1 January 2019 and Notes issued on or prior to the date that is six months after the date on which final regulations defining foreign passthru payments are filed with the U.S. Federal Register generally would be grandfathered for purposes of FATCA withholding unless materially modified after such date (including by reason of a substitution of the Issuer). However, if additional Notes (as described under "Terms and Conditions of the Notes – Further Issues") that are not distinguishable from previously issued Notes are issued after the expiration of the grandfathering period and are subject to withholding under FATCA, then withholding agents may treat all Notes, including the Notes offered prior to the expiration of the grandfathering period, as subject to withholding under FATCA. Holders should consult their own tax advisers regarding how these rules may apply to their investment in the Notes.

SUBSCRIPTION AND SALE
The Dealers have, in the Dealer Agreement, agreed with the Issuers a basis upon which they or any of them may from time to time agree to purchase Notes. Any such agreement will extend to those matters stated under “Form of the Notes” and “Terms and Conditions of the Notes”. In the Dealer Agreement, the Issuers have agreed to reimburse the Dealers for certain of their expenses in connection with the establishment and any future update of the Programme and the issue of Notes under the Programme and to indemnify the Dealers against certain liabilities incurred by them in connection therewith.
United States
The Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Terms used in the paragraph have the meanings given to them by Regulation S under the Securities Act.
The Notes are subject to U.S. tax law requirements and may not be offered, sold or delivered within the United States or its possessions or to a United States person, except in certain transactions permitted by U.S. tax regulations. Terms used in this paragraph have the meanings given to them by the U.S. Internal Revenue Code of 1986 and regulations thereunder.
Each Dealer has represented and agreed, and each further Dealer appointed under the Programme will be required to represent and agree, that, it will offer and sell Notes (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of any Series of Notes or the closing date related to such Series of Notes (such period the Distribution Compliance Period) only in accordance with Rule 903 of Regulation S under the Securities Act. Each Dealer has further agreed, and each further Dealer appointed under the Programme will be required to agree, that it will send to each dealer to which it sells any Notes during the distribution compliance period a confirmation or other notice setting forth the restrictions on offers and sales of the Notes within the United States or to, or for the account or benefit of, U.S. persons.
Until the end of the Distribution Compliance Period for any Series of Notes, an offer or sale of such Notes within the United States by any dealer (whether or not participating in the offering) may violate the registration requirements of the Securities Act if such offer or sale is made otherwise than in accordance with an available exemption from registration under the Securities Act.
Each issuance of Indexed Notes shall be subject to such additional U.S. selling restrictions as the Relevant Issuer and the relevant Dealer may agree as a term of the issuance and purchase of such Notes, which additional selling restrictions shall be set out in the applicable Final Terms.
Public Offer Selling Restriction under the Prospectus Directive
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Dealer has represented and agreed, and each further Dealer appointed under the Programme will be required to represent and agree that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Notes which are the subject of the offering contemplated by this Prospectus as completed by the Final Terms in relation thereto to the public in that Relevant

Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such Notes to the public in that Relevant Member State:

(a)
if the Final Terms in relation to the Notes specify that an offer of those Notes may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a Non-exempt Offer State), following the date of publication of a prospectus in relation to such Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State, and notified to the competent authority in that Relevant Member Sate, provided that any such prospectus has subsequently been completed by the Final Terms contemplating such Non-exempt Offer, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in such prospectus or final terms, as applicable and the Relevant Issuer has consented in writing to its use for the purpose of that Non-exempt Offer;

(b)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(c)
at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the Relevant Issuer for any such offer; or

(d)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Notes referred to in (b) to (d) above shall require the Relevant Issuer or any Dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
For the purposes of this provision, (i) the expression an "offer of Notes to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and (ii) the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.
Selling Restrictions Addressing Additional United Kingdom Securities Laws
Each Dealer has represented and agreed and each further Dealer appointed under the Programme will be required to represent and agree that:

(i)
in relation to any Notes having a maturity of less than one year (a) it is a person whose ordinary activities involve it in acquiring, holding managing or disposing of investments (as principal or agent) for the purposes of its business and (b) it has not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses, where the issue of the Notes would otherwise constitute a contravention of section 19 of the FSMA by the Relevant Issuer;

(ii)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Relevant Issuer; and

(iii)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.
General
Each Dealer has agreed and each further Dealer appointed under the Programme will be required to agree that it will (to the best of its knowledge and belief) comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers Notes or possesses or distributes this Prospectus and will obtain any consent, approval or permission required by it for the purchase, offer, sale or delivery by it of Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers, sales or deliveries and neither the Relevant Issuer, the Note Trustee nor any of the other Dealers shall have any responsibility therefore.
Neither the Relevant Issuer, the Note Trustee nor any of the Dealers represents that Notes may at any time lawfully be sold in compliance with any applicable registration or other requirements in any jurisdiction, or pursuant to any exemption available thereunder, or assumes any responsibility for facilitating such sale.
With regard to each Tranche, the relevant Dealer will be required to comply with such other restrictions as the Relevant Issuer and the relevant Dealer shall agree.

GENERAL INFORMATION
Authorisation
The establishment of the Programme and the issue of Notes have been duly authorised by resolutions of the Board of Directors of WPDW passed on 4 September 2013, of WPDE passed on 4 September 2013, of WPD South West passed on 4 September 2013 and of WPD South Wales passed on 4 September 2013. The update of the Programme has been duly authorised by a resolution of the Board of Directors of each of the Issuers passed at a meeting of each of the Board of Directors held on 7 September 2016.
Each issue of Notes under the Programme will be authorised by the Committee of the Board of Directors of the Relevant Issuer.
Listing of Notes
It is expected that each Tranche of Notes which is to be admitted to the Official List and to trading on the Regulated Market of the London Stock Exchange will be admitted separately as and when issued, subject only to the issue of a Global Note or Notes initially representing the Notes of such Tranche. Application has been made to the UK Listing Authority for Notes issued under the Programme to be admitted to the Official List and to be admitted to trading on the regulated market of the London Stock Exchange. The listing of the Programme in respect of Notes is expected to be granted on or before 15 September 2016.

Documents Available
For the period of 12 months following the date of this Prospectus, copies of the documents referred to in the section Documents Incorporated by Reference and the following documents will, when published, be available from the registered office of each Issuer and from the specified office of the Paying Agents for the time being in London:

(i)	the memorandum and articles of association of each Issuer;

(ii)	the Agency Agreement;

(iii)	the Trust Deed; and

(iv)	a copy of this Prospectus and of any supplements thereto.
In addition, the documents referred to in the section Documents Incorporated by Reference, this Prospectus and each Final Terms relative to the Notes which are admitted to trading on the regulated market of the London Stock Exchange are also available at the website of the Regulatory News Service operated by the London Stock Exchange at http://www.londonstockexchange.com/exchange/news/market-news/market-news-home.html.
Clearing Systems

The Notes have been accepted for clearance through Euroclear and Clearstream, Luxembourg (which are the entities in charge of keeping records). The appropriate Common Code and ISIN for each Tranche of Notes allocated by Euroclear and Clearstream, Luxembourg will be specified in the applicable Final Terms. If the

Notes are to clear through an additional or alternative clearing system the appropriate information will be specified in the applicable Final Terms.
The address of Euroclear is Euroclear Bank SA/NV, 1 Boulevard du Roi Albert II, B-1210 Brussels, Belgium and the address of Clearstream, Luxembourg is Clearstream Banking, 42 Avenue JF Kennedy, L 1855 Luxembourg.
Conditions for determining price

The price and amount of Notes to be issued under the Programme will be determined by the Relevant Issuer and the relevant Dealer at the time of issue in accordance with prevailing market conditions.
Material Contracts
There are no material contracts entered into other than in the ordinary course of the Issuers' businesses which could result in either being under an obligation or entitlement that is material to the Issuers' ability to meet their obligations to Noteholders in respect of the Notes being issued.
Significant or Material Change
There has been no significant change in the financial or trading position of any of the Issuers and / or of their subsidiaries since 31 March 2016 and there has been no material adverse change in the prospects of any of the Issuers since 31 March 2016.
Litigation
There are no governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which any Issuer is aware) of any of the Issuers in the 12 months preceding the date of this document which may have or have in the recent past had a significant effect on the financial position or profitability of any of the Issuers.
Auditors
Ernst & Young LLP, registered to carry out audit work by the Institute of Chartered Accountants in England and Wales, have audited, without qualification, in accordance with International Standards on Auditing (UK and Ireland) issued by the Auditing Practices Board the financial statements of WPD South West, WPD South Wales, WPDW and WPDE for the financial years ended on 2015 and 2016.
Ernst & Young LLP, as previous auditors of the Issuers, did not have any material interest in any Issuer.
Deloitte LLP, as incumbent auditors of the Issuers, do not have any material interest in any Issuer
The audit reports in respect of the financial years ended 2015 and 2016 for WPD South West, WPD South Wales, WPDW and WPDE contain the statement that such report is made solely to the company’s members, as a body, in accordance with Chapter 3 of Part 16 of the Companies Act 2006 and that their audit work has been undertaken so that they might state to the company’s members those matters they are required to state to them in an auditor’s report and for no other purpose.

Such a statement is recommended in guidance issued by the Institute of Chartered Accountants in England and Wales for inclusion in all Section 235 and Chapter 3 of Part 16 audit reports (as applicable) produced by audit firms.
Post-issuance information
The Issuers do not intend to provide any post-issuance information in relation to any issues of Notes.
Dealers transacting with the Issuers
Certain of the Dealers and their affiliates have engaged, and may in the future engage, in investment banking and/or commercial banking transactions with, and may perform services for the Issuers, other members of the WPD Group and their affiliates in the ordinary course of business. Certain of the Dealers and their affiliates may have positions, deal or make markets in the Notes issued under the Programme, related derivatives and reference obligations, including (but not limited to) entering into hedging strategies on behalf of the Issuers, other members of the WPD Group and their affiliates, investor clients, or as principal in order to manage their exposure, their general market risk, or other trading activities.
In addition, in the ordinary course of their business activities, the Dealers and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Issuers or Issuers' affiliates. Certain of the Dealers or their affiliates that have a lending relationship with the Issuers routinely hedge their credit exposure to the Issuers consistent with their customary risk management policies. Typically, such Dealers and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in securities, including potentially the Notes issued under the Programme. Any such positions could adversely affect future trading prices of Notes issued under the Programme. The Dealers and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

INDEX OF DEFINED TERMS

30/360	62	Euroclear	1
30E/360	62	Eurosystem Eligible Collateral	19
30E/360 (ISDA)	62	Euro-zone	64
360/360	62	Events of Default	80
Actual/360	61	Exchange Date	27
Actual/365 (Fixed)	61	Excluded Subsidiary	82
Actual/365 (Sterling)	61	Exempt Notes	1
Actual/Actual	61	Exercise Notice	69
Actual/Actual (ISDA)	61	Expert	74
Actual/Actual-ICMA	63	FCA	1
Additional Financial Centre(s)	79	Final Terms	1
Affiliate	75	Floating Rate	57
Agency Agreement	52	Floating Rate Option	57
Amortised Face Amount	66	FSMA	3
Bank	77	FTT	104
Base Index Figure	75	Global Certificate	1
Bearer Notes	53	Global Certificates	1
Bond Basis	62	Global Note	1
borrowed money	56	Global Notes	1
business day	54, 79	GSPs	99
Business Day	61	Guaranteed Standards of Performance	97
Calculation Agent	57	HMRC	104
Calculation Agent(s)	52	holder	53
Calculation Date	75	HSE	14
Calculation Period	61	ICSD	40
Capital and Reserves	75	IFA	76
Central Networks Group	100	IGAs	105
Certificate	1	Index	76
Certificates	53	Index Event	68
Certification	27	Index Figure	76
CGNs	2	Index Figure applicable	76
CI	95	Index Linked Interest Notes	76
Classic Global Notes	2	Index Linked Redemption Notes	76
Clearstream, Luxembourg	1	Index Ratio	76
CML	95	Indexation Adviser	77
Common Depositary	2	Indexed Notes	76
Common Safekeeper	1	Initial Rate of Interest	65
Conditions	31, 52	interest	80
control	75	Interest Accrual Period	64
Couponholders	52	Interest Amount	64
Coupons	52	Interest Commencement Date	64
date for payment	74	Interest Determination Date	64
Day Count Fraction	61	Interest Period	64
Dealer	1	Interest Period Date	64
Dealer Agreement	1	ISDA Definitions	64
Dealers	1	ISDA Rate	57

Definitive Notes	28	Issuer	1, 52
Designated Maturity	57, 63	Issuers	1, 52
Determination Date	63	Issuing and Paying Agent	52
Determination Period	63	Limited Index Ratio	76
Distribution Licence	76	Limited Indexation Factor	77
Distribution Price Control	97	Limited Indexation Month	77
Distribution Services Area	71	Limited Indexed Notes	77
DNO	15, 89	Linear Interpolation	60
DNOs	15	Maximum Indexation Factor	77
ECB	40	Midlands Issuers	100
ESPS	100	Minimum Indexation Factor	77
Eurobond Basis	62	Moody’s	2

Negative Certification	70	Relevant Member State	106
Negative Rating Event	71	relevant month	73
NGN	1	Relevant Screen Page	64
Non-exempt Offer State	107	Reset Date	57
Non-recourse Indebtedness	82	Restructuring Event	71
Note Trustee	52	Restructuring Period	72
Noteholder	53	Restructuring Put Option	70
Notes	1, 52	Revised Rate of Interest	66
NSS	1	RIIO-ED1	13
Official List	1	Risk Factors	2
Ofgem	13, 56, 89	RPI	14, 76
Paying Agents	52	RPIm-2	76
permanent Global Note	1	RPIm-3	76
PPL	89	S&P	2
Pricing Supplement	1	Securities Act	2
principal	80	Security Interest	55
Principal Subsidiary	83	Series	52
Proceedings	87	Specified Currency	65
Programme	1	Stabilisation Manager(s)	6
Prospectus	i	Subsidiary	77
Prospectus Directive	3, 31	Subsidiary Undertaking	77
Put Date	70	Swap Transaction	57
Put Event	71	Talons	52
Put Event Notice	70	TARGET Business Day	61
Put Period	70	TARGET System	65
Rate of Interest	64	temporary Global Note	1
Rated Securities	71	Tranche	52
Rating Agency	66, 71	Transfer Agents	52
Rating Change	66	Trust Deed	52
Rating Change Period	65	UK Listing Authority	1
Rating Change Period End Date	65	unit	60
Rating Downgrade	71	WPD	89
Ratings Downgrade Rate Adjustment	65	WPD Group	89
RAV	95	WPD South Wales	1, 52
Receipts	52	WPD South Wales 2015 Annual Report	23
Record Date	77	WPD South Wales 2016 Annual Report	24
Redeemed Notes	68	WPD South West	1, 52
Reference Banks	64	WPD South West 2015 Annual Report	23
Reference Gilt	77	WPD South West 2016 Annual Report	23
Reference Rate	64	WPD Wales	95
Register	53	WPDE	1, 52
Registered Notes	53	WPDE 2015 Annual Report	23
Registrar	52	WPDE 2016 Annual Report	23
Regulatory Asset Base	56	WPDW	1, 52
Relevant Date	80	WPDW 2015 Annual Report	23
relevant Dealer	1	WPDW 2016 Annual Report	23
Relevant Factor	19	WPPS	100

Relevant Implementation Date	106	WPUPS	102
Relevant Indebtedness	56	WW Issuers	102
Relevant Interest Period	66	Zero Coupon Notes	59
Relevant Issuer	1, 52

ISSUERS

Western Power Distribution (West Midlands) plc	Western Power Distribution (East Midlands) plc
Avonbank	Avonbank
Feeder Road	Feeder Road
Bristol BS2 0TB	Bristol BS2 0TB

Western Power Distribution (South West) plc	Western Power Distribution (South Wales) plc
Avonbank	Avonbank
Feeder Road	Feeder Road
Bristol BS2 0TB	Bristol BS2 0TB

NOTE TRUSTEE

HSBC Corporate Trustee Company (UK) Limited
8 Canada Square
London E14 5HQ

ISSUING AND PAYING AGENT, REGISTRAR, TRANSFER AGENT AND CALCULATION AGENT

HSBC Bank plc
8 Canada Square
London E14 5HQ

LEGAL ADVISERS
To the Issuers as to English Law	To the Co-Arrangers, the Dealers and the Note Trustee as to English Law

Allen & Overy LLP	Clifford Chance LLP
One Bishops Square	10 Upper Bank Street
London E1 6AD	London E14 5JJ

AUDITORS

Deloitte LLP
Hill House
1 Little New Street
London EC4A 3TR

CO-ARRANGERS
Barclays Bank PLC	The Royal Bank of Scotland plc
5 The North Colonnade	135 Bishopsgate
Canary Wharf	London EC2M 3UR
London E14 4BB

DEALERS

Barclays Bank PLC 5 The North Colonnade Canary Wharf London E14 4BB	Lloyds Bank plc 10 Gresham Street London EC2V 7AE

Banco Santander, S.A. Ciudad Grupo Santander Edificio Encinar Avenida de Cantabria s/n 28660, Boadilla del Monte Madrid, Spain	Merrill Lynch International 2 King Edward Street London EC1A 1HQ

HSBC Bank plc 8 Canada Square London E14 5HQ	MUFG Securities EMEA plc Ropemaker Place 25 Ropemaker Street London EC2Y 9AJ

RBC Europe Limited Riverbank House 2 Swan Lane London EC4R 3BF	Mizuho International plc Mizuho House 30 Old Bailey London EC4M 7AU

The Royal Bank of Scotland plc 135 Bishopsgate London EC2M 3UR